As filed with SEC on October 20, 2004, File No. 333-117309

                      Exhibit list can be found on page 75

                         SECURITIES EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 AMENDMENT #4 to
                                    FORM SB-2



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 IMAGING3, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

CALIFORNIA                          3844                     95-4451059
----------                          ----                      ----------
(State of Incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                           Classification Code Number)       Identification No.)


                    3200 W. Valhalla Drive, Burbank, CA 91505
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)


       DEAN JANES, CHAIRMAN/CEO, 3200 W. Valhalla Drive, Burbank, CA 91505
                                 (818) 260-0930
        ----------------------------------------------------------------
                         (Agent for Service of Process)


                        Copy to: Michael A. Littman, Esq.
                                7609 Ralston Road
                                Arvada, CO 80002
                             (303) 422-8127 - Phone
                              (303) 431-1567 - Fax


         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offer-ed on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box /X/.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If delivery of the prospectus is expected to be made pursuant to Rule 434; please check the following box /__/.

                               Page 2 of 109 pages

                         Exhibit Index Begins on Page 93


                                                       Calculation of Registration Fee

Title of each              Proposed                  Proposed                   Proposed                  Amount of
class of                   Amount of                 maximum                    maximum                   registration fee
securities to be           shares to be              offering price             aggregate
registered                 registered                per share(2)               offering price
-------------------------------------------------------------------------------------------------------------------

Common
Stock(1)                   70,440,000                $0.05                      $1,761,000                443.24
-------------------------------------------------------------------------------------------------------------------

Total                      70,440,000                $0.05                      $1,761,000                443.24
-------------------------------------------------------------------------------------------------------------------

(1) Common Stock

(2) Estimated pursuant to Rule 457

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Preliminary Prospectus - Subject to Completion


Date of Prospectus:


                                 IMAGING3, INC.
                               3200 VALHALLA DRIVE
                                BURBANK, CA 91505
                                  818-260-0930


         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY IMAGING3, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                        70,440,000 SHARES OF COMMON STOCK

         We have developed a proprietary medical technology (U.S. Patent #6,754,297) that produces 3D medical diagnostic images in real time. Healthcare workers using our devices are able to instantly view 3D, high-resolution images of virtually any part of the human body. We do not currently produce and sell any Product based on it and may not market it due to the lack of FDA approval.

         This prospectus relates to the resale by the selling stockholders of 70,440,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Please see the "Selling Stockholders" section in this prospectus for a complete description of all of the selling stockholders.

         We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants or options that may be exercised by the selling stockholders, if any. We will pay the expenses of registering these shares.


         WE URGE YOU TO READ THE RISK FACTORS ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION. SEE "RISK FACTORS" BEGINNING ON PAGE 10.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE

ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         Our offering is not being underwritten. Our shareholders are offering shares of common stock owned by them to purchasers directly, or through agents, brokers or dealers at market or negotiated prices at the time of the sale. A $.05 per share price for sale of shares has been determined arbitrarily prior to OTCBB approval, and prices may thereafter be negotiated variably by each individual shareholder at the time of any sale, after a public market exists, if ever it does (see "Plan of Distribution.") Our selling shareholders' shares registered under this prospectus may be sold over an extended period of time, on a delayed or continuous basis.

         Our common stock is not currently trading in any venue. We have submitted a 15c211 application through a broker-dealer to obtain trading approval on the OTC Bulletin Board operated by the NASD and are responding to comments.

                                TABLE OF CONTENTS

                                                                   Page


Prospectus Summary                                                 8
Selling Shareholders                                               9
The Offering                                                       9
Net Proceeds to the Selling Shareholders                           9
Risk Factors                                                       10
Risks Related to Our Business                                      10
Management's Discussion and Analysis                               26
Overview                                                           26
Critical Accounting Policies                                       27
Management's Discussion and Analysis of Financial Condition
 and Results of Operations for year Ended 12/31/03                 29
Management's Discussion and Analysis of Financial Condition
 and Results of Operations for 9-Months Ended 9/30/04              31
Liquidity and Capital Resources                                    32
Changes in Financial Condition                                     33
Need for Additional Financing                                      34
History                                                            36
Plan of Operation                                                  39
Regulatory Approval and Process                                    45
Government Regulation                                              46
Our Market                                                         47
Business & Revenue Models                                          47
Industry Overview                                                  48
Competition                                                        49
Marketing and Sales Plan                                           50
Administrative Offices                                             52
Employees                                                          52
Stockholder Matters                                                53
Market Risk                                                        53
Future Trends                                                      53
Legal Proceedings                                                  54
Submission of Matters to a Vote of Security Holders                58
Capitalization                                                     59
Use of Proceeds                                                    59
Directors and Executive Officers and Significant Members
 of Management                                                     59
Executive Compensation                                             62
Summary Compensation Table of Executives                           63
Summary Compensation Table of Directors                            64

Security Ownership of Certain Beneficial Owners
 and Management                                                    64
Certain Relationships & Related Transactions                       65
Changes in & Disagreements with Accountants                        66
Description of Securities                                          66
Report to Stockholders                                             69
Transfer Agent and Registrar                                       69
Limitations on Director Liability                                  69
Plan of Distribution                                               70
Selling Stockholders                                               72
Determination of Offering Price                                    84
Legal Matters                                                      84
Experts                                                            84
Where You Can Find Information                                     84
Financial Statements                                               F-1 - F-27
Other Expenses of Issuance and Distribution                        87
Recent Sales of Unregistered Securities                            88
Signatures                                                         109

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. WHEN WE REFER TO OUR COMPANY IN THIS PROSPECTUS, WE REFER TO US AND OUR SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE WE INDICATE OTHERWISE. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."

                                 IMAGING3, INC.

                               3200 Valhalla Drive
                                Burbank, CA 91505
                                 (818) 260-0930


         Dean Janes founded our company as Imaging Services, Inc. on October 29, 1993. Our business initially was a low cost, third party service alternative for Orthopedic Equipment Company Medical Systems ("OEC") equipment with which we compete in the market currently. We serviced and repaired OEC equipment solely as an independent third party service provider and continue to offer such service.


         Dean Janes, President and founder, using ideas he had been working on for several years, invented our 3D Technology. Our patent search was completed in June of 2002, and our patent was filed on August 27, 2002. Patent #6,754,297 was issued by the U.S. Patent and Trademark Office on June 23, 2004. Dean Janes has been in the Medical Imaging field for 19 years having experience with Kaiser Hospitals, OEC Medical Systems, Toshiba Medical Systems, Center for Health Resources and Imaging Services, Inc. He has extensive experience in medical imaging completing projects for NASA, UC Davis, UC Berkley, UC Irvine, Harvard Medical School and Baylor University. Mr. Janes' past experience and his own personal experience led him to develop the idea of 3D Imaging in real-time.

         We have developed a proprietary medical technology that is designed to produce 3D medical diagnostic images in real time. Healthcare workers using Imaging3 devices will be able to instantly view 3D, high-resolution images of virtually any part of the human body. We have spent approximately $250,000 in each of the last two years on research and development of our products. No costs of research and development have been borne by our customers.

         Our new products require FDA approval, which has not yet been applied for. The primary governmental regulation area is FDA approval. If this FDA approval is not achieved, we would not have a product to sell, and we could not continue in the new product business we are pursuing. We believe we can achieve FDA approval, because our product is not invasive of the human body and uses FDA approved and accepted imaging technology to which we have added mechanical and software enhancements.

                              SELLING SHAREHOLDERS


         Our selling shareholders are offering up to 70,440,000 common shares for sale, which they previously purchased, or were granted. (See "Selling Shareholders" and "Plan of Distribution.")


         Shares are being registered for a total of 166 shareholders -- who paid $0.025 per share for 70,440,000 shares for total cash consideration of $1,761,000.



         All the purchases occurred within the last three (3) years.

                                  THE OFFERING



         Our selling shareholders propose to offer 70,440,000 shares of our common stock at $.05 until the shares are quoted on the OTC Bulletin Board, and thereafter at market prices or privately negotiated prices, if any is developed, continuously, upon effectiveness of the Registration Statement in the event the Company is approved for trading in any venue. There is currently no market price for our stock, and our offering price has been arbitrarily determined without any relation to factors such as a value determination, price earnings ratio, book value, or any other objective criteria, since we have sustained continuing losses and have no positive net book value and no market price per share. (See "Plan of Distribution" for information concerning the offering.)



                    NET PROCEEDS TO THE SELLING SHAREHOLDERS

Common stock offered

by our selling shareholders                               70,440,000

Common stock outstanding

on January 31, 2005                                       168,840,000


Use of Proceeds We will not receive any proceeds from the sale of shares of common stock by our selling stockholders.

OTC Bulletin Board Symbol                            None (Subject to NASD OTCBB
                                                     approval)


                                  RISK FACTORS


         Any investment in our stock has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment as a result of any of these risks.

Risk Factors Related to Our Company

THE COMPANY'S AUDITORS HAVE ISSUED A "GOING CONCERN" QUALIFICATION TO THE AUDIT REPORT DUE TO THE CONTINUING LOSSES ON OPERATIONS, WHICH INDICATES THE POTENTIAL FOR BUSINESS FAILURE OF THE COMPANY.

         A going concern qualification, which, in effect, reflects that we could fail to continue, has been included in the Auditor's report for years ending December 31, 2003 and 2002. We have incurred significant losses from operations for the years ended December 31, 2003 and 2002, and such losses are expected to continue. In addition, we have limited working capital. Such factors raise substantial doubt about our ability to continue as a going concern. We cannot assure or guarantee that additional capital and/or debt financing will be available when and to the extent required by us, or that if available, it will be on terms favorable or acceptable to us. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. This may be an indicator of our inability to continue in business, which could cause loss of investment. (See "Management's Discussion and Analysis.")

REGULATIONS REGARDING PENNY STOCKS MAY IMPAIR OUR SHARES' TRADABILITY IN THE MARKET IF ONE EVER DEVELOPS.

         Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell our securities and also may adversely affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. (See "Description of Securities.")

RULES OF THE SEC ABOUT PENNY STOCKS APPLY TO US AND MAY IMPAIR OUR SHARE PRICE AND MARKETABILITY.

         The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. The rules may further negatively affect the ability of owners of shares to sell our securities in any market that might develop for them, if it ever does. (See "Description of Securities Penny Stock Classification.")

INVESTORS SHOULD BE AWARE OF THE RISKS IN THE MARKET FOR PENNY STOCKS AND THE POSSIBILITIES OF FRAUD AND ABUSE.

         We want Shareholders to be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. The Company will not be able to control any of such patterns.

WE EXPECT OUR STOCK PRICE TO BE VOLATILE WHICH COULD CAUSE INVESTMENT LOSSES TO PURCHASERS OF OUR STOCK.

         The trading price of our common stock is likely to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:

         o our historical and anticipated quarterly and annual operating results;
         o announcements of new products or services by us or our competitors or new competing technologies;
         o   investor perceptions of us and investments relating to the imaging;
         o   developments in the imaging industry;
         o   technological innovations;

         o changes in pricing made by us, our competitors or providers of alternative services;
         o   the addition or loss of business customers;
         o variations between our actual results and analyst and investor expectations;
         o conditions or trends in the medical imaging industry, including regulatory developments;
         o announcements by us of significant acquisitions, strategic partner-ships, joint venture or capital commitments;
         o   additions or departures of key personnel;
         o   general market and economic conditions.

         In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

OUR FAILURE TO MAINTAIN CURRENT REPORTS UNDER SECTION 12(G) IN THE PAST TWO YEARS IS A NEGATIVE INDICATION OF OUR FUTURE ABILITY TO MAINTAIN SUCH REPORTS WHICH WE ARE REQUIRED UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

         We were a Reporting Company under Section 12(g) of the Securities & Exchange Act of 1934 since 2002 but failed to keep up our filings and filed a termination of our filing status under 12(g) concurrent with the filing of this Registration Statement. This did not relieve the company of its duty to file the reports due prior to filing the Form 15, and the Company could be subject to civil penalties under the '34 Act for delinquent filings.

         Due to this failure to file current reports when due, we will not be eligible to use Form S-3, if we otherwise qualified to use it, for registration statements for a period of one year. In addition, if we were to seek an exchange listing, this factor would be viewed negatively in the listing process.

         Our failure to maintain current reports in the past (2001-2004) may also be indicative of the inability of Company to meet the Reporting requirements of the Exchange Act in the future.

SHARE PURCHASERS COULD SUFFER DILUTION FROM ISSUANCES OF SHARES IN THE FUTURE FOR CONSIDERATION LESS THAN THAT PAID BY OUR CURRENT INVESTORS.

         We may issue additional shares to finance our future capital and operations requirements and for research and development of our proposed products. Any issuance will reduce the present percent of ownership of previous investors and will result in additional dilution to investors purchasing shares in the market. (See "Need for Additional Financing.")

FUTURE SALES OF OUR COMMON STOCK BY RESTRICTED SHAREHOLDERS COULD HAVE A DEPRESSIVE EFFORT ON THE MARKET PRICE FOR OUR STOCK.

         We have currently outstanding 168,840,000 shares of common stock, including those being offered for resale in this registration. The 70,440,000 shares of common stock offered by the selling shareholders, will be freely tradable without restriction under the Securities Act when our registration statement becomes effective. Subject to restrictions on transfer referred to below, all other shares of common stock which we have not registered are treated as "restricted securities" as defined under the Securities Act (98,400,000 shares) and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock by causing the supply exceeding demand.

         In addition, sales of significant amounts of restricted shares held by Mr. Janes or Mr. Sohn, who own 92 million shares together, or the prospect of these sales, could adversely affect the market price of our common stock.

         WE MAY ISSUE SHARES TO RAISE CAPITAL OR FOR SERVICES IN THE FUTURE AT A PRICE LOWER THAN THAT PAID BY CURRENT INVESTORS AND SUCH ACTIONS WOULD BE DILUTIVE, EVEN HIGHLY DILUTIVE, OF CURRENT OUTSTANDING SHARES, WHICH WOULD ADVERSELY AFFECT MARKET VALUES.


         Our company will need to raise substantial additional capital and may issue shares for cash, services, or acquisitions at a price less than that paid by current owners, as needs arise. This poses a risk for investors in that there is no protection for them against suck dilutive issuances, which could ultimately adversely affect the market and price for our shares, if a market ever develops.


OUR OPERATING RESULTS IN FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, AND THIS COULD AFFECT OUR MARKET PRICE, IF ANY.

         Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include many of which are discussed in other risk factors; such as low revenues, competition, failure to approve products proposed, lack of additional capital, competition, management changes, and intellectual property infringement claims to extremely high operating costs. If our operating results are negatively affect by any of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.

WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL REQUIRED TO GROW OUR BUSINESS. WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING, RESULTING ULTIMATELY IN BUSINESS FAILURE.


         Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

o   shortfalls in anticipated revenues or increases in expenses;

o   the development of new services; or

o the expansion of our operations, including the recruitment of additional personnel.

         We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing. Any additional equity financing may involve substantial dilution to our then existing shareholders.

                          RISKS RELATED TO OUR BUSINESS


MANY OF OUR POTENTIAL COMPETITORS ARE BE LARGER THAN US AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM FOR SALES, SERVICE, OR WITH NEW PRODUCTS WITH THE RESULT WE MIGHT NEVER BE PROFITABLE AND OUR BUSINESS COULD FAIL.

         Substantial competition can be expected in the future in the areas of medical imaging products, sales, and service. Competitors may have substantial financial, technical, marketing, and other resources. Competition could result in price reductions, fewer orders, reduced gross margins, and loss of market share. These companies may use standard or novel imaging techniques. Other companies may develop products that perform better and/or are less expensive than our products. Competitors may develop products that are substantially equivalent to our new proposed products if we get FDA approval, thereby using our proposed products as predicate devices to more quickly obtain FDA approval for their own. If overall demand for our products or services should decrease or never develop it will have a material adverse affect on our sales revenues and operating results which could result in our business failure.

FAILURE TO KEEP PACE WITH THE LATEST TECHNOLOGICAL CHANGES COULD RESULT IN PRODUCT OBSOLESCENCE WHICH COULD RESULT IN DECREASING REVENUES.

The market for our services is characterized by rapid change and technological improvements. Failure to be able to service devices with new technological developments could result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from repairing and services products in the medical device industry. As a result, our success will depend, in part, on our ability to offer services congruent with the technological advances of our customers devices, evolving industry standards and changing client preferences.


WE ARE CURRENTLY DEPENDENT ON OUR SERVICING AND REPAIR SERVICE AND SALES OF REFURBISHED C-ARMS, WHICH HAS SUBSTANTIAL COMPETITION, TO GENERATE REVENUES, THE LOSS OF WHICH COULD SIGNIFICANTLY REDUCE REVENUE.


Our servicing and repair business is our only source of revenues at the present time, and there is substantial competition in our business segment. If our current business of "C"-arm sales and repair experiences reduced revenue due to competition, it could increase our losses, and, without sufficient capital to sustain our operations in a loss mode, the Company could fail, causing loss to our shareholders.

OUR INDUSTRY SEGMENT IS INTENSELY COMPETITIVE, AND THEREFORE, WE MAY NOT BE SUCCESSFUL IN OUR BUSINESS DUE TO THOSE COMPETITIVE FACTORS.

The segment of the medical imaging market in which we compete, i.e. "C"-arm products, and the area of our proposed new products is characterized by an increasing number of entrants because of the potential revenue. In addition, our segment of the medical imaging industry is developing and subject to continuing definition and as a result, our competitors may better position themselves to compete in our areas of product and service as the market matures. Many of our existing competitors, as well as a number of potential new competitors, have much longer operating histories in the imaging market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than we do. Some of our competitors are GE, Siemens, Phillips, Fuji, and Varian. If we ever are approved to market our proposed new products, these same competitive factors will or may affect any new product marketing efforts, to our financial detriment.

         We will continue to encounter competition from other imaging companies in our market segment. Our competitors may develop services or products that provide significant performance, price, features, creative, financing, or other advantages, superior to those we offer our customers. This could place our Company at a significant competitive disadvantage and cause us to either lose market share and customers for services, or fail to ever achieve significant sales of proposed new products and fail to ever be profitable. We may not be able to compete successfully. If we are unprofitable on a continuous basis, our business will fail. (See "Plan of Operations.")

WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A HISTORY OF LOSSES, AND WE ANTICIPATE FUTURE LOSSES WHICH COULD CAUSE A FAILURE OF OUR COMPANY.

Dean Janes incorporated our company on October 29, 1993 and operated it as a sole proprietorship until 1998, and we have a short operating history as a "C" corporation for you to review in evaluating our business. We have limited historical financial and operating data upon which you can evaluate our business and prospects. Our current revenue is a result of our service and sales to imaging equipment users, and this revenue may not be indicative of our future operating results and have never proven insufficient for profitability. We have incurred continued net losses since for the past four years of operation which could be an indicator of significant potential for failure. (See "Management's Discussion and Analysis.")

IT IS POSSIBLE THAT OUR OPERATING LOSSES MAY INCREASE IN THE FUTURE AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

         We anticipate that we will continue to incur operating losses for the foreseeable future due to a high level of planned operating and capital expenditures research and development, increased sales and marketing costs, additional personnel hires, greater levels of product development and our general growth objectives related to our proposed new products which we intend to develop. (See "Management's Discussion and Analysis.")

WE CANNOT PREDICT THE IMPACT OF MARKET FLUCTUATIONS IN MONEY MARKETS ON OUR OPERATIONS AND FINANCIAL PICTURE AND FINANCING COSTS COULD ADVERSELY AFFECT OUR PROFITABILITY.

         Most of Imaging3's revenue, expenses, and capital spending will be transacted in US dollars. Imaging3's exposure to market risk for changes in interest rates relate primarily to Imaging3's cash and cash equivalent balances, marketable securities, investment in sales-type leases, and loan agreements. The majority of Imaging3's investments may be in short-term instruments and therefore subject to fluctuations in US interest rates. Our financing arrangements will periodically renew and increases in interest rates may result in higher interest charges to us. Due to the uncertain nature of such, we cannot assure you that this will not have a material adverse impact on our financial condition and results of operations.

IF WE ARE UNABLE TO CONTINUE TO RETAIN THE SERVICES OF MR. JANES OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT OR RETAIN QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         Our success depends to a significant extent upon the continued service of Mr. Dean Janes, our Chairman, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors. Loss of the services of Mr. Janes could have a material adverse effect on our growth, revenues, and prospective business. We do maintain key-man insurance on the life of Mr. Janes , and the Company is a co-beneficiary with SBA on a $2 million policy. Our success also depends on the performance of our officers and key employees. They are Dean Janes, Christopher Sohn, Xavier Aguilera, and Michele Janes. Members of our management team have worked together for at least four years. In conjunction with our SBA loan there is a "key man" arrangement, a life insurance policy on Dean Janes whereby we are a co-beneficiary with SBA. We do not have "key person" life insurance policies on any of our other employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. We face intense competition for qualified personnel, particularly in software development, qualified personnel and product support. (Please see "Management.") In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

HOSPITALS AND CLINICS MAY NOT BUY, OR USE OUR PRODUCTS OR SERVICES IN SUFFICIENT NUMBERS, WHICH COULD RESULT IN DECREASED REVENUES.

         Hospitals and clinics may not use our currently offered sales and services or accept our proposed new products as effective, reliable, and cost-effective. Factors that could inhibit such acceptance include:


        o If customers conclude that the costs of these products exceed the cost savings associated with the use of these products;

        o        If customers are financially unable to purchase these products;

        o If adverse patient events occur with the use of these products, generating adverse publicity;

        o If we lack adequate resources to provide sufficient education and training to Imaging3's customers; and

        o If frequent product malfunctions occur, leading clinicians to believe that the products are unreliable.

         If any of these or other factors results in the non-use of our services or non-purchase of our products, we will have reduced revenues to allow growth or potential profitability.


AS A RESULT OF BEING IN THE MEDICAL DEVICE INDUSTRY, WE NEED TO MAINTAIN SUBSTANTIAL INSURANCE COVERAGE, WHICH COULD BECOME VERY EXPENSIVE OR HAVE LIMITED AVAILABILITY, AND THIS FACTOR COULD LIMIT OUR ABILITY TO OFFER SERVICES AND PRODUCTS WHICH IN TURN WOULD IMPAIR REVENUES.

         Our marketing and sale of products and services related to the medical device field creates an inherent risk of claims for liability, and most users of our service and purchasers of new products will require insurance coverage. As a result, we carry product liability insurance with an aggregate limit of $2,000,000 and $1,000,000 per occurrence and will continue to maintain insurance in amounts we consider adequate to protect us from claims. We cannot, however, be assured to have resources sufficient to satisfy liability claims in excess of policy limits if required to do so. Also, there is no assurance that our insurance provider will not drop our insurance or that our insurance rates will not substantially rise in the future, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts which would result in increased exposure to claims.

WE BELIEVE OUR FUTURE SIGNIFICANT GROWTH DEPENDS UPON OBTAINING REGULATORY APPROVAL OF ANY NEW PRODUCTS WE DEVELOP; AND OUR FAILURE TO ACHIEVE REGULATORY APPROVAL COULD RESULT IN NEVER GENERATING REVENUE FROM NEW PRODUCTS, WHICH COULD JEOPARDIZE OUR BUSINESS GROWTH.

         Before marketing any new products, we may be required to complete one or more clinical investigations of each product by the FDA. There can be no assurance that the results of such clinical investigations will be favorable to us. We will not know the results of any study, favorable or unfavorable to us, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute any claims of safety, efficacy, or clinical utility and not allow the product to be marketed. Also, the sale price of the proposed product may not be enough to recoup the amount of our investment in conducting the investigative studies. If we are unable to achieve FDA approval of our proposed product, we will have invested substantial R&D capital without result, and we believe our sales and service business for existing products will not be sufficiently profitable for significant growth of our company.

WE WILL INCUR SUBSTANTIAL EXPENSES AND CAN BE EXPECTED TO INCUR LOSSES IN DEVELOPING NEW PRODUCTS, AND THE CONTINUATION OF SUCH LOSSES WITHOUT MORE CAPITAL TO OVERCOME THE NEGATIVE OPERATING CASH FLOW WOULD CAUSE OUR COMPANY TO FAIL.


         The area of medical device research is subject to rapid and significant technological changes. Developments and advances in the medical industry by either competitors or neutral parties can affect our business in either a positive or negative manner. Developments and changes in technology that are favorable to us may significantly advance the potential of our research while developments and advances in research methods outside of the methods we are using may severely hinder, or halt completely our development.

         We are a small company in terms of employees, technical and research resources and capital. We are expected to have significant research and development, sales and marketing, and general and administrative expenses for several years. These amounts may be expended before any commensurate incremental revenue from these efforts may be obtained. These factors could hinder our ability to meet changes in the medical industry as rapidly or effectively as competitors with substantially more resources.


WE MAY BE UNABLE TO PROTECT OUR TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY RIGHTS THAT ARE IMPORTANT TO OUR BUSINESS WITH THE RESULT THAT OUR REVENUES COULD BE ADVERSELY AFFECTED, OUR UNPROFITABILITY WOULD CONTINUE, AND OUR BUSINESS COULD FAIL.

         We regard our trademarks, trade secrets and other intellectual property as an integral component of our success. We rely on trademark law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our intellectual property. Effective trademark and trade secret protection may not be available in every country in which our products are available. We cannot be certain that we have taken adequate steps to protect our intellectual property. In addition, if our third-party confidentiality agreements are breached there may not be an adequate remedy available to us. If our trade secrets become publicly known, we may lose our competitive position, if any, which could contribute to our unprofitability and result in failure.

SUBSTANTIAL COSTS COULD BE INCURRED DEFENDING AGAINST CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT WHICH WOULD HARM THE CASH AND CAPITAL POSITION OF THE COMPANY AND THE INTERESTS OF THE SHAREHOLDERS.

Other companies, including competitors, may hold or obtain patents or other proprietary rights that would limit, interfere with, or otherwise circumscribe our ability to make, use, or sell products and such others could bring infringe

-ment actions against us. Should there be a successful claim of infringement against us and if we could not license the alleged infringed technology, business, revenue, and operating results could be adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions for which important legal principles remain unresolved. Any litigation claims against us, independent of their validity, may result in substantial unrecoverable costs and the diversion of resources with no assurance of our success.


         Intellectual property claims could cause us to:

         o cease selling, incorporating, or using products that incorporate the challenged intellectual property,


         o obtain a license from the holder of the infringed intellectual property right on difficult terms, if at all, and

         o re-design our products to delete the infringed intellectual property which might cause non-approval by FDA or inability to feasiblely produce a product.

COMMERCIALIZATION OF OUR PROPOSED NEW PRODUCTS COULD FAIL IF IMPLEMENTATION OF OUR SALES AND MARKETING STRATEGY IS UNSUCCESSFUL.

         A significant sales and marketing effort will be necessary to achieve the level of market awareness and sales needed to achieve profitability from sales of our proposed new product. We currently have only limited sales and marketing experience, both in the US and abroad, which may limit our ability to successfully develop and implement our sales and marketing strategy. We need to:

         - hire and train sales specialists;


         - build a strong direct sales force;

         - manage geographically dispersed operations;

         - encourage customers to rent or purchase products;


         The failure to successfully create and implement a sales and marketing strategy could result in increased costs and net losses with resulting potential failure of our company.

WE MAY NOT BE ABLE TO OBTAIN CLEARANCE OF A 510 (K) NOTIFICATION OR APPROVAL OF A PRE-MARKET APPROVAL APPLICATION WITH RESPECT TO ANY

PRODUCTS ON A TIMELY BASIS, IF AT ALL, AND SUCH FAILURE WOULD CAUSE US TO BE UNABLE TO EVER EXPAND INTO OUR PROPOSED NEW PRODUCT MARKETING WITH THE RESULT THAT WE MAY NEVER RECOUP OUR R&D COSTS, HAVE NO NEW PRODUCTS TO SELL, AND WILL BE SOLELY RELIANT ON SERVICE BUSINESS.


         If timely clearance or approval of products is not obtained, our business could be materially adversely affected. Clearance of a 510 (k) notification may also be required before marketing certain previously marketed products, which have been modified after they have been cleared. Planned enhancements to our current products are thought not to necessitate the filing of a new 510(k) notification. Should the FDA so require, the filing of a new 510(k) notification for the modification of the product may be required prior to marketing any modified devices.


THE FDA ALSO REQUIRES ADHERENCE TO GOOD MANUFACTURING PRACTICES (GMP) REGULATIONS, WHICH INCLUDE PRODUCTION DESIGN CONTROLS, TESTING, QUALITY CONTROL, STORAGE, AND DOCUMENTATION PROCEDURES, AND THE FDA, IF IT FOUND THAT OUR PRACTICES ARE NOT COMPLIANT, WOULD CAUSE OUR INABILITY TO MARKET NEW PRODUCTS, WHICH COULD IMPACT OUR SERVICE BUSINESS NEGATIVELY WITH THE RESULT THAT REVENUE AND CASH FLOW COULD BE IMPAIRED TO THE POINT THAT THE COMPANY COULD FAIL.

         To determine whether adequate compliance has been achieved, the FDA may inspect our facilities at any time. Such compliance can be difficult and costly to achieve. Our compliance status may change due to future changes in, or interpretations of, FDA regulations or other regulatory agencies. Such changes may result in the FDA withdrawing marketing clearance or requiring product recall. In addition, any changes or modifications to a device or its intended use may require us to reassess compliance with Good Manufacturing Practices guidelines, potentially interrupting the marketing and sale of products. Failure to comply with regulations could result in enforceable actions, including product seizures, product recalls, withdrawal of clearances or approvals, and civil and criminal penalties. All of these untoward situations could cause losses of revenue, expenses, fines, penalties resulting in business failure.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY RELIANCE ON SOLE SUPPLIERS, BECAUSE, IF WE ARE UNABLE TO OBTAIN PARTS, WE MAY NOT ADEQUATELY CONTINUE OUR REPAIR BUSINESS AND MANY BE UNABLE TO ASSEMBLE OUR PROPOSED PRODUCTS, RESULTING IN A LOSS OF BUSINESS AND BUSINESS FAILURE.

         Certain essential product components may be supplied by separate sole, or a limited group of, suppliers. We may purchase components through purchase orders rather than through long term supply agreements and we may not maintain large volumes of inventory. We may experience shortages and delays in obtaining certain product components. Disruption of the supply or inventory of our components could result in a significant increase in the costs of these components or could result in our inability to meet the demand for our products. In addition, if a change in the manufacturer of a key component is required, qualification of a new supplier may result in delays and additional expenses in meeting customer demand for products.

         Our devices are proposed products. Even though there is now a perceived market for this product, we may not succeed in building sufficient market share. Too low a market share could eventually prevent profitability in new products. We depend on services and repair revenue for all of our current revenues.

OUR PRINCIPAL OFFICERS AND DIRECTORS OWN 54% OF OUR STOCK WHICH, IF VOTED IN A BLOCK WILL BE A CONTROLLING INTEREST AND INVESTORS WILL HAVE A LIMITED VOICE IN OUR MANAGEMENT.

         Two of our officers and directors, Dean Janes and Christopher Sohn, beneficially own approximately 54% of our outstanding common stock. As a result, Mr. Janes and Mr. Sohn may have the ability to control substantially all matters submitted to our stockholders for approval, including:


         - election of our board of directors;

         - removal of any of our directors;

         - amendment of our certificate of incorporation or bylaws; and

         - adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.


         As a result of their ownership and positions with little additional support, Mr. Janes and Mr. Sohn are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

WE RELY ON SOFTWARE AND HARDWARE SYSTEMS THAT ARE SUSCEPTIBLE TO FAILURE WHICH FAILURE COULD IMPAIR REVENUES AND OPERATIONS WITH THE RESULT THAT THE LOSSES COULD CAUSE OUR BUSINESS FAILURE.

         Any system failure or inadequacy that causes interruptions in the availability of our planned products or current servicing usage as a result of power surges or failures or software problems or hardware malfunctions could reduce user satisfaction, future sales and our attractiveness to users. This could cause a reduction of or elimination of revenues while we still have overhead, increasing our negative cash flow, with the potential result being our business failure.

WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS FOR OPERATIONS AND PRODUCT MARKETING/DEVELOPMENT, WHICH WE MAY NOT BE ABLE TO OBTAIN.

         The expansion and development of our business will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures necessary for us to provide service in our targeted markets. We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty will adversely affect our ability to secure additional financing. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our new products or take other actions that could adversely affect our business, prospects, operating results and financial condition. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs. Our current capital resources have been expended and we need additional capital to continue expansion, which we may not be able to obtain, and which failure to obtain could impair or curtail operations.

Please see "Management's Discussion and Analysis" and "Results of Operations" and "Liquidity and Capital Resources."

WE MAY BE UNABLE TO EFFECTIVELY SELL OUR PROPOSED NEW PRODUCTS AND PROVIDE A SUBSTANTIAL REVENUE FROM PRODUCT SALES, WHICH MAY RENDER US UNABLE TO EVER BE PROFITABLE.

         Due to the need to further develop our new products and receive FDA clearance we may not be able to bring these products to market and attract buyers. Accordingly, we may always be unprofitable. We will be dependent upon both revenue generation and additional capital to continue operations and failure to achieve either for new products may cause failure of the business.

WE MAY BE INVOLVED IN FUTURE DISPUTES WITH RESPECT TO OUR USE OF TECHNOLOGY RIGHTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

As we continue to develop products that require new technology, we anticipate that we may need to license third-party technology. We cannot provide assurance that these technology licenses will be available to us on commercially reasonable terms, if at all. In addition, it is possible that in the course of using new technology, we may inadvertently breach the technology rights of others and face liabilities for the breach. Our inability to obtain technology licenses or inadvertent breach of others' technology rights could delay or compromise the introduction of new products and could materially and adversely affect our business and financial condition by causing us to not be able to sell a product at all or profitably. Either the lack of availability of license rights at a reasonable price or disputes about licenses could adversely impact our business by limiting our sale of products to customers or making the price of products offered non- competitive, thereby contributing to a lack of profitability.

OUR NEW PRODUCTS REQUIRE FDA APPROVAL, WHICH HAS NOT YET BEEN APPLIED FOR AND MAY NEVER BE GRANTED WHICH COULD CAUSE US TO NEVER HAVE A NEW PRODUCT TO MARKET.

         The primary governmental regulation area is FDA approval. We believe we can achieve FDA approval, because our product is not invasive of the human body and uses approved and accepted imaging technology to which we have added mechanical and software enhancements. If this FDA approval is not achieved, we would not have a new product to sell. We would have to rely upon our existing servicing business to survive, and we could not continue in the new product business we have been pursuing. (See "FDA Approval Status" and "Regulatory Approval Process.")

WE DEPEND ON THIRD PARTIES FOR EQUIPMENT, LIMITED OUTSOURCING OF INSTALLATION AND NON-PERFORMANCE OR DELAYS COULD ADVERSELY EFFECT OPERATIONS AND REVENUES, RESULTING IN CONTINUED UNPROFITABILITY FROM WHICH WE MIGHT NOT BE ABLE TO RECOVER AND OUR BUSINESS COULD FAIL.

         We currently plan to purchase parts for our equipment from vendors and may outsource part of the installation and field service of our products to third parties. Our reliance on third party vendors involves number of risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, delivery and costs. If any of our suppliers reduces or interrupts its supply, or if any significant installer or suppliers reduces or interrupts its service to us, this reduction or interruption could disrupt our business. Although several manufacturers currently produce equipment and parts that will meet our current and anticipated requirements, our suppliers may be unable to manufacture and deliver the amount of equipment we order on time, or the available supply may be insufficient to meet our demand. If our suppliers or licensors enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with the suppliers or licensors, or if we encounter delays in supply, then these events may materially and adversely affect the availability and pricing of the equipment we purchase and technology we license, and our services to customers. The result would be reduced or lost revenues and unprofitability.

A NATURAL DISASTER COULD CAUSE DELAYS OR INTERRUPTIONS OF SALES AND SERVICE TO OUR CUSTOMERS WHICH WOULD NEGATIVELY IMPACT OUR OPERATING RESULTS.

         Our operations depend on our ability to avoid disruption and damages from fires, earthquakes, floods and power losses. A natural disaster or other unanticipated problem at our leased facilities could interrupt our services and sales and product development and affect our revenues adversely. We sustained such a fire in 2001 which materially and negatively impacted our revenues, operation, and cash flow, and we sustained substantial losses as a result.

OUR FORWARD-LOOKING STATEMENTS CONTAINED IN OUR PROSPECTUS MAY NOT BE ACCURATE FOR MANY OF THE REASONS DISCUSSED IN OUR RISK FACTORS.


         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;

         o contain discussions of our future results of operations or of our financial condition;

         o        state other "forward-looking" information
         o        our goals and strategies;
         o        the importance and expected growth of medical imaging market;
         o the pace of change in healthcare industry; the demand for medical imaging equipment; and
         o        revenues.


         We believe it is important to communicate our expectations. We are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments worldwide, changes in technology and changes in the healthcare industry. In light of the many risks and uncertainties surrounding, the medical imaging marketplace, and the healthcare industry, prospective purchasers of the shares should keep in mind that we cannot guarantee that the forward-looking statements described this registration statement will transpire. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we may describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.



MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW


         Institution of more vigorous sales efforts instituted during the second quarter ended June 30, 2004 and through year ended 2004 are beginning to show results in increasing the revenue received for servicing and repair sales and refurbishing equipment sales. The fact that we were able to obtain small amounts of external equity financing during the year to date enabled us to hire additional personnel in the sales function. This action is beginning to show positive results as these sales people enhance their competency as regards our services and familiarize themselves with our operating procedures. In order to accelerate sales growth and product development and marketing, we require additional capital.

Though our efforts have been to market our refurbished equipment sales, revenues for service and parts sales are increasing either from extended warranty purchases at the time of purchase of the refurbished equipment or service contracts and time and material revenue realized upon warranty expiration, the majority which will be realized one year from equipment purchase as warranties expire.

         This sales effort through direct mail, broadcast facsimile and broadcast email to thousands of potential customers throughout the United States generates leads of potential customers desiring to purchase equipment either immediately or in the course of one year. This lead generation through direct mail and broadcast facsimiles and email will continue on a quarterly basis adding to the total number of leads our sales staff can potentially sell from. This will also eventually help stabilize the number of refurbished equipment sold on a monthly basis, since the carry-over of leads not looking for immediate purchase will overlap the immediate sales leads. Meaning the leads from three months ago and the immediate needs of customers today will fall on the same month, thus increasing that months sales. The greater the number of leads generated whether immediate or long term eventually create a consistent number of sales and balance in the sales forecast.

         The fact that we were able to obtain $966,980 external equity financing during the 2004 year to date enabled us to hire the additional sales personnel. This action is beginning to show positive results as these sales persons enhance their competency and familiarize themselves with our operating procedures, methods, terminology, technology and software tools. In order to accelerate sales growth, product development and marketing, we will require additional capital from the equity financing. We used $404,310 for overhead, $180,695 for marketing, $125,500 for legal and accounting fees and $86,475 for research and development with another $200,000 expected to be spent on research and development.


         Dependent on the amount of such additional capital available to the company, present plans are to invest a substantial portion of it in sales and marketing, manufacturing the inventory to support sales, and infrastructure to smoothly process the resulting transactions. Amounts of up to $2.0 million could be reasonably employed in this manner this year. We constantly evaluate the alternative methods to obtain this capital on the most favorable terms. However, there can be no assurance that we will be able to locate sources of capital on such terms.


         We currently have 9 full time employees compared to 6 during 2003. Currently, we employ two temporary employees through a staffing service. This increase reflects expansion of our sales department made available through funding that the company received since completing private placements of stock in 2003-2004. This expansion marks the beginning of our program to ramp up our conventional services offerings after recovery of operations after the fire in 2002.

We hope, subject to adequate financing levels, we will continue to expand.

         We believe the expansion of our existing product sales and service sales help to offset the costs of development of our new technology as well as reducing overhead and expenses that most new technology companies experience while in product development.



CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We monitor our estimates on an on-going basis for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates if past experience or other assumptions do not turn out to be substantially accurate.

         We have identified the policies below as critical to our business operations and the understanding of our results of operations.


         Revenue Recognition. We recognize revenue in accordance with the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). We recognize revenue upon shipment, provided that evidence of an arrangement exists, title, and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. We record revenue net of estimated product returns, which is based upon our return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. We accrue for warranty costs, sales returns, and other allowances based on our experience which tells us we have less than $25,000 per year in warranty returns and allowances. Generally, we extend credit to our customers and do not require collateral. We perform ongoing credit evaluations of our customers and historic credit losses have been within our expectations. We do not ship a product until we have either a purchase agreement or rental agreement signed by the customer with a payment arrangement. This is a critical policy, because we want our accounting to show only sales which are "final" with a payment arrangement. We do not make consignment sales, nor inventory sales subject to a "buy back" or return arrangement from customers.

         Provision for Sales Returns, Allowances and Bad Debts. The Company maintains a provision for sales allowances, returns and bad debts. Sales returns and allowances result from equipment damaged in delivery or customer dissatisfaction, as provided by agreement. The provision is provided for by reducing gross revenue by a portion of the amount invoiced during the relevant period. The amount of the reduction is estimated based on historical experience.


         Reserve for Obsolete/Excess Inventory. Inventories are stated at the lower of cost or market. We regularly review our inventories and, when required, will record a provision for excess and obsolete inventory based on factors that may impact the realizable value of our inventory including, but not limited to, technological changes, market demand, regulatory requirements and significant changes in our cost structure. If ultimate usage varies significantly from expected usage, or other factors arise that are significantly different than those anticipated by management, inventory write-downs or increases in reserves may be required.


         Our fire in 2002 incinerated our inventory, so we have not had to deal with significant amounts of obsolete inventory since then. Our procedure is now to maintain only limited inventory, based on our experience in service and repair, necessary for current service and repair contracts or orders anticipated within the following 60 days. We have supply relationships with long term suppliers to provide additional parts on an as needed, prompt basis for the vast majority of repair and service parts, so obsolescence is no longer a factor in our business. We have not recorded any material amounts as charges to obsolescence since the fire in 2002 destroyed our warehouse.

         Rental income is recognized when earned and expenses are recognized when incurred. The rental periods vary based on customer's needs ranging from 5 days to 6 months. An operating lease agreement is utilized. The rental revenues were insignificant in the year ended December 31, 2003 and 2002. Written rental agreements are used in all instances.

OTHER ACCOUNTING FACTORS


         The effects of inflation have not had a material impact on our operation, nor are they expected to in the immediate future.

         Although we are unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operation, the first quarter of each fiscal year is always a financial concern due to slow collections after the holidays.


         The deposits that are shown in the financials are for pending sales of existing products and not any new patented product. These are deposits received from our customers for sales of equipment and services and are only removed as deposits upon completion of the sale. If for whatever reason a customer order is cancelled the deposit would be returned as stated in the terms of sale, minus a restocking fee.


         No depositor is a related party of any officer or employee of Imaging3, Inc.

         Our terms of deposits typically are 50% down with the balance of the sale due upon delivery.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2003

         The information presented here should be read in conjunction with our consolidated financial statements and related notes.


RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002.


         We had revenues in 2003 of $1,302,865 compared to $1,951,059 in 2002, which represented a 33% decrease. The decrease in revenue is due to fire loss impact and the need to rebuild our operations after the fire loss in February 2002. Our sales prior to the fire in February 2002 were approximately $880,000 and our year-end sales were $1,951,059. Our rental revenue has been less than 1% in the past 2 years. The fire destroyed our manufacturing facility and headquarters building along with our entire inventory, all office equipment and internal infrastructure. Rebuilding our inventory and entire infrastructure continues to this day. The amount of insurance received was approximately $2,400,000, which was inadequate to replace inventory and rebuild the assets and infrastructure acquired and built over eight years of business prior to the fire. Several employees were let go and offices in San Diego, Arizona, Washington and Florida were closed, which saved money from the expense of these offices but reduced income as well.

         Our cost of revenue was $715,659 in 2003 and $1,171,643 in 2002, which represents an increased profit margin in 2003, even though sales were lower. This is due in large part to less inventory being purchased in 2003, having a larger portion purchased in 2002 in anticipation of sales for 2003 as well as filling orders destroyed in the fire in 2002. Our operating expenses increased from $1,325,656 in 2002 to $1,763,340 in 2003, a 33% increase, due partly to approximately $300,000 in legal expenses resulting from lawsuits (refer to Legal Proceedings and Note 18 in the financial section for further detail). The balance of this increase was due mostly from the transition to moving back into our rebuilt building and the expenses associated with the move and setup of our new offices which was approximately $350,000. Salaries and consulting were $723,916 and $1,019,568 in 2003 and 2002, respectively, a reduction of $296,000 approximately or 29%. Rent was $153,947 in 2003 and $160,027 in 2002, a decrease of 3.8%. Development costs of products were $125,000 and $50,000 in 2003 and 2002,respectively because of accelerated expenditures in our efforts to develop new products which is a 150% increase. Our loss on operations increased to ($1,176,315) in 2003 compared to ($546,240) in 2002, a 115% increase. Our net loss was ($1,590,076) in 2003 compared to ($445,757) in 2002, a 257% loss increase. Our net loss per
share was ($.02) in 2003 compared to ($0.00) in 2002. The larger loss in 2003 is due to, as stated above, the approximately $650,000 difference in sales, and $300,000 in legal expenses and $350,000 in moving expenses.

         The Company filed its tax return for 2000 as an S Corporation and changed its status to a C Corporation effective August 1, 2001. The Company accounts for income taxes under Statements of Financial Accounting Standards No. 109 (SFAS 109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. We have recorded insignificant liabilities of $800 per year for income taxes due to adjustments as a result of the conversion from an S corporation to a corporation for tax purposes. The provision for income taxes was recorded for the state minimum tax of $800 imposed on corporations. (See
Note 11 in financial statements for year ended December 31, 2003.)

         We expect the trend of losses to continue into the future at the current or greater rate as we spend money on product development and marketing. There is no assurance we can achieve significant profitable sales to overcome losses.

         Due to the loss of assets and revenues, several lawsuits resulted from the fire loss creating additional legal expenses, refer to "Legal Proceedings"
Note 18 in the financial section for further detail, many of these lawsuits were for equipment orders that could not be filled to the customers satisfaction, vendor payables which rejected offers in compromise as well as our fire causation lawsuit against our building contractor. We recorded $272,000 in litigation costs to year ended 2004 from that litigation discussed under "Legal Proceedings." In our lawsuit claims, we computed our lost revenue as follows:
The difference in revenue of 2002 was $3,328,941 if extrapolated the period before the fire over the course of that year being approximately $5,280,000. Using the same number the difference for 2003 would be approximately $3,977,135 bringing the total lost revenue for the two years to $7,306,076. Adding to this loss would be the difference in inventory destroyed and what was paid by insurance to the company, which has been estimated at over approximately $2,000,000, the legal expenses caused by the fire as well as the expenses from the interruption of business. Taking into consideration revenues for 2001 were approximately $6,500,000, the losses of revenue for a five-year period if our revenue would remain constant would be approximately $24,365,215. These numbers do not take into consideration growth of revenue or forecasted growth. The interruption in business, the destruction of our inventory and operations, legal expenses and the expenses incurred with rebuilding were sought through litigation with the Tower Engineering Lawsuit as described in Note 18 in the financial section and under "Legal Proceedings." However, we lost this claim in a Motion for Summary Judgment. We have appealed but deem it unlikely we may succeed on our appeal.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2004

RESULTS OF OPERATIONS FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO SAME NINE MONTHS ENDED SEPTEMBER 30, 2003

         We had net revenue from our ongoing sales and service operations in the period of $1,091,360 in 2004 compared to $986,498 in 2003. The 11% increase in our revenues is due to focus on service contract and refurbished equipment sales. Our cost of revenues was $483,975 in 2004 and $281,374 in 2003. Gross profit was $607,385 and $705,151 in 2004 and 2003 respectively, a 14% decrease which was a result of increased sales and marketing costs in 2004 in an effort to increase sales.

         Our revenues have increased since the rebuilt facility was occupied, organized, and, our sales and services could once more be focused upon by our employees. The rebuilding and moving had been very disruptive to our revenue generating focus. Our expense of operations consist primarily of salaries of $517,011, rent of $38,100, and ongoing operational expenses related to our sales, service, and repair operations. Our gross profit decreased, and our salaries remained relatively constant. We spent only $100,000 in research and development of our new product in the nine month period, but we plan to spend $300,000 in the coming year.

         We had operating expenses of $1,217,789 in 2004 compared to $1,078,381 in 2003 which reflects our fixed costs of overhead and personnel. Our operating expenses increased 13% in the period in 2004 against a decrease in gross profit of 14%. The net result was that our operating losses were ($610,404) in 2004 as compared to ($373,230) in 2003 which represents a 64% increase in our losses from operations. We had ($125,639) in net non-operation income in 2004 which included a gain of $157,305 in a non-recurring legal settlement compared to ($39,141) expense in 2003. Our net loss after a provision for income tax was ($485,565) in 2004 and ($413,171) for 2003 in the nine months. Our net loss per share was nominal in each period. This net loss increase is a direct reflection of our overhead versus revenue situation at the current time due to our increased product development expenses while we don't have up-to-date products to offer yet. We feel this trend is likely to continue for at least the next twelve months.


LIQUIDITY AND CAPITAL RESOURCES

         Our inventory is not necessarily high in relationship to sales if you consider that our equipment inventory is broken down in the financials, in 2003, $151,839 work in progress, $47,011 parts inventory and $437,630 finished goods. The $47,011 in parts inventory is a revolving inventory, which is partially reflected in the work in progress inventory as well. The parts inventory is revolving in the sense that parts are sold on an exchange basis, meaning when a part is sold the old defective part is sent back to the company to be refurbished and sold again. The value for these parts as all inventory is valued using the FIFO, First in First Out, method as accepted by GAPP. The parts inventory reflects approximately $27,000 in direct parts sales and approximately 20% of the $101,864 in service and parts sales, which is approximately $20,372, bringing the total parts sales to approximately $50,000, which represents a 1 to 1 ratio of inventory to sales. Equipment sales monthly average for 2003 is approximately $68,049. Taking the finished goods inventory of $437,630 and adding the $151,839 work in progress totals to $589,469 and dividing that by the monthly sales average yields an approximately 8 month inventory supply. Though this number may appear high, but as we continue to rebuild our sales volume the monthly sales should reconcile closer to a 3 to 6 month inventory number. It is necessary at this time to maintain high inventory levels in order to grow sales volume per month.

         We have no other capital resources other than the ability to use our common stock to achieve additional capital raising. We raised additional capital during the year 2003 of a total of $364,500, and we raised $966,980 in a private placement of stock in 2004. We have equipment of $55,097 on the books, which is not necessarily liquid at such value. Other than cash capital and accounts receivable of $219,893 at year end, our other assets would be illiquid.

         We have a note payable which is an SBA Loan for a credit facility is an accounts receivable factoring line of credit. The SBA Loan was an original $200,000 seven year (7) term loan with a floating rate at bank prime + 2 1/2%. We have another A/R facility with Bay View Funding for an amount up to $500,000, 80% advances against qualified receivables at Prime + 1.75% per 30 days and 3% annual fee. This facility is renewable automatically every three months. Our choice for short term financing is to examine and attempt better financing rates and accommodations in the future. There are no other loan/line facilities at this time.

         With respect to the SBA Loan A/R Line, the normal covenants and conditions exist for each facility. There are no significant covenants or accelerated clauses other than a default clause if we fail to make a payment. These are as follows:

         o   Fails to do anything required by this Note and other Loan
             Documents.
         o   Defaults on any other loan with Lender.
         o Does not preserve, or account to Lender's satisfaction for any of the Collateral or its proceeds.
         o Does not disclose, or anyone acting on their behalf does not disclose any material facto to Lender or SBA.
         o Makes or anyone acting on their behalf makes a materially false or misleading representation to Lender or SBA.
         o Defaults on any loan or agreement with another creditor if Lender believes the default may materially affect Borrowers ability to pay this Note.
         o   Fail to pay any taxes when due.
         o Becomes the subject of a proceeding under any bankruptcy or insolvency law.
         o Has a receiver or liquidator appointed for any part of their business or property.
         o   Makes an assignment for the benefits of creditors.
         o Has any adverse change in financial condition or business operation that Lender believes may material affect Borrower's ability to pay this Note.
         o Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent, or

         o Becomes the subject of a civil or criminal action that Lender believes may materially affect borrowers ability to pay this Note.

         At present, we have complied with all SBA covenants and conditions. Our loan balance as of 12/14/2004 is $106,406.00 with no available credit. This loan facility matures on May 7, 2007. Insofar as the A/R facility with Bay View Funding is concerned, this line is a maximum $500,000 with a current balance owing as of 12/14/2004 of $19,307 and available credit of $408,693, which can be drawn against A/R. This line matures and renews every three months with the next maturity and three month renewal on March 19, 2005. This facility is also current.

         We had $148,438 in cash (as of September 30), $71,455 in accounts receivable, and inventory of $751,418 which provide our liquid assets. We have other assets totaling approximately $31,452 which are illiquid and might not yield full value if sold or collected. Our current liabilities as of September 30, 2004 are $2,025,860which reveals a working capital deficit of approximately ($1,023,098).

         We had cash capital of $8,874 at year-end 2003 and $148,438 at September 30, 2004. At the fiscal year-end we had $809,704 in current assets and current liabilities of $2,352,236. At September 30, 2004, we had $1,002,762 in current assets and $2,025,860 in current liabilities.

Changes in Financial Condition:

         At year-end 2003 our total assets had decreased to $893,459 compared to $1,327,139 at year-end 2002. A difference of $433,680, which is due in large part from the difference in cash of $311,907 and inventory of $84,998. In 2002 more cash was available at year-end due to the receipt of insurance proceeds from the fire loss, whereas 2003 reflected cash from sales. The difference in inventory is due to less inventory being purchased for anticipated orders carried over from year-end 2003 versus 2002, which orders were still being filled from the fire loss. The current assets totaled $809,704 at 2003 year-end compared to $1,227,420 at 2002 year-end, which reflect the same differences mentioned above.

         Total liabilities at year-end 2003 were $1,987,760 compared to $1,858,520 at 2002 year- end. This reflects an increase of $129,240, due in large part an increase in accounts payable of $280,123, from $895,412 in 2002 and $1,175,535 in 2003. The increase is due to increases legal expenses incurred after the fire loss, which totaled $171,169 and Medstone lawsuit settlement balance of $95,000. At December 31, 2003 we had $8,874 in cash compared to $320,781 a year ago, which as stated above is due in large part from the cash difference in 2002 from the insurance proceeds received that year from the fire loss.

         We raised an additional $966,980 in capital in 2004 in a private placement which has been used to cover operations of the Company.

         We intend to seek additional capital and long term debt financing to attempt to overcome our working capital deficit. We have a SBA loan that is in the amount of $200,000 bearing interest at 11% per annum payable monthly at $3,425 principal and interest. We also have a $500,000 credit line renewable every 3 months to fund 80% of our receivables payable at 1.25% interest per 30 days and prime plus 3% annual interest.

NEED FOR ADDITIONAL FINANCING

         We do not have sufficient capital to meet our current cash needs, which include the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934 under section 15(d) if this Registration Statement becomes effective. The funds we will require to maintain our reporting obligations are approximately between $50,000 to $100,00 annually. As a public reporting company, with this registration, we expect to remain public for as long as we can afford to do so or until such time as our shareholders decide otherwise. We may have to seek loans or equity placements to cover future cash needs to continue expansion. There is no assurance, however, that the available funds will ultimately prove to be adequate to continue our business and our needs for additional financing are likely to persist.


         No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover operations expenses or development. After the effective date of this Registration Statement the Company intends to seek capital and loans to cover operating and expansion expenses in a range of $250,000 to $1,000,000, but the Company has no committed sources for such capital.

         If revenue declines, or operations continue to be unprofitable, we may need to develop another line of business, or to finance our operations through the sale of assets we have, or enter into the sale of stock for additional capital, none of which may be feasible when needed. From the aspect of whether we can continue toward our business goals as set forth herein, we may use all of our available capital without ever generating a profit.


         GOING CONCERN QUALIFICATION: The Company has incurred significant losses from operations for the year ended December 31, 2003, and such losses are expected to continue. Our auditors have included a "Going Concern Qualification" in their report for December 31, 2003. In addition, the company has limited working capital. The foregoing raises substantial doubt about the Company's ability to continue as a going concern. Management's plans include seeking additional capital and/or debt financing. There is no guarantee that additional capital and/or debt financing will be available when and to the extent required, or that if available, it will be on terms acceptable to the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The "Going Concern Qualification" might make it substantially more difficult to raise capital.

                                  OUR BUSINESS

         In this document, terms such as "we," "us," and "our" refer to Imaging3, Inc. and its affiliates, as the context may require. We believe you may find the following glossary of terms and industry terms helpful in understanding our discussion.

         Fluoroscopy. A machine that uses X-rays to cast shadows of the internal structure of people, animals, raw material, welds, etc. on a fluore-scent screen: the shadows vary in intensity according to the density of the object or part.

         Bone Densitometry A device used to measure the density of bone in a patient using x-ray imaging or a other imaging and comparing density measurements from the image created to a database of existing images of similar population sampling to determine the deviation of the density from population, race, age and other standards.

         Brachy Therapy. A form of cancer therapy which provides short exposures of radiation, mostly from a radioactive source of some kind, typically cobalt, near or close to a region of cancer in the body. Its benefits are to minimize cumulative radiation exposure to the healthy cells surrounding the cancer area.

         Hip Pinning. When a person breaks the Femur, which is the top of the leg bone which connects to the hip socket, an Orthopedic Surgeon or Physician can place a pin inside this bone to assist in its healing.

         Occlusions. A blood vessel, vein or artery, which is completely or in part closed to circulation.



HISTORY

         Dean Janes founded our company as Imaging Services, Inc. on October 29, 1993. Our business initially was a low cost, third party service alternative for Orthopedic Equipment Company Medical Systems ("OEC") equipment. OEC is the largest manufacturer of mobile surgical C-arms with over 60% market share in the U.S.A. C-arm is a mobile fluoroscopic device that has an x-ray tube and image receptor in parallel, mounted on opposite ends of a metal C, thus resulting in the C-arm name. This device makes and views x-rays in real-time and can be viewed on a closed circuit television monitor. A C-arm is mobile and can be moved throughout a hospital or clinic.

         Prior to our formation, there was not in existence a company that solely focused on providing third party service for OEC equipment. We are now in competition with Orthopedic Equipment Company (OEC), now owned by General Electric (GE).

         In early 1994, we began offering upgrades for OEC C-arms. Our most successful upgrade was a CCD (Charged Coupled Device) camera, which improved image quality of older systems comparable with that of brand new products. This enhanced product worked well, and we added this upgrade to used OEC C-arms and built custom units for NASA, Harvard, University of California at Irvine, University of California at Davis, Baylor University, Baxter Healthcare and other prestigious healthcare organizations. Later that year, We applied for and received FDA approval for this device described as the NASA II CCD C-arm.

         In mid 1995, we purchased the assets of ProMedCo. ProMedCo had an exclusive agreement with OEC to remanufacture OEC C-arms for OEC Medical Systems. Though the purchase did not transfer the agreement it eliminated one of our competitors and provided a substantial inventory of replacement parts. Access to these replacement parts allowed us to immediately increase its production levels and created the opportunity to remanufacture OEC's complete product line, thereby increasing the models we could offer our customers. Also, this purchase allowed us to enter the parts sales business, which historically has had high markups.

         In 2000, we continued its expansion by acquiring certain assets and obtained services of a certain staff of a sales company in San Diego. This asset purchase brought an extensive database with over 43,000 physician names, hospitals, medical centers and surgery centers contact information as well as a streamlined automated sales force. Also as part of this expansion several key employees, most of whom were former employees of OEC, were hired to increase our service presence in Arizona, Washington, Nevada, Florida, and Hawaii with a national service presence as the ultimate goal. In 2002, we closed the San Diego office and consolidated our operations in Burbank, California.

         Our acquisition in 2000 was a company called Profit Improvement for the Healthcare Industry. Profit Improvement was a sales company based in San Diego, selling C-arms and C-arm tables.

         A streamlined and automated sales program was a process used by Profit Improvement to sell C-arms and C-arm tables. Its database contained over 50,000 active physicians, groups and facilities interested in purchasing a C-arm or C-arm table. The process included the database, which is in the form of Saleslogix software and customized for this niche market. Direct mail, trade-show, broadcast e-mail and faxing capabilities were all incorporated in the customized software and processes offered by Profit Improvement for sales in Healthcare Industry.


         Late in 2000, we began negotiations with several companies in Korea to manufacture "private labeled" equipment for our exclusive sales in North and South America. These products include two new c-arms the ISI-2100 and 2500, as well as five pain management tables the ISI 8000, 8000(H), 8000(HL), 8000 (HT) and 8000 (HLT). A pain management table is a special table used with a C-arm for pain management procedures. It has a large metal-free area to accommodate images of larger portions of the body at any one time, as needed in pain management procedures. There is no tangible result of these negotiations.

         On February 19, 2002, a fire gutted our principal operating facility, causing an estimated $4.3 million in damage and loss of all of our inventory of parts and product work in progress. Fire officials believe the cause to be electrical. The 10,800-square-foot structure, located at 3200 W. Valhalla Drive, Burbank, California, was owned by Dean Janes and leased to the Company. Mr. Janes rebuilt the facility. The damage to the building and the loss of the Company's equipment are covered by liability insurance. However, the fire materially disrupted our operations.

         All of our inventory, equipment, office furniture and computers were destroyed in the fire. 100% of the assets were affected until insurance proceeds were received to replace some equipment, inventory and office furniture. Deans and Homer maintained the liability insurance while Allied Insurance maintained the fire coverage on the building. We received the insurance proceeds covering the inventory, equipment and office furniture. Dean Janes, owner of the building along with US Bank, received the funds to rebuild the building, since US Bank was named as loss payable endorsee resulting from an SBA Loan. The building was rebuilt by September 2003.

         Dean Janes, President and founder of the technology/product Company, developed and refined ideas that he had been working on for several years, invented the 3D Technology. Our patent search was completed in June of 2001 and our patent was filed on August 27, 2002. Patent #6,754,297 was issued by the U.S. Patent and Trademark Office on June 23, 2004. Our 3D Technology is still under development. Dean Janes has been in the Medical Imaging field for 19 years having experience with Kaiser Hospitals, OEC Medical Systems, Toshiba Medical Systems, Center for Health Resources and Imaging Services, Inc., he has extensive knowledge in medical imaging completing projects for NASA, UC Davis, UC Berkley, UC Irvine, Harvard Medical School and Baylor University. Relying on past experience and his own personal creativity led him to develop the idea of 3D Imaging in real-time.


         Currently we remanufacture c-arms, basically tear down a used c-arm, repaint, calibrate and replace defective parts and sell this renewed product to surgery centers, hospitals and doctors offices. We also sell imaging tables, which we manufacture, that are used with a c-arm as well as other accessories. This is the bulk of our equipment sales to date. We have generated $816,592 and $857,468 in 2003 and 2004, respectively, in remanufacturing revenues.


         We, of course, provide service for our customers which buy our products as well as other customers with c-arms. We either sell service contracts that for one price annually covers all costs or provide service on a time and materials basis.


         Since the fire that we experienced in February 2002, which severely damaged our ability to do business, we have been rebuilding our business operations. Sales of equipment declined while service revenues have stayed fairly consistent since 2002, and, in 2004, our revenues began to increase through renewed sales efforts. Our intentions is to rebuild our sales and service revenue to 2001 levels, though the devastation of the fire has impaired this.

PLAN OF OPERATION

         Our products and services that currently provide revenue to us from sales and services;

         o C-arms: Imaging3, Inc remanufactures OEC C-arms, we buy used c-arms and tear them down, repaint them, calibrate them and replace wore or defective parts and sell this renewed equipment to hospitals, surgery centers and doctors offices.

         o Imaging Tables: Imaging3, Inc manufactures imaging tables for use with c-arms and sell them to hospitals, surgery centers and doctors offices.

         o Lead Aprons: Imaging3, Inc buys lead aprons from several vendors and sells them as accessories to hospitals, surgery centers and doctors offices.

         o Video Printers: Imaging3, Inc buys video printers from several vendors and sells them as accessories to hospitals, surgery centers and doctors offices.

         o Service Contracts: Imaging3, Inc sells service contracts for c-arms to customers who purchase c-arms from Imaging3, Inc and competitors. These service contracts are annual contracts which cover parts and labor.

         o Service & Parts Sales: Imaging3, Inc provides service for c-arms for customers on a time and materials basis. Imaging3, Inc also sells parts for c-arms directly to customers or other service providers.

         We intend to continue the sales, service, and repair business in which we currently engage.

         In order to better position ourselves for our future direction -- away from service and towards providing proprietary medical imaging products -- we changed our name from Imaging Services, Inc. to Imaging3, Inc. on August 20, 2002.

Our Technology - New Proposed Product

         Our Technology has potential to contribute to the improvement of healthcare. 3D images will be instantly constructed using high-resolution fluoroscopy and can be used as real time references for any current or new medical procedures in which multiple frames of reference are required to perform medical procedures on or in the human body. Our Technology has many medical applications, including:

         o Trauma Center. Our Technology is designed to allow a surgeon to immediately view exactly where a bullet is lodged in a gunshot victim. At any point during the procedure, the surgeon could continue to view 3D images in real-time.

         o Cardiology. Our Technology is designed to provide a 3D view of a heart and allow a cardiologist to record the heartbeat in real-time. The entire heart would be visible, including veins that are wrapped around the "back" side.

         o Pain Management. Our Technology is designed to provide a 3D view of the spine, nerve endings, injection points and help guide the needle for spinal procedures. 3D images in real-time could also be used to view disk compression.

         o Neuro-vascular. Our Technology is designed to provide a 3D view of the skull and brain to diagnose neuro-vascular diseases. 3D images in real-time could be used to view the rupture of vessels or arterial blockages diminishing blood flow to the brain.

         o Orthopedic. Our Technology is designed to provide a 3D view of bones and joints to help diagnose orthopedic conditions. An orthopedic surgeon could view a 3D image in real-time to line up a screw with the hole in a hip pinning.

         o Vascular. Our Technology is designed to provide a 3D view of veins throughout the body. After injecting dye, a 3D image in real-time could pinpoint clots and occlusions and help diagnose vascular diseases.

         Our 3D imaging device Product Design is designed to perform real-time 3D imaging, by scanning a patient in a "O-device Gantry" positioned 360 degrees around the area to be imaged, one or more image receptors in parallel to one or more x-ray sources will generate approximately 10 images roughly 10 inches x 10 inches in physical space, these images will be incorporated into a three dimensional map and continuously updated in real-time approximately every one second.

         Our device is designed to emulate a Computerized Tomography (CT) scanner, by utilizing a fulcrum point for tomography and instead of the 10 scanned images in 360 degrees only 1 to 2 images will be used. The x-ray source and image receptor would then rotate approximately 10 to 90 degrees in parallel from the fulcrum point generating only a single "slice" of anatomy, as accomplished in CT.

         Our device is designed to perform standard fluoroscopy, by locking into position 1 to 2 x-ray sources and image receptors in parallel making x-ray in a single area displaying the live information as accomplished in Standard Fluoroscopy.

Multi-function Device

         A diagnostic medical imaging device built with our Technology can perform several functions and can replace or supplement a number of exiting devices, resulting in considerable cost savings for hospitals and healthcare centers. These functions include:

         o        Perform real-time, 3D medical imaging
         o        Emulate a CT scanner (at a fraction of the capital cost)
         o        Perform standard fluoroscopy

         Our management believes that this multi-function capability will be especially attractive in foreign markets, where the cost of a CT scanner is beyond the means of most hospitals and healthcare centers.

         Real-time 3D medical diagnostic imaging for this technology design is accomplished by scanning the patient, either partially or completely in a 360-degree circumference under fluoroscopy (or other type of image exposure), utilizing a single or multiple x-ray source and image receptor. The information acquired under fluoroscopy (or other type of image exposure) will be digitized at a frame rate of or between 30 to 60 frames per second. This information will be sent to a computer system to be incorporated into a three dimensional image to be displayed on a computer monitor. The image created can then be manipulated and/or rotated to view the scanned image of the patient's anatomy in any direction or orientation desired by the user. The user could then choose a specific area of the image to update. Once an area is selected, the computer displaying the image would then "gang" or align the x-ray source(s) and image receptor(s) to begin updating scans of new images to be overlaid upon the existing three dimensional model. This process would then be updated and/or repeated as many times necessary for the specific procedure to be completed. At any time, a new reference area or scan could be selected or initiated.

Current Status of New Product Design and Development

         Though the technology we will use to build its 3D imaging device is in existence the complete device and/or process is not. We will be utilizing off the shelf or customized electronics, imaging devices, x-ray emitting devices, computers and software to build its device. The mechanical portions will be developed in-house and built to specifications.

The "O"-device

         Part of our design is based on an "O"-device to create a circular gantry similar to that used with CT to scan a patient a full 360 degrees with fluoroscopic radiation. The circular gantry is a 360-degree metal housing supporting one or more image receptors and x-ray sources with enough space in between to place a patient to be scanned. This approach will allow imaging of the patient from any frame of reference or angulation. (Current medical imaging devices are limited to 150 degrees to 360 degrees with mechanical orientation or manipulation.) 3D imaging requires an O-device to scan the patient in increments of 360 degrees to allow construction of a three dimensional image. By scanning the patient in 360 degrees and acquiring images at 30 to 60 frames per second, a three dimensional image can be constructed.


How Our Technology Differs from Other Approaches

         The O-device approach is similar to that used in a CT scan. The difference is CT is used to image a "slice" of the anatomy and not intended for real-time fluoroscopic imaging. The slice is obtained by using a fulcrum reference point and rotating the X-ray source and image receptor in reference to that point. This basic geometry creates a 2D image in any depth desired, in any region of the body. The O-device would use a similar fulcrum point to reference depth, but the scan would not create a slice but instead a real-time image captured at 30 to 60 frames per second in 360 degrees. Further, the O-device would be used for conventional fluoroscopic imaging with the advantage of positioning the X-ray source and receptor at any angulation desired.

         Currently, 3D imaging is used only for reconstructive post processing reference images. MRI, CT and ultrasound currently have this capability. The 3D images are created by multiple scans of 2D images that require a long period of time to process into a three dimensional image. The image created is then used only for reference, not real time manipulation in the body. Our 3D images will be constructed almost instantly and will be available to be used as a real time references whenever multiple frames of reference are required to perform medical procedures on or in the human body.


Proposed Production of the O-device

         Currently we are not manufacturing the O-arm. We are building a prototype, which is still being developed. Our facility currently "remanufactures" or "refurbishes" c-arms and tables. This process involves disassembling a used piece of equipment to its frame, repainting and finishing the exterior covers, replacing defective mechanical, electrical and electronic parts, adjusting and calibrating integrated components and verifying the equipment complies with federal and state regulatory laws, specifically those designed to regulated x-ray use and radiation output. It is effectively an assembly line process moving from station to station for various pieces of work.

         Our manufacturing process for the new product is patterned after our refurbishing process described above with the exception that there is no disassembly of old equipment. We will use our 6,000 sq. ft. warehouse facility for assembly of parts from suppliers. We will use about 1,500 sq. ft. of our 6,000 sq. ft. facility for our research and development of the new product.

         With our prototype, we will assemble the device utilizing various outside metal fabricators and machine shops as well as performing these tasks in-house. Mechanical design and engineering is being performed by an outside consultant, Luke Clauson, through the supervision on Mr. Janes. The software and electronic components are all being developed in house by Mr. Janes. The various machine shops and metal fabricators are, Precision Waterjet in Orange, California, ALCO Technologies in North Hollywood, California, DANGAR Engineering in Newbury Park, California, Evans Industries in City of Industry, California.

         This phase of development is to produce a working prototype to test in a clinical environment and in-house to refine the design. The refinement of design will determine the level of critical standards required for production, thus providing specifications to metal fabricators and machining manufactures for production quotations throughout the United States and possibly abroad. Key factors in selection of manufacturing partners will be volume capabilities, quality and of course costs.

         Vendors we are currently working with for off-the-shelf products are Varian in Salt Lake City, Utah, Hamamatsu in San Diego, California, National Instruments in Austin, Texas, Thales in New Jersey, MSC Industrial Supply in California, McMaster in California, Gecko Drives in Santa Ana, California and Glentek in El Segundo, California. These vendors may also supply O- arm device parts. All needed raw materials are readily available.


         We intend to construct the O-device using existing methods, similar to those being used to make C-arms. We may either join two C-devices together to create the "O" or construct a gantry system similar to that used by CT technology. Our final design will result in a smooth 360 degree scan of the patient, without jitter or bumps which might impede imaging. Also, placement of an X-ray source and image receptor will be key to the design, as well as the use of appropriate versions of these subsystems.

         Real time 3D imaging will require a state-of-the-art computer system with customized software. The computer will be outfitted with customized image processing boards to capture and compute images at lK x lK resolution at 30 to 60 frames per second. The combination of software and hardware will process the image data to create a 3D image map. This map will then be displayed to the physician. The physician will be required to enter reference data to start real time imaging. Once the physician enters the data (most of which is choosing which direction and portion of the body he/she would like to work with), the O-device will be positioned and the image will be updated with any new information, as added by the physician controlling the X-ray generation. Our Technology creates an image map with three dimensions and will update that map with new information, without having to create a new image.


         1K x 1K resolution is a term, which is used in many industries to define a pixel matrix of an image. The term is broadly used throughout many industries and is defined as one thousand vertical lines by one thousand horizontal pixels. In the simplest of terms, if a person were to draw one thousand lines on a piece of paper from the top to the bottom starting from the left side of the paper to the right side of the paper, then draw one thousand lines horizontally from left to right, from the top of the paper to the bottom. Where each line intersects there would be a dot, which would represent a pixel. Counting each of these dots, one would find one thousand dots per every line in any direction horizontally or vertically. This drawing represents a matrix. Most devices however use a pixel matrix of 1024 vertical lines by 1024 horizontal pixels. Lay persons in most industries commonly refer to this as 1K x 1K for ease of reference, it is also commonly referred to as 1 mega pixel matrix or 1 million-pixel matrix: one thousand times one thousand equals one million.

Our Patent

         We obtained our Patent #6754297 on June 24, 2004. Our patent disclosure is summarized as follows: (Note: This language is contained in U.S. Patent #6754297.)


         A computing device in a three-dimensional imaging system utilizes a plurality of distance readings and reference readings from at least one subject sensor to determine a subject location and a subject volume and establish a base-three dimensional map of a subject. A plurality of two-dimensional image exposures along with a plurality of associated reference locations are created by rotating an image source and an image receptor around an inner circumference of an imaging gantry. The plurality of two-dimensional image exposures is digitized to create a plurality of digital two-dimensional image exposures. The computing device receives the plurality of digital two-dimensional image exposures and the plurality of associated reference locations. The overlaying, interpolating and pasting of the plurality of digital two-dimensional image exposures on the base three-dimensional map creates a base three-dimensional image exposure, which is displayed on a display device.


         Our patent, as approved, is valid for 25 years. Mr. Janes, on advice of counsel, applied for patent in his name and then assigned the patent application to us on August 27, 2002.



FDA APPROVAL STATUS - NEW PROPOSED PRODUCT

         Our new product requires FDA approval, which we have not yet applied for. The primary governmental regulation area is FDA approval. If we do not achieve approval, we will not have a product to sell, and we could not continue in the new product business we have been pursuing. We have spent approximately $500,000 in each of the last two years on research and development of our products. No costs of research and development have been borne by customers. We do not have any cost of compliance with federal, state, or local environmental laws.


         The 510(k) FDA market clearance is a process developed by the FDA and medical device manufactures to ensure products manufactured for use in the medical equipment market are safe and effective. The 510(k) is a process which allows manufactures to compare their devices to "equivalent" devices already in use and approved by the FDA. The FDA does not officially "approve" any device, but allows the device to be marketed and sold throughout the United States. The process itself is the manufacture of the device demonstrating to the FDA, the device classification, compliance to all federal laws and regulations, manufacturing standards of the manufacturer and the processes and quality assurances of the manufactures processes and evidence they comply with their standards and the Federal Good Manufactures Practices Standards, comparisons to the device which the manufacture desires to compare the device with the "equivalent" device already in use, evidence in the form of raw and test data which demonstrates the "equivalence" or superiority to the "equivalent" device, evidence in the form of raw and test data which demonstrate design, safety and effectiveness of the device in the form of mechanical, electrical, electronic and software, labeling of the device showing serial number, date of manufacture, location of manufacture, relevant federal safety standards and cautions to the end user or service provider, service and user manuals with similar labeling and references. The FDA reviews the applications and responds with questions and comments to the manufacture to revise or update the information they request. Upon approval, if approved the device is allowed to be marketed in the United States, the FDA, will review the manufactures standards and facilities at least once every two years thereafter or whenever they deem necessary.

         At this time our planned product is not developed enough to apply for FDA Clearance, but once developed an application will be processed through the FDA. We estimate it to take 3 to 6 months for this device to be approved. We will, through Dean Janes, be listed as a new device manufacturer with the FDA, and Mr. Janes has two FDA 510K approvals.


REGULATORY APPROVAL PROCESS


         All our products are classified as Class II (Medium Risk) devices by the Food and Drug Administration (FDA) and clinical studies with our products will be considered to be NSR (Non-Significant Risk Studies). Our business is governed by the FDA and all products typically require 510(k) market clearance before they can be put in commercial distribution. We are also regulated by the FDA's QSR regulation (Quality Systems Regulation), which is similar to the ISO9000 and the European EN46000 quality control regulations. All our products currently in production or manufactured by other vendors are approved for marketing in the United States under FDA's 510(k) regulations.

         To enter the European market, our products as well as our quality assurance systems will have to be approved and certified by an authorized certifying body such as TUV, UL or BSI. In the future, we may plan to go through this process as a part of its overall enhancement of the quality systems.


         TUV, UL and BSI are all standards testing companies assisting manufactures to comply with published standards, regulatory standards and laws necessary for marketing devices throughout the world and the United States. These three companies provide the UL and CE marks, demonstrating compliance with the standards and laws.

         TUV (Technischer Uberwachungsverein, English translation: Technical Inspection Association) TUV is NRTL (Nationally Recognized Testing Laboratory) and SCC certified, providing a full suite of services, including CE Marking assistance, electromagnetic compatibility (EMC), electrical & mechanical testing, and many additional global conformity assessment services that help companies gain product compliance to enter individual country markets.

         UL, Underwriters Laboratories Inc. (UL), is an independent, not-for-profit product-safety testing and certification organization. They test products for public safety for more than a century. Since their founding in 1894, they have held the undisputed reputation as a leader in product-safety testing and certification within the United States. Building on their household name in the United States, UL is becoming one of the most recognized, reputable conformity assessment providers in the world. Today, their services extend to helping companies achieve global acceptance, whether for an electrical device, a programmable system, or an organization's quality process.

         BSI exists to help industry develop new and better products and to make sure that products meet current and future laws and regulations. It tests products - from medical devices to fire extinguishers to lamps for football stadium - against published standards.


         Far East, Middle East, Eastern European, and Latin American markets have different regulatory requirements. We intend to comply with applicable requirements if and when we decide to enter those markets.

GOVERNMENT REGULATION

         The delivery of health care services has become one of the most highly regulated of professional and business endeavors in the United States. Both the federal government and individual state governments are responsible for overseeing the activities of individuals and businesses engaged in the delivery of health care services. Federal law and regulations are based primarily upon the Medicare and Medicaid programs. Each of these programs is financed, at least in part, with federal funds. State jurisdiction is based upon the state's interest in regulating the quality of health care in the state, regardless of the source of payment. We believe we are materially complying with applicable laws; however, we have not received or applied for a legal opinion from counsel or from any federal or state judicial or regulatory authority. Additionally, many aspects of our business have not been the subject of state or federal regulatory interpretation. The laws applicable to us are subject to evolving interpretations. If our operations are reviewed by a government authority, it may receive a determination that could be adverse to us. Furthermore, laws that are applicable to us may be amended in a manner that could adversely affect us.


         Only a very small portion of our revenues come through this system. All of our revenues are obtained from sales and service to vendees who pay us directly. We are not subject to Medicare, Medicaid, or any other federally funded health care program.

Our Market


         We compete in the medical diagnostic imaging market which is growing due primarily to continual technological improvements that lead to faster and better-resolution imaging, greater patient safety, and the provision of these capabilities to a growing and aging population. The result has been a vigorous competition to create the most cost-effective diagnostic imaging systems.

Business and Revenue Models

         Our business strategy is very straight-forward: (1) continue our base of C-arm remanufacturing and service business, (2) develop medical diagnostic imaging devices, based on our Technology for the medical imaging market, (3) sell our new medical diagnostic imaging devices directly to healthcare providers, as well as through channel partners and distributors, and (4) license our Technology to other medical diagnostic imaging device manufacturers.

         We believe the majority of future revenues will come from our 3D imaging devices and plans to focus most of our resources on this business opportunity. C-arms and C-arm tables will still be a part of our product line.

         We believe we can provide commercial quantities of our 3D imaging devices soon after completion of a prototype and FDA 510K clearance, estimated to be approximately one year.

         Our other revenues may come from the licensing of proprietary technology to other medical diagnostic imaging device manufacturers. The smallest portion of our future revenue will come from the sale and service of C-arms. Our product is designed to serve this evolving image field.

         Diagnostic imaging is an evolving part of modern medicine and is now entering a new era of digital imaging. The field has evolved from the early X-rays by Roentgen over 100 years ago to imaging of organs by computerized tomography (CT) and magnetic resonance imaging (MRI) that are 20 years old. Medical imaging is used for diagnosis in the leading causes of death, heart attacks, strokes, and cancer. What was once called the radiology department is now called the diagnostic imaging department because of the wealth of new technologies available beyond x-rays. A trauma victim's internal injuries are imaged with a CT scanner. Breast cancer, a leading cause of death in women, is detected with mammography and ultrasound.

Industry Overview

         Diagnostic imaging services are noninvasive procedures that generate representations of the internal anatomy and convert them to film or digital media. Diagnostic imaging systems facilitate the early diagnosis of diseases and disorders, often minimizing the cost and amount of care required and reducing the need for costly and invasive diagnostic procedures. A discussion of the primary technologies in use today follows this introduction.

MRI

         MRI involves the use of high-strength magnetic fields to produce computer-processed cross-sectional images of the body. Due to its superior image quality, MRI is the preferred imaging technology for evaluating soft tissue and organs, including the brain, spinal cord and other internal anatomy. With advances in MRI technology, MRI is increasingly being used for new applications such as imaging of the heart, chest and abdomen. Conditions that can be detected by MRI include multiple sclerosis, tumors, strokes, infections, and injuries to the spine, joints, ligaments, and tendons. Unlike x-rays and computed tomography, which are other diagnostic imaging technologies, MRI does not expose patients to potentially harmful radiation.

         MRI technology was first patented in 1974, and MRI systems first became commercially available in 1983. Since then, manufacturers have offered increasingly sophisticated MRI systems and related software to increase the speed of each scan and improve image quality. Magnet strengths are measured in tesla, and MRI systems typically use magnets with strengths ranging from 0.2 to
1.5 tesla. The 1.0 and 1.5 tesla strengths are generally considered optimal because they are strong enough to produce relatively fast scans but are not so strong as to create discomfort for most patients. Manufacturers have worked to gradually enhance other components of the machines to make them more versatile. Many of the hardware and software systems in recently manufactured machines are modular and can be upgraded for much lower costs than purchasing new systems.

Positron Emission Tomography (PET)

         PET is a nuclear medicine procedure that produces pictures of the body's metabolic and biologic functions. PET can provide earlier detection of certain cancers, coronary diseases or neurologic problems than other diagnostic imaging systems. It is also useful for the monitoring of these conditions.


Computed Tomography (CT)

         In CT imaging, a computer analyzes the information received from an x-ray beam to produce multiple cross-sectional images of a particular organ or area of the body. CT imaging is used to detect tumors and other conditions affecting bones and internal organs.

Other Services

         Other diagnostic imaging technologies include x-ray, single photon emission computed tomography, and ultrasound.

Digital Imaging Technologies

         New techniques for the digital capture, display, storage, and transmission of X-ray images are poised to revolutionize the diagnostic imaging market. Although digital technologies and techniques have been in use in other diagnostic imaging areas (such as CT scans, MRI scans, and ultrasound), technical problems have kept X-ray technologies in the era of film. However, new methods of digitally capturing X-ray images are under development, and promise to revolutionize X-ray imaging.

         The need to cut costs and improve services in healthcare delivery is driving the move to digital systems. The requirement for hospitals to implement electronic access to medical images and other types of information is now widely accepted and regarded as inevitable. The trend toward storing, distributing and viewing medical images in digital form is being fueled by both changes in the economic structure of the healthcare system and by rapidly evolving technologies. In particular, the new economics of health care will mandate a shift from film-based radiology to the electronic delivery of digital images, while new technology promises the additional benefit of vastly improved diagnostic power.

Users of Diagnostic Imaging

         MRI and other imaging services are typically provided in one of the following settings: Hospitals, Clinics, Independent Imaging Centers, and physician's offices.

                                   Competition

         The healthcare industry in general, and the market for imaging products in particular, is highly competitive. We compete with a number of companies, many of which have substantially greater financial, marketing, and other resources than the Company. The Company's competitors include large companies such as GE, Philips, Siemens Toshiba and Hitachi, which compete in most medical diagnostic imaging modalities, including X-ray imaging.

         The following are key players in the international medical diagnostic imaging market:

         o        ADAC Laboratories
         o        Eastman Kodak Co.
         o        Fonar Corp.
         o        Fuji Medical Systems U.S.A. Inc.
         o        General Electric Medical Systems
         o        Hitachi Medical Systems America Inc.
         o        Hologic Inc.
         o        Imaging Diagnostic Systems Inc.
         o        Imatron Inc.
         o        Lumisys Inc.

         o        Marconi Medical Systems
         o        Philips Medical Systems Nederland BV
         o        PhorMax Corp.
         o        Siemens Medical Engineering Group
         o        Sterling Diagnostic Imaging Inc.
         o        Trex Medical Corp.
         o        Varian Medical Systems Inc.

Direct Competitors

         At this time, we are not aware of any existing devices in the marketplace that provide 3D, real-time diagnostic medical imaging, with the exception of ultrasound equipment by several manufacturers.

         Ultrasound is a real-time tomographic imaging modality. Not only does it produce real-time tomograms of the position of reflecting surfaces (internal organs and structures), but also it can be used to produce real-time images of tissue and blood motion. However, ultrasound is a low-resolution imaging modality that does not produce an image as precise and clear as fluoroscopy. Our devices will rely instead on the use of fluoroscopy, a high-resolution imaging modality, to produce "live" X-ray images of a living patients in 3D.

                 Marketing and Sales Plan - Proposed New Product


Marketing Strategy - Proposed New Product


         Our marketing strategy is to promote the image that our Imaging3 Technology is designed to be a complete and comprehensive medical diagnostic imaging solution.

Product and Service Differentiation


         We believe differentiating attributes of our Imaging3 Technology are:


         o Real time medical diagnostic imaging that will produce high resolution images
         o        Reasonably priced
         o        Easy-to-install
         o        Array of features
         o        Reliability


Our Sales Strategy


         Concurrent with a marketing campaign, we intend to commence marketing our medical diagnostic imaging devices in the U.S. We may begin International sales after achieving initial penetration in the U.S. domestic marketplace.

Timing of Marketing Efforts

         We intend to attempt to achieve FDA approval within nine months, and we intend to commence a marketing campaign immediately upon approval.

         U.S. Sales: We hope to commence marketing in 6-9 months.

         International Sales: We hope to commence marketing in 12-16 months.


Sales Margin Structure

         Our management believes the majority of our sales will be derived from direct sales to customers, with the balance of sales derived from dealers and manufacturer's representatives. As a result, our sales margin structure must be attractive to these independent organizations.

         o        Direct Sales - Full suggested list price
         o        Dealers - 30% off suggested list price
         o        Manufacturer's Representatives - 10% commission

Target Market Segment

         Our management has identified general medical and surgical hospitals in the U.S. as our primary target market segment for Imaging3 Technology.

Distribution Channels

         We plan to sell our Imaging3 medical diagnostic imaging devices through several channels of distribution, including:

         Direct Sales to End Users

         Our policy is to sell directly to end-users whenever possible. We expect direct sales will occur most often with larger customers.

         Executive Sales

         Because many of our potential customers will tend to be through senior healthcare managers, it is important that our president and senior managers present our products to our customers and our management be actively involved in marketing activities.

         Field Sales Force

         The majority of our selling efforts to large accounts will be handled internally through our field sales force which we must yet develop. Imaging3 has chosen to use a direct sales force because its large accounts require considerable customer education and post-sales support -- directly from us. Our product price points, pricing structure, and potential margin of profit are such that its cost of sales warrants a "person-to-person" selling strategy.

         Dealers and Manufacturers' Representatives


         We have working relationships with a number of independent manufacturers' representative organizations that help distribute the Company's current services. The Company expects to work with these organizations to help distribute diagnostic medical imaging devices built with our Technology. These organizations have well-established relationships with mid-size to large size customers.

         We can supplement our field sales force by entering into agreements with dealers and manufacturers' representatives. Because dealers and manufacturers' representatives carry several product/service lines that are compatible with the Company's products and services, we plan to select dealers and manufacturers representatives carrying complementary and compatible products and services, as well as dealers and manufacturers' representatives that sell dissimilar products and services yet ones that are appropriate to their customers. We have no arrangements whatsoever for our new proposed products with any dealer or manufacturer's representative and will have none until FDA approval is complete, if ever, and the product is ready to launch.


                             Administrative Offices

         The Company currently maintains an office at 3200 W. Valhalla Drive, Burbank, CA 91505. This facility contains 10,800 square feet of space, and the Company currently pays rent at a rate of $.65 per square foot, gross. We have approximately 6,000 square feet of manufacturing space in our rebuilt building which we lease from our president, Dean Janes.


                                    Employees


         We currently employ 9 full-time individuals, all of whom are working at the Company's offices at 3200 Valhalla Drive, Burbank, California. Of those 9 full-time employees, 5 are employed in administrative, marketing, and sales positions, and the remaining 4 are technical employees employed in research, development, and technical product maintenance positions. We additionally employ two persons through temporary staffing, a programmer and a mechanical engineer. We project that during the next 12 months, our workforce is likely to increase to 21, with 6 of the new positions being in the administrative, marketing, and sales areas and the remaining 6 of the new positions being in research, development, and production positions.


         To support our need for technical staffing, we have established relationships with technical staffing organizations that continuously offer highly qualified personnel to meet our needs, both locally and from out of the area.

              PRICE RANGE OF OUR COMMON STOCK & STOCKHOLDER MATTERS

         (a) Our common stock is not traded in any venue. We intend to apply for trading approval on the OTCBB through an NASD broker-dealer concurrent with the filing of this registration statement.

         Because of recent changes in the rules and regulations governing the trading of small issuers securities, our securities are presently classified as "Penny Stock," which classification places significant restrictions upon broker-dealers desiring to make a market in these securities. The existence of market quotations should not be considered evidence of the "established public trading market."


         (b) Shareholders. As of December 29, 2004, we had 168 shareholders of record.


         (c) Dividends. We haven't ever paid any dividends and do not foresee paying dividends in the next five year.

MARKET RISK

         We do not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

FUTURE TRENDS

         We cannot assure that any profit on revenues can occur in the future from our business, because we may have to continue, through our business, to heavily advertise and promote our services and develop additional value-added services in order to preserve or increase our market share. In spite of taking measures to control expenses, operating losses may continue. If we acquire additional capital, for example through investors in private placements, we may decide to expand our business more rapidly.

         We were a Reporting Company under Section 12(g) of the Securities & Exchange Act of 1934 since 2002 but failed to keep up our filings and filed a Form 15 Termination of our filing status under 12(g) concurrent with the filing of this Registration Statement. Due to this failure to file current reports when due, we will not be eligible to use Form S-3, if we otherwise qualified to use it, for registration statements. In addition, if we were to seek an exchange listing, this factor would be viewed negatively in the listing process. Our failure to maintain current reports may also be indicative of the inability of Company to meet the Reporting requirements of the Exchange Act in the future.

LEGAL PROCEEDINGS

         We, in the normal course of business, may be engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business.


         In connection with a fire at our facility on or about February 29, 2002, in which our manufacturing, warehouse, and office facilities were substantially destroyed, we have become engaged in litigation in several courts described herein.

         On February 28, 2002, we initiated legal proceedings in the Los Angeles Superior Court against its construction contractor, Tower Engineering [Imaging Services, Inc. and Dean Janes v. Tower Engineering, Los Angeles Superior Court case number EC033979]. We filed because we are a tenant under a lease and entitled to damages. In connection with that action, Tower Engineering filed a cross-complaint against us, seeking payment of allegedly outstanding invoices related to the same construction. We answered the cross-complaint, denying its allegations. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers for the parties. These construction-related cases are Hayat Painting and Wallcovering, Inc. v. Imaging Services, Inc. and Tower Engineering; Los Angeles Superior Court Case Number 02CC03321, filed April 8, 2002, and Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597. A primary defendant, Mario Osorio, dba Albert's Electric Service, has been discharged in bankruptcy action, and his insurer has also gone into liquidation. Westside was a suppler to Mario Osorio and filed a materialman's suit. These cases may be deemed related or consolidated with the primary Imaging vs. Tower action. Summary judgment was entered against the Company with respect to its affirmative claim for relief in connection with the Company's fire losses, and this ruling is under appeal. The Court has ordered that the claims of Tower Engineering for allegedly unpaid invoices will be presented to binding arbitration within the next three to four months. Another construction-related collection case, Westside Wholesale Electric and Lighting, Inc. v. Mario Albert Osorio, dba Albert's Electric Service, and Dean Janes; Los Angeles Superior Court case number 02K02597, was consolidated with the primary Imaging vs. Tower action, and will be arbitrated at the same time.


         On April 25, 2002, the Company initiated litigation against a former employee, Dan Asbill, who was a V.P. of Sales for the company and his subsequent employer for unfair business practices and related business torts in connection with that employee's post-termination conduct, i.e., we alleged that he took our customers after he left our employ. In that action, Imaging Services, Inc. v. Dan Asbille, Imaging Technologies, and Computron Inc.; Los Angeles Superior Court Case Number BC 272665, the Company alleged various causes of action. This action was in the Northwest District of the Los Angeles Superior Court. Two of the defendants, individual defendant Danny Asbille, and Computron Display Systems, Inc. responded with cross-complaints against the Company for breach of contract and conversion, which were defended in conjunction with the Company's prosecution of the initial Complaint. In January 2004, a jury in this action found in favor of the Company with respect to the Company's conversion claims against Danny Asbille and Computron Display Systems, Inc., and awarded the Company $88,557.00. The same jury found in favor of Computron Display Systems, Inc. with respect to its conversion claim against the Company in the amount of $17,500.00. That jury also awarded $97,500.00 to Danny Asbille with respect to his contract claim against the Company. No payments associated with any of these awards have been made.

         The Company and its Chief Executive Officer (Dean Janes) also have certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed amounts claimed in connection with purchase orders, and invoices, and are pending in several jurisdictions. The Company disputes the amounts claimed in these collection actions, and is or has been defending, or assisting in defending, each of these actions in the jurisdictions in which they were filed. These actions are The Center for Physical Medicine and Rehabilitation v. Imaging Service, Inc.; Alabama Court Case number 2001-242-GR, filed January 25, 2002; Covington Anesthesia Assoc. P.C. vs. Imaging Services, Inc., Magistrate Court of Rockdale County, Georgia case number 2003-CV-1607 I; DeLage Landen Financial Services vs. Imaging3, Inc., Los Angeles Superior Court case #04C01092; DLW, LLC vs. Imaging3, Inc. Dean Janes, Michele Janes, William Ayres, Los Angeles Superior Court case number BC305279, filed October 30, 2003; Dove vs. Imaging3, Inc. and Dean Janes, Tarrant County Texas Case number 03-17988-1, filed August 15, 2003; Executive Car Leasing Co. vs. Imaging Services, Inc., Los Angeles case # 04C01929, filed December 1, 2004; Federal Express vs. Imaging3, Inc., Los Angeles Superior Court case #04C00240; Ford Motor Credit Co. vs. Janes, Los Angeles Superior Court case #04C00285; ISOL Tech America, Inc. v. Imaging Services, Inc., Dean Janes, and Chris Sohn; Los Angeles Superior Court Case No. EC 034969, filed on July 30, 2002; Medical Equipment Locator vs. Imaging3, Inc., Los Angeles Superior Court (Glendale) case number 03C00347; Medstone Internation -al, Inc. v. Imaging Services, Inc. and Dean Janes; Los Angeles Superior Court case number 02CC03321, filed February 27, 2002, Medison Co., Ltd., Kyun Jae Choi and Seung Woo Lee, co-receivers vs. Imaging3, Inc., Korean Arbitration Board case # 04113-0007; Modern Printing & Mailing vs. Imaging Services, Inc., San Diego Superior Court case number IC793409; North American Imaging (NAI) vs. Imaging3, Inc. and Dean Janes, Ventura County Superior Court case number CIV218907; Pain Relief Centers vs. Imaging Services, Inc., Catawba County (North Carolina) file number 01CVS4081; Skagit County Public Hospital vs. Imaging3, Inc., San Diego Superior Court case number GIC815767, filed August 8, 2003; Richardson Electronics vs. Imaging3, Inc. and Dean Janes, Los Angeles County Superior Court case number 02T04018, filed November 12, 2002; Wayne LeBleu & Associates vs. Imaging3, Inc., Vermilion Parish, Louisiana case #20407239; Stonebridge Leasing Co. vs. Imaging Services, Inc. and Dean Janes, Chester County (Pennsylvania) Court of Common Pleas docket number 03-02293, filed March 19, 2003; Surgery Center LLC (Ambulatory Surgical Center), et al. vs. Imaging Services, Inc., Imaging3, Inc. Los Angeles Superior Court (Glendale/ Burbank) case number EC037887, filed October 20, 2003; Toms River Surgery Center, LLC vs. Imaging3, Inc., Los Angeles Superior Court case number BC288311, filed January 9, 2003; Veterinary Management Services, Inc. v. Imaging Services, Inc.; Colorado case number 01-CV-001419; filed on May 25, 2002.

         The Center for Physical Medicine action was handled by local counsel in Alabama, and was resolved, we are advised, on or about February 2003.

         The Covington Anesthesia Assoc. matter resulted in a judgment in favor of the plaintiff in the amount of $7,654.34 principal, plus attorneys' fees, court costs, and interest in October 2003; a sister-state judgment was entered in the Los Angeles Superior Court in September, 2004 in the amount of $11,227.19 (Los Angeles Superior Court case # 04C01792).

         The DeLage Landen case sought $16,619.27 plus interest from June 1, 2003 and attorneys' fees; recently-concluded negotiation have resulted in a settlement, pursuant to which the Company will pay $750.00 per month for eleven months, with a final payment thereafter of $4,750.00.

         The DLW case sought more than $46,100.00 plus attorneys' fees and litigation costs from the Company and individuals affiliated with it; on April 20, 2004, the Company's Motion to Compel Arbitration was granted, and the action was stayed pending completion of the arbitration, which has not been set.

         The Dove case in Texas, on January 23, 2004, resulted in a judgment against the Company and Dean Janes in the amount of $17,100.00, plus interest from January 23, 2004 at 5% per annum, plus attorneys' fees of $5,500.00, and costs of court.

         The Executive Car Leasing action seeks $14,901.73 plus collection costs and fees against the Company. The Company answered the complaint and asserted a number of affirmative defenses.

         The Federal Express action seeks $16,217.90 against the Company and is scheduled for trial in February 2005.

         The Ford Motor Credit action seeks $8,772.46 against Dean Janes, individually; a summary judgment motion filed by the plaintiff was denied on November 5, 2004.

         The ISOL case was dismissed (without payment by the Company) on or about December 30, 2002.

         The Medical Equipment Locator case sought $12,263.00 plus litigation costs, and was settled by an agreement to pay $1,000.00 by March 15, 2004 and subsequent monthly payments of $500.00 through June 15, 2005.

         The Medstone action was resolved by settlement on February 18, 2003 for $155,000.00 with interest at 8% per annum, and the Company is making monthly payments of $5,000.00 toward the remaining balance, which payments were to increase to $10,000.00 per month on March 1, 2004, until paid.

         The Medison action, initiated on or about April 28, 2004 and sent to the Company some time thereafter was submitted, by the claimants, to the Korean Commercial Arbitration Board, and it awarded $515,000 plus interest from March 1, 2002 against us.

         The Modern Printing action was settled in October, 2003, with the Company agreeing to make four monthly installments of $2,000.00 each, with a total of $16,000.00 due (less payments made) in the event of a default.

         The North American Imaging (NAI) case had been set for trial on March 29, 2004. The Plaintiff in NAI previously obtained a writ of attachment against the Company, and sought damages against the Company and Dean Janes in the amount of $106,469.98; the Company had a cross-complaint against NAI. The NAI action was settled in February 2004, pursuant to which the Company agreed to pay $6,153.85 each month, commencing on April 1, 2004, until the total sum of $80,000.00 has been paid.

         The Pain Relief Centers action was resolved by settlement and was dismissed in January 2003.

         The Plaintiff in the Skagit County case sought $43,198.00 plus punitive damages, interest, costs and attorneys' fees. The Skagit County action has been settled, through the Company's agreement to pay a total of $32,398.50, plus interest at 5% per annum within 24 months. An initial payment of $2,000.00 was paid on July 9, 2004, and the company agreed to make additional monthly payments of $1,000.00 per month, commencing on August 9, 2004, with a final balloon payment at the end of the 24th month to satisfy the $32,398.50 amount.

         The Richardson Electronics case was settled by stipulation in September, 2003 for an agreed judgment of $13,420.61 (plus costs, attorneys' fees and interest), which judgment amount would be stayed so long as the Company paid a total of $3,000.00 in monthly installments through February 2004.

         The Stonebridge Leasing case resulted in a Pennsylvania judgment in the amount of $25,698.23 in July, 2003.

         The Surgery Center LLC action seeks $75,500.00 plus collection costs. A settlement was reached requiring periodic payments by the Company.

         The Toms River Surgery case sought $192,604.00 plus punitive damages, attorneys' fees and costs of collection, and was settled in June 2004, with the Company's agreement to pay

Toms River $88,000.00 plus interest at 6% per annum from June 1, 2004 until the date of full payment, which is to be made no later than January 1, 2006.

         The Company employed Colorado counsel as attorneys of record in the Veterinary Management Services case; local counsel withdrew in or about September, 2002. The Veterinary Management Services case was scheduled to go to trial on November 24, 2003, and resulted in a default judgment against the Company in the amount of $382,900.73. This judgment was then entered as a sister-state judgment in California in the amount of $382,900.73 (Los Angeles Superior Court case # BS091681); the Company has filed a Motion to Vacate this entry of judgment, which motion was denied on October 28, 2004. We have not resolved this judgment as of date hereof, and it could materially impair our ability to continue in business. The plaintiffs' claimed damages due to defective products replacement costs, lease payments, and lost income, and attorneys' fees.

         The Wayne LeBleu & Assoc. vs. Imaging3 case resulted in a default judgment of $4,010.16 on June 7, 2004, and, in September 2004 was entered as a sister-state judgment in California in the amount of $5,540.74 (Los Angeles Superior Court case #04C01777).

         On judgments, we paid a total of $72,000 in 2003 and $15,000 during the period ended September 30, 2004. We believe, based on our review and consultation with outside legal counsel, that the ultimate resolution of the outstanding litigation will not have a material adverse effect on our financial position or results of operations, except that the Veterinary Management Services, Inc. judgment and the Medison action (Korea) may be material impediments to our ongoing operations and future capital raising.


SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         We have not submitted matters to security holders in the past year.


                                 CAPITALIZATION


                                                             Amount of shares
                                                             outstanding as
                                                             of Sept.
                                                             30, 2004

STOCKHOLDER'S DEFICIT
Common Stock, no par value,
500,000,000 shares authorized (1)                            168,840,000*

Paid in Capital 168,840,000* shares outstanding

Accumulated deficit                                          2,945,874
TOTAL SHAREHOLDER'S EQUITY                                   997,999

*168,840,000 as of December 31, 2004


(1) Does not include up to 16,000,000 shares reserved for issuance pursuant to an Incentive Stock Option Plan. See "Management: Stock Option Plans."


                                 USE OF PROCEEDS


         We will not receive any of the proceeds of the sale of 70,440,000 shares by selling shareholders.

                        DIRECTORS AND EXECUTIVE OFFICERS
                      AND SIGNIFICANT MEMBERS OF MANAGEMENT
--------------------------------------------------------------------------------


         (a) The following table furnishes the information concerning our directors and officers as of the date of this report. The directors of the Registrant are elected every year and serve until their successors are elected and qualify.

Name                        Position Held                      Tenure
--------------------------------------------------------------------------------


Dean Janes                  Chairman and CEO                   Annual since 1993

Christopher Sohn            Director, President & COO          Annual since 2000

Xavier Aguilera             Secretary/Treasurer                Annual since 1999
                            Senior Vice President &
                            CFO

Michele Janes               Vice President-                    Annual since 1993
                            Administration

         The following table sets forth the portion of their time the directors devote to our Company:

         Dean Janes            100%          Christopher Sohn           100%
         Xavier Aguilera       100%          Michele Janes              5%

         The term of office for each director is one (1) year, or until his/her successor is elected at our Company annual meeting and is qualified. The term of office for each of the officers is at the pleasure of the Board of Directors.

         (b) Identification of Certain Significant Employees.

         Our success depends on the performance of our officers and key employees. They are Dean Janes, Christopher Sohn, Xavier Aguilera, and Michele Janes. Members of our management team have worked together for four years. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, qualified personnel and product support. Please see "Management."

         (c) Family Relationships. Dean Janes and Michele Janes are husband and wife.

         (d) Business Experience.

         The following is a brief account of the business experience during the past five years of each of our directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

         Dean Janes. Mr. Janes, age 39, is the Chairman and Chief Executive Officer of the Company. Mr. Janes founded Imaging Services, Inc. in October of 1993 which changed its name to Imaging3, Inc in 2002. Mr. Janes was the President and CEO of Imaging Services, Inc. from 1993 to 2001, his responsibil-ities included business development and overseeing operations, sales and market-ing, operations and finance. In 2001 Mr. Janes brought Mr. Sohn on as President and COO with Mr. Janes taking the position of Chairman and CEO, his duties remain the same with exception of directly overseeing operations and finance. Prior to working for Imaging Services, Inc., now Imaging3, Inc, Mr. Janes worked for COHR, Center for Health Resources, from 1992 to 1993 as a Senior Field Service Engineer, his job responsibilities included, technical support for junior engineers and business development of service contracts and revenues for all makes of medical imaging equipment. From 1991 to 1992, Mr. Janes worked for Toshiba American Medical Corporation, his job title was National Technical Support Engineer, his primary responsibilities were to assist Service Engineers throughout the U.S. with problems and design errors with Cath Labs and Angio Suites, being a conduit to Japan and the Service Engineers in the U.S. From 1990 to 1991 Mr. Janes worked for OEC Medical Systems, Inc as a Senior Field Service Engineer, his responsibilities were to maintain, repair and install c-arms and Urology systems in the Southern California area. From 1988 to 1990 Mr. Janes worked for Kaiser Medical Physics as an in-house X-ray Service Engineer for Kaiser Harbor City Hospital, his responsibilities were to maintain and repair medical imaging equipment within the hospital and three outlying clinics. Mr. Janes also served in the U.S. Army Reserves as a Biomedical engineer, his service was from 1983 to 1991, with a tour in the first Gulf War from December of 1990 to April of 1991. He majored in Bio-Medical Electronic Engineering at the University of Colorado Technical Institute (1984-1988). Mr. Janes is the principal inventor of Imaging3 real-time 3D medical diagnostic imaging technology. Mr. Janes is a member of MENSA.

         Christopher Sohn. Mr. Sohn, age 45, is the President and Chief Operat-ing Officer of the Company since 2001. As a COO for Imaging3, Mr. Sohn's respons -ibilities include developing international sales, marketing and resourcing net-work, organizing and strategizing with manufacturing companies and researching new sources of products from developing countries for import into the U.S., over -seeing of business operations and human resources. Prior to working for Imaging Services, Inc. now Imaging3, Inc., Mr. Sohn was President and CEO of DMI, Inc. from 1994 to 2000, As a Chief Executive Officer for an international trading company of diagnostic medical imaging system, Mr. Sohn's main responsibility was to develop business relationships and dealer networks in Central and South American markets, connecting this with the needs of Asian medical equipment manu -factures as well as manufactures in the U.S. and North America. Mr. Sohn has also organized and participated in more than a dozen medical exhibitions during this period including the Hospitalar (Brazil 1995-2000), and RSNA during the same period. From 2000 to 2001 Mr. Sohn was CEO for ISOL America, Inc., his responsibilities included starting up an overseas headquarters for the parent company ISOL Korea in the U.S. as well as setting up a distribution and dealer network in the U.S., Central and South America for ISOL's products, which included MRI, Magnetic Resonance Imaging and Bone Desitometry Systems. Mr. Sohn also assisted in the companies efforts to achieve FDA and UL approval of their products as well as researching manufacturing partners for the assembly and manufacture of ISOL products within the U.S.. Mr. Sohn majored in Biochemistry and Computer Science at the University of California at Los Angeles (1978-1982).

         Xavier Aguilera. Mr. Aguilera, age 56, is the Senior Vice President/Chief Financial Officer of the Company since 1999. Mr. Aguilera's responsibilities include managing the companies finances, accounting, taxes, credit facilities and interfacing and developing new relationships with banks and other financial institutions. Prior to working for the Company Mr. Aguilera was self-employed as a consultant for Xavier Aguilera & Associates from 1997 to 1999, His responsibilities were to manage and open primary healthcare facilities throughout Southern California. He provided property management, estate planning, credit facility and Import/Export consulting for several businesses in Southern California. From 1995 to 1997 Mr. Aguilera was the Chief Administrative Officer for East Los Angeles Doctors Hospital, his responsibilities were to manage administrative personnel within the hospital, manage public relations, business development and JCAHO compliance. From 1992 to 1995, Mr. Aguilera was the Chief Executive Officer for El Centro Human Services Corporation, his responsibilities were to develop and implement a community based mental health facility consisting of eight satellite centers, he managed a $9.4 million budget and a full time staff of 240 employees. From 1990 to 1992, Mr. Aguilera was a Deputy Director/Administrator for Northeast Community Clinic, his responsibilities were to implement and administer the clinics health programs and oversee operations. From 1988 to 1990, Mr. Aguilera was self employed as a consultant for finance, management and international finance, he provided these services to banks as well as businesses throughout Southern California. From 1987 to 1988, Mr. Aguilera was Vice President of International Banking Marketing for California Commerce Bank, his responsibilities were to manage and administer a $14 million portfolio, develop new business in the Southern California with Hispanic Businesses and develop business relationships with Northern Mexico businesses and banks. From 1981 to 1987, Mr. Aguilera was an Assistant General Manager/Deputy Director for Banco Nacional de Mexico, (BANAMEX), his was responsible for $60 million in new deposits as well as new business development and management of commercial and personal lending departments. He holds a Bachelors degree in Business from California State University at Northridge
(1983) and a Certificate of Medical Management from the University of California at Los Angeles (1995).

         Michele Janes. Mrs. Janes, age 38, is the Vice President-Administration of the Company since 1993. From 1988 to 1993, Mrs. Janes was Manager of Remedy Temps Brentwood office, her responsibilities were to manage office staff, local advertising campaigns, business development and client relations. From 1986 to 1988, Mrs. Janes managed the executive secretarial pool for Arthur Young, her responsibilities were to manage approximately 50 employees. From 1982 to 1985, Mrs. Janes worked for Fortune Promo Seven as a marketing account representative, her responsibilities were to develop advertisement and marketing campaigns for, European, Middle Eastern and U.S. Companies in the Middle East. Mrs. Janes holds a Bachelors degree in Marketing from Bennett College of London (1985).

         (e) Committees of the Board of Directors

         The Board of Directors does not have a nominating committee. Therefore, the selection of persons or election to the Board of Directors was neither independently made nor negotiated at arm's length.

         Compensation Committee. Our Company established a Compensation Committee on August 31, 2003, which consists of two directors, Dean Janes and Christopher Sohn. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of our officers and directors.

         Audit Committee. On August 31, 2003, the Board of Directors established an Audit Committee, which consists of two directors, Xavier Aguilera and Michele Janes. The Audit

Committee will be charged with recommending the engagement of independent accountants to audit Company financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of our Company management and independent accountants pertaining to our financial statements and performing other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

         (f) Resolution of conflicts of interest


         As mentioned earlier, some of our officers and directors will not always devote 100% of their time to the affairs of our Company. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. Such conflict may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to our Company.


         There is no procedure in place which would allow our officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.


         We have no procedure in place with regard to any intellectual property that an officer or director might develop in another business. The policy and the expectation is that, if it is related to the business of our company, it belongs to our company. Although our officers and directors have indicated that they are not involved in any intellectual property development (IP) outside of our company, our position would be that, if it is not related to our company's business, we would not assert any ownership claim to such IP.

         We know of no apparent conflict with any other business or venture in which any employee officer or director may be involved. All of the officers and directors have indicated that they have no business interests in any business, supplier, subcontractor, or sales entity that directly or indirectly competes with our company.


EXECUTIVE COMPENSATION

(a) Officers' Compensation.

         We paid compensation for all services provided up to December 31, 2003(1) to each of the executive officers and (2) to all officers as a group as follows.



                                                  SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                    Cash Compensation                  Security Grants
------------------------------------------------------------------------------------------------------------------------------------
Name and          Year     Salary       Bonus    Annual          Restricted Securities       Long Term       LTIP      All Other
Principal                                        Compensation    Stock      Underlying       Compensation/   Payments  Compensation
Position                                         /Other($)       Awards     Options/         Options
                                                                            SARs(#)
                                                                            (SHARES)
------------------------------------------------------------------------------------------------------------------------------------



Dean Janes,
CEO, Chairman     2003     144,000(2)   0        0                 0        0                 0                0       0
                  2002     0            0        0                 0        0                 0                0       137,208,85(1)
                  2001     100,000      0        0                 0        0                 0                0       0
                  2000     100,000      0        0                 0        0                 0                0       0
                  1999     100,000      0        0                 0        0                 0                0       0


------------------------------------------------------------------------------------------------------------------------------------

Christopher       2003     110,000      0        0                 0        0                 0                0       0
Sohn,             2002     110,000      0        0                 0        0                 0                0       0
President &       2001     110,000      0        0                 0        0                 0                0       0
COO               2000     110,000      0        0                 0        0                 0                0       0
------------------------------------------------------------------------------------------------------------------------------------

Xavier            2003     95,000       0        0                 0        0                 0                0       0
Aguilera,         2002     95,000       0        0                 0        0                 0                0       0
Secretary/        2001     95,000       0        0                 0        0                 0                0       0
Treasurer,        2000     95,000       0        0                 0        0                 0                0       0
Executive         1999     95,000       0        0                 0        0                 0                0       0
Vice President,
& CEO
------------------------------------------------------------------------------------------------------------------------------------

Michele           2003     35,000       0        0                 0        0                 0                0       0
Janes,            2002     35,000       0        0                 0        0                 0                0       0
Vice Presi-       2001     35,000       0        0                 0        0                 0                0       0
dent - Admin-     2000     35,000       0        0                 0        0                 0                0       0
istration         1999     35,000       0        0                 0        0                 0                0       0
------------------------------------------------------------------------------------------------------------------------------------

Officers as       2003     340,000      0        0                 0        0                 0                0       0
a Group           2002     340,000      0        0                 0        0                 0                0       0
                  2001     340,000      0        0                 0        0                 0                0       0
                  2000     340,000      0        0                 0        0                 0                0       0
                  1999     230,000      0        0                 0        0                 0                0       0
====================================================================================================================================

         We have made no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).


         All officers serve at will without employment contracts except that Dean Janes is employed under a Consulting Agreement under which the Company pays Mr. Janes $12,000 per month until either party terminates the Agreement on 30 days written notice.

         (1) Fee paid in 2002 for services previously rendered as required in Mr. Janes' Consulting Agreement.

         (2) Pursuant to Consulting Agreement.


(b) Directors' Compensation


         Directors who are also officers of our Company receive no cash compensation for services as a director. However, the directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We have not granted any options to directors under Stock Incentive Plan as adopted.

                     SUMMARY COMPENSATION TABLE OF DIRECTORS
             (excludes compensation shown in Executives Table above)

None


         We have made been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

         Termination of Employment and Change of Control Arrangements:

         None.

         Stock purchase options:

         None

         We have a Stock Option Plan for employees administered by the Board as the compensation committee and have reserved 16,000,000 shares for use therein. No options have been priced, or awarded to anyone to date, and the terms of price, exercise date and award conditions have not been determined.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires our officers and directors, and persons who own more than 10% of a registered class of the its equity securities, to file reports of ownership and changes in ownership of our Company equity securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish to our Company with copies of all Section 16(a) that they file.


         (a) Beneficial owners of five percent (5%) or greater, of our common stock: The following sets forth information with respect to ownership by holders who are not officers or directors of more than five percent (5%) of its common stock known by our Company based upon 168,840,000 shares outstanding at December 31, 2004.


Title of        Name and Address            Amount of                 Percent of
Class           of Beneficial Owner         Beneficial Interest       Class
--------------------------------------------------------------------------------

None

         (b) The following sets forth information with respect to our common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group at December 31, 2004.

Title of  Name and Address                      Amount of             Percent of
Class     of Beneficial Owner                   Beneficial Interest   Class
--------------------------------------------------------------------------------


Common    Dean Janes (1)                        69,000,000            40.87%
Stock     (includes shares owned by wife,
          Michele Janes)
          c/o Imaging 3, Inc.
          3200 W. Valhalla Drive
          Burbank, CA 91505

Common    Christopher Sohn (2)                  23,000,000            13.62%
Stock     c/o Imaging 3, Inc.
          3200 W. Valhalla Drive
          Burbank, CA 91505

Common    Xavier Aguilera (3)                   400,000               .24%
Stock     c/o Imaging 3, Inc.
          3200 W. Valhalla Drive
          Burbank, CA 91505


Total for officers and directors
as a group (3 persons)                          92,400,000            54.73%


(1) Dean Janes is Chairman and Chief Executive officer of the Company.

(2) Christopher Sohn is a Director and Chief Operating Officer of the Company.

(3) Xavier Aguilera is Secretary/Treasurer, Director, Senior Vice President, and Chief Financial Officer of the Company.

Each principal shareholder has sole investment power and sole voting power over the shares except when husband and wife share it.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Mr. Janes our president, a director, and principal shareholder, was the owner of the principal building facility that we currently occupy and lease for 10,000 square feet until October 2004 when he sold it. We rent our facility at $7,000 per month on a 25 year lease, but it is now from a non-affiliate. We have paid $203,000 to Mr. Janes for such lease in the past two years.


         Dean Janes and Michele Janes are husband and wife.

         Mr. Janes owed the Company $143,752.88 for advances for litigation expenses and other matters but repaid the Company in late 2004 in full and advanced a loan for $250,000 due in one year at 6% interest payable monthly to the Company in 2005 secured by a Security Agreement and evidenced by a Promissory Note.

         Mr. Janes is employed pursuant to a Consulting Agreement for $12,000 per month plus expenses. The Agreement is terminable by either party on 30 days written notice. He was paid $144,000 each year in 2003 and 2004 under such Consulting Agreement. There are no other material terms of the Agreement.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Kabani & Company, Inc. completed the audit of the balance sheets as of December 31, 2002, and 2003 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002, and 2003. In connection with these audits, no disagreement exists with any former Accountant on any matter of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former Accountant, would have caused the Accountant to make reference in connection with his report to the subject matter of the disagreement(s).

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Our Articles of Incorporation (as amended) authorize the issuance of 500,000,000 shares of common stock at no par value. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.


         Our shareholders are entitled to dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably our net assets after distribution is made to our creditors. Our shareholders have no preemptive, conversion or redemptive rights. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock are issued in the future, the relative interests of then existing stockholders will be diluted.

         We have 168,840,000 common shares issued and outstanding.

         The number of shares described reflects two forward splits, as well as additional shares issued to adjust the shareholders' positions for the subsequent issue of shares to others at a much lower price.

         In late 2003, the Company needed to raise more capital, and, in order to do so, it determined that it could not do so at a price comparable to its prior private placement at $1.00 and $2.50 per share. In order to treat prior investors fairly and not dilute them excessively in the new capital placement, the Company adjusted their share holding by issuing new shares to such prior investors as if they had purchased at the same price as the proposed new offering which was made at $.025 per share

         Since 2001, Imaging3 has undertaken three private placement offerings as follows:

First Offering

         The first offering began in 2001 and ended on March 31, 2002. A total of three investors purchased 35,000 shares at $2.50/share for a total of $87,500. Subsequently, one of the shareholders transferred shares to another shareholder from the first offering, leaving the Company with a total of two remaining shareholders from the first offering.

         Prior to the second offering, the Company authorized a forward stock split of one share for 1.15 shares (1:1.15). As a result of the forward stock split, shares held by shareholders from the first offering increased from 35,000 to 40,250.

         Because the first offering was priced at $2.50/share, and the second offering was priced at $1.00/share, shareholders from the first offering were issued an additional 60,375 shares to compensate for the difference in the price per share paid by the investors in the first two offerings. After this adjustment, shareholders from the first offering held a total of 100,625 shares [40,250 x (2.50/1.00]).

         There was another forward split of shares on September 30, 2003, authorizing to forward split the Company's common stock at the ratio of 1:8 shares, resulting in a total of 805,000 shares for the three (3) investors (100,625 x 8 = 805,000).

         Subsequently in 2003, the Company issued 4 shares for every share held by these shareholders to compensate the shareholders for the subsequent issue of shares to those who invested in the third private placement at a lower price. As a result, a total of 3,220,000 shares of common stock were additionally issued to first and second private placement shareholders. After this issuance, the three (3) first round investors (who contributed $100,625) held a total of 4,025,000 shares (805,000 + 3,220,000) at an effective price per share of $0.025.

Second Offering

         The second offering began on November 2, 2002 and ended on October 20, 2003.

         New investors in the second offering purchased a total of 295,700 shares at $1.00/share for a total of $295,700.

Subsequent Adjustment

         The forward split of shares on September 30, 2003, forward splitting the Company's common stock at the ratio of 1:8 shares, resulted in a total of 2,366,600 shares for the second round investors (295,700 x 8 = 2,365,600).

         Subsequently in 2003, the Company issued 4 shares for every share held by these second round shareholders to compensate the shareholders for the subsequent issue of shares to those who invested in the third private placement at a lower price. As a result, a total of 9,462,400 shares of common stock were additionally issued to these shareholders. After this issuance, the second round investors (who contributed $295,700) held a total of 11,828,000 shares (2,365,600 + 9,462,400) at an effective price per share of $0.025.

Third Offering

         The third offering began on October 20, 2003 and closed July 1, 2004.

         The Company through its third placement offering which began on October 20, 2003 and ended on July 6, 2004 issued 54,587,000 shares at a price of $0.025 per share and recorded a net amount of $1,364,675 in the equity for sale of these shares.

Total of All Three Private Placements

            Capital              # of Shares           Effective Price/Share
            -------              -----------           ----------------------

First       $  100,625            4,025,000            $0.025
Second      $  295,700           11,828,000            $0.025
Third       $1,364,675           54,587,000            $0.025
            ----------           ----------            ------
            $1,761,000           70,440,000            $0.025


         There was no written agreement with any shareholder to adjust shares or issue any new shares in the event of a future dilutive issuance. The twenty-eight investors benefitting by this issuance are those who had purchased in 2002 to October 2003. The Company does not intend to adjust any share holdings in the future in the event of future dilutive issuances. New investors purchasing after November 1, 2003 were those who purchased a total of shares at a price of $.025 per share.

PENNY STOCK CLASSIFICATION

         Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals have a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouses's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell our securities and also may adversely affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. (See "Risk Factors.")

         In addition, due to past abuse in the market, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6,
15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. The rules further will impair the ability of owners of shares to sell our securities in any market that might develop for them. (See "Risk Factors.")



                             REPORT TO STOCKHOLDERS


         We shall make available annual reports to a stockholders containing audited financial statements reported upon by our independent auditors. We intend to release unaudited quarterly and other interim reports to our stockholders as is required by Section 15(d) of the Securities & Exchange Act of 1934.


                          TRANSFER AGENT AND REGISTRAR

         We have engaged Mountain Share Transfer, 1625 Abilene Drive, Broomfield, Colorado 80020, as our transfer agent.


                        LIMITATIONS ON DIRECTOR LIABILITY

         Our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by California law. We have also entered into agreements to indemnify our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, it is against public policy and is therefore unenforceable.

         Our Board of Directors may alter, amend or repeal our Bylaws by the affirmative vote of at least a majority of the entire Board of Directors, provided that any Bylaws adopted by the Board of Directors may be amended or repealed by our shareholders. Our shareholders may also adopt, repeal, or amend, our Bylaws by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.


                              PLAN OF DISTRIBUTION


         The selling stockholders and any of their respective non-sale pledgees, non-sale donees, non-sale assignees and other non-sale successors-in-interest propose to offer shares for sale at $.05 per share until the shares are quoted on the OTC Bulletin Board. After OTC quoting is achieved, selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. There is currently no market price for our stock, and our offering price has been arbitrarily determined without any relation to factors such as a value determination, price earnings ratio, book value, or any other objective criteria, since we have sustained continuing losses and have no positive net book value and no market price per share. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:


         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o      privately-negotiated transactions;
         o      short sales;
         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
         o      through the writing of options on the shares
         o      a combination of any such methods of sale; and
         o      any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.


         The selling stockholders may also engage in short sales, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective non-sale pledgees, non-sale donees, non-sale transferees or other non-sale successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

         No selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

                              SELLING STOCKHOLDERS

         Our Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford our holders of shares of common stock being registered, the opportunity to sell the shares of common stock in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

         We are registering outstanding shares of common stock owned by selling shareholders under the Securities Act. The registration fee related to the registration of these shares is being paid by us. The selling shareholders will be responsible for their own accounting expenses, brokerage commissions or underwriting discounts, and transfer fees incurred in the sale of their shares. The selling security holders intend to sell their shares directly, through agents, dealers, or underwriters in the public market or otherwise on terms and conditions and at prices determined at the time of sale by the selling security holders or as a result of private negotiations between buyer and seller. A predetermined share price has been arbitrarily set at $.05 until OTCBB listing has been approved at which time prices may be determined by market conditions and willing buyers and sellers. This price has no relation to value, market price, price/earnings ratios, or any other qualitative factor. We will not be assisting the selling security holders in selling their shares. We intend to deliver to the selling security holders copies of a current prospectus to be used in connection with their sales. They will be advised as to the date as of which this prospectus will no longer be current. Expenses of any sale will be borne by the parties as they may agree. We will realize no proceeds from the sale of any of the shares now held by selling shareholders.

         All of our selling security holders are listed below. We are registering the specified shares owned by each selling security holder (concurrent with the effectiveness of the Registration Statement). If all of the selling security holders are successful in offering all of their shares currently owned, they will own no shares.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.



                                                     Percent  Beneficial Ownership      Beneficial Ownership
NAME & ADDRESS                                       -age     Prior to Offering         After Offering
                                                               (Shares)                 (Shares)                      Percentage
------------------------------------------------------------------------------------------------------------------------------------
Abram Fuks
Los Angeles, CA 90049                                <1%      200,000                   0                                  0

Amy L. Frazer
Concord, CA 94521                                    <1%      240,000                   0                                  0

Andrew D. Berk
1029 Park Ave, South Pasadena, CA 91030              <1%      200,000                   0                                  0

Andrew & Paula Heggie
5 View Street, Woolwich, Sydney NSW, AUS 2110        <1%      1,200,000                 0                                  0

Arthur E. Altounian
13000 Hartsook Street, Sherman Oaks, CA 91423        <1%      200,000                   0                                  0

Basil "Buzz" Wolfe
32205 Sage Road, Hemet, CA 92544                     <1%      40,000                    0                                  0

Boo Za Cho
16429 Westbrook Lane, Cerritos, CA 90703              1%      1,725,000                 0                                  0

Branko & Maria Barbic
6334 Riverton Ave, North Hollywood, CA 91606         <1%      700,000                   0                                  0

Brett Cohen
220 S. Clark Drive, Beverly Hills, CA 90211          <1%      200,000                   0                                  0

Brian & Caroline Battaglia
9271 Dewey Drive, Garden Grove, CA 92841             <1%      1,000,000                 0                                  0


Brian Tashjian
10224 Falun Dr., Sun Valley, CA 91352                <1%      200,000                   0                                  0

Brigid Niesel
1999 Fenton Street, Edgewater, CO 80214              <1%      200,000                   0                                  0

Bruce Alden
939 E. Mountain Street, Glendale, CA 91207           <1%      200,000                   0                                  0

Bruce H. Tashjian
2100 N. Rose Street, Burbank, CA 91505               <1%      200,000                   0                                  0

Bryan G. Crane

                                                       73




3950 Via Dolce # 502, Marina Del Rey, CA 90292       <1%      200,000                   0                                  0

Carl G. & Audrey C. Johnson
502 Dahlia Drive, Brentwood, TN 37027                <1%      40,000                    0                                  0

Carol R. Warfield
2404 S. 3rd Street, Effingham, IL 62401              <1%      206,000                   0                                  0

Carolyn Andrews & Richard Andrews
13918 Skysail St., Corpus Christi, TX 78418          <1%      200,000                   0                                  0

Carrie Sherring
1384 Joan Ct., Concord, CA 94521                     <1%      100,000                   0                                  0

Charles R. Battaglia, M.D., Inc. Pro. Sh. Tru
65 N. Madison Ave, Suite 405, Pasadena, CA 91101     <1%      1,000,000                 0                                  0
Beneficial owner:  Charles R. Battaglia, M.D.

Colin Everson
20485 Silver Horn Lane, Monument, CO 80132           <1%      500,000                   0                                  0

Corporate Strategies, Inc. (Beneficially Karen M.
Graham)

5662 Calle Real #115, Santa Barbara, CA 93117        2.2%     3,700,000                 0                                  0
Number of Shareholders: 1
Karen M. Graham
5662 Calle Real #115
Santa Barbara, CA 93117

David & Kim Varner
6872 S. Forest Street, Centennial, CO 80122          <1%      200,000                   0                                  0

Dane & Nancy Medley
7408 Windlawn Way, Parker, CO 80134                  <1%      720,000                   0                                  0

Daniel C. Tronson
1902 Via Justino, San Dimas, CA 91773                <1%      280,000                   0                                  0

David Ashley Kraus & Jane Michelle Kraus
9901 Maupin Road, Brentwood, TN 37027                <1%      40,000                    0                                  0

David A Zimmermann
1211 Sunset Plaza Drive, Los Angeles, CA 90069       <1%      100,000                   0                                  0

David D. Lee
33526 Drill Road, Agua Dulce, CA 91390               <1%      200,000                   0                                  0

David S. Tronson
12473 Gladstone Ave. #G, Sylmar, CA 91342            <1%      200,000                   0                                  0

Deborah C. Cole Van der Touw

                                                       74




P.O. Box 875, Nolensville, TN 37135                  <1%      1,200,000                 0                                  0

Declaration of Trust of Charles E. Tronson &
Mary Jane Tronson 8536 Keokuk Ave., Canoga
Park, CA 91306                                       <1%      200,000                   0                                  0
Beneficiaries:
Charles E. Tronson
Mary Jane Tronson

Delaware Charter Trust, FBO Charlene Testa
848 North Avon Street, Burbank, CA 91505             <1%      1,000,000                 0                                  0
Beneficiary: Charlene Testa

Denise G. Hoffman
15642 Greenstone Circle, Parker, CO 80134            <1%      120,000                   0                                  0

Derek & Susan Johansen
2434 Ozone Court, Hermosa Beach, CA 90254            <1%      200,000                   0                                  0

Derek Sanders
3010 W. Yorkshire Dr. Apt. 2147, Phoenix,
AZ 85027                                             <1%      220,000                   0                                  0

Dewitt C. Bishop Jr.
15455 Glenoaks Blvd. #424, Sylmar, CA 91342          <1%      100,000                   0                                  0

Donald Staub
12613 E. 2100th Rd., Marshall, IL 62441              <1%      200,000                   0                                  0

Donna J. Altounian
6711 Forest Lawn Dr., Los Angeles, CA 90068          <1%      120,000                   0                                  0

E. Xavier & Maria R. Aguilera
16827 Halsey St., Granada Hills, CA 91344            <1%      400,000                   0                                  0

Eric R. Belusa
3088 Windmil Canyon Dr., Clayton, CA 94517           <1%      400,000                   0                                  0

Erwin and Natasa de Wolff
Beblerjevtrg 14, 1000 Ljubljana, Slovenia            <1%      640,000                   0                                  0

Ester Lee and Edward Bouryng
1145 Bellview Rd., McLean, VA 22102                  <1%      1,200,000                 0                                  0

Four Ts
801 S. Victory Blvd., Burbank, CA 91502              <1%      200,000                   0                                  0
Beneficial Owners &Partners:
Bryan Tashjian
10224 Falun Dr. Sun Valley, CA 91352

Bruce Tashjian
2100 N. Rose St. Burbank, CA 91505

                                                       75



Greg Tashjian  6229 Klump Ave.
North Hollywood, CA 91606

Edward Tashjian 312 N. Beachwood Dr.
Burbank, CA 91505

Frank Donatelli
4224 W. Verdugo Ave., Burbank, CA 91505              <1%      100,000                   0                                  0

Fu Xin Lei
2655 Thorpe Ave., Los Angeles, CA 90065              <1%      200,000                   0                                  0

Garabed Djiguerian
3402 Conata St., Duarte, CA 91010                    <1%      100,000                   0                                  0

Gary A. Friedman
17014 Cantlay St., Van Nuys, CA 91406                <1%      200,000                   0                                  0

Gary D. & S. Denise Imhoff
38918 FM 2979, Hempstead, TX 77445                   <1%      40,000                    0                                  0

Gary G. Warren & Nancy A. Warren TTEE
27744 N. Ron Ridge Dr., Saugus, CA 91350             <1%      200,000                   0                                  0
Beneficiaries:
Gary G Warren
Nancy A Warren

Gary Stephenson
7504 Trask Ave., Playa del Rey, CA 90293             <1%      400,000                   0                                  0

Gene Ranney
15455 Glenoaks Blvd. #191, Sylmar, CA 91342          <1%      100,000                   0                                  0

Gerald B. Wilcox
105 Calle Ventoso W., Santa Fe, NM 87506             <1%      760,000                   0                                  0

Gerald E. Hazen
12612 SE 221st Pl., Kent, WA 98031                   <1%      260,000                   0                                  0

Glenn & Susan Martin
5819 Oakdale Ave., Woodland Hills, CA 91367          <1%      200,000                   0                                  0

Glenn Ratzlaff
5246 St. George Rd., Westminster, CA 92683           <1%      300,000                   0                                  0

Greg Hampson and Carol Hampson
1416 Nadeau Dr., Los Angeles, CA 90019               <1%      600,000                   0                                  0

Gregory Tashjian
6229 Klump Ave., North Hollywood, CA 91606           <1%      200,000                   0                                  0


                                                       76




Grigor & Leana Mkrtchyan
708 S. Sunset Cyn Dr., Burbank, CA 91501             1.2%     2,000,000                 0                                  0

Gregory R. Kuhn & Debra J. Kuhn as
TTE of Kuhn's Revocable Trust
13668 Peacock Farm Rd., Saint Louis, CA 91367        <1%      200,000                   0                                  0
Beneficiaries:
Gregory R. Kuhn
Debra T Kuhn

Harinder S. Dhillon
94 Sommer Ln., Goleta, CA 93117                      <1%      200,000                   0                                  0

Hector Monterosso
4012 Cobble Ct., Palmdale, CA 93551                  <1%      400,000                   0                                  0

Holly A. Killion
36 Glacier Pl., Livermore, CA 94551                  <1%      200,000                   0                                  0

Ike Balian
1533 N. Kingsley Dr., Los Angeles, CA 90027          <1%      400,000                   0                                  0

James H. Dupont
7660 S. Derby Court, Tucson, AZ 85746                <1%      200,000                   0                                  0

James Kirk Kahla
697 Cento Court, Twin Falls, ID 83301                <1%      400,000                   0                                  0

James L. Bartlett, III
5662 Calle Real, #115, Santa Barbara, CA 93117       <1%      1,009,200                 0                                  0

James L. & Doris M. Innes
4667 Bluff Drive, South Brunswick, NC 28470          <1%      500,000                   0                                  0

James Lee
14002 Avenida Espana, La Mirada, CA 90638            1.4%     2,300,000                 0                                  0

James P. LaWare/Kimberly E. Conlin
1408 Larkwood, Austin, TX 78723                      <1%      40,000                    0                                  0

Jason Kabalin
1525 Trawler St., Discovery Bay, CA 94514            <1%      360,000                   0                                  0

Jeannie M. Melancon
25738 SE 41st St., Issaquah, WA 98029                <1%      200,000                   0                                  0

Jeffery K. Lee
2030 S. Saber Rd., Casper, WY 82604                  <1%      400,000                   0                                  0

John C. Gunderson
8650 Gulana Ave., #C-1068, Playa Del Rey,
CA 90293                                             <1%      200,000                   0                                  0

                                                       77




John Pulliam
307 Freitas Ct., Danville, CA 94526                  <1%      300,000                   0                                  0

John Tronson
5112 Quakertown Ave., Woodland Hills, CA 91364       <1%      200,000                   0                                  0

Jonathan E. Boatwright
1416 Clairmonte Cr., Franklin, TN 37064              <1%      40,000                    0                                  0

Jonathan Lei
278 Ellwood Beach Dr., #20, Goleta, CA 93117         <1%      400,000                   0                                  0

Josh & Michelle Holm
3439 Grasswood Dr., El Sobrante, CA 94803            <1%      40,000                    0                                  0

Julie Anne O'Rear
469 Deseo Ave., Camarillo, CA 93010                  2.4%     4,000,000                 0                                  0

Kari Negri
10160 Toluca Lake, Toluca Lake, CA 91602             <1%      200,000                   0                                  0

Karl Adler
20828 Shine Dr., Saugus, CA 91350                    <1%      200,000                   0                                  0

Kathryn Janes & Wendy L. Whitaker
P.O. Box 470, 23 Woodland Ave., Kingston,
OH 45644                                             <1%      100,000                   0                                  0

Kevin O. & Brenda B. Schroeder
6852 Jardines Drive, Huntington Beach, CA 92647      <1%      200,000                   0                                  0

Kevin W. Murphy
515 San Fernando St., San Diego, CA 92106            <1%      200,000                   0                                  0

Kristin M. Valenzuela
8536 Keokuk Ave., Winnetka, CA 91306                 <1%      200,000                   0                                  0

Kimberly A. Cochran
20161 Canyon View Dr., Canyon Country,
CA 91351                                             <1%      200,000                   0                                  0

Larry Cogan
18854 Hatteras St., Unit 14, Tarzana, CA 91356       <1%      200,000                   0                                  0

Lauren & Nicholas Doko
30 Stratford, Irvine, CA 92620                       <1%      400,000                   0                                  0

Lawrence J. Brenner
1719 Ocean Front St., Apt. C, San Diego, CA 92107    <1%      200,000                   0                                  0

Leonard A. Feigenbaum, M.D.
3900 Westfall Dr., Encino, CA 91436                  <1%      800,000                   0                                  0

                                                       78




Leonard J. & Lolita B. Altmayer TTEES
23700 Hickory Ct., Valencia CA 91354                 <1%      200,000                   0                                  0
Beneficiary:
Leonard J. Altmayer
Lolita B. Altmayer

Lindsay Harding
224 Ilene Dr., Pleasant Hill, CA 94523               <1%      200,000                   0                                  0

Lisa Cheek
1144 17th Street #11, Santa Monica, CA 90403         <1%      200,000                   0                                  0

Luke Clauson
1235 Mills Street, Menlo Park, CA 94025              <1%      300,000                   0                                  0

Marco Daniel Santos
933 North Naomi Street, Burbank, CA 91505            <1%      400,000                   0                                  0

Margaret A. Giardini
15 Ranch Trail Ct., Orchard Park, NY 14127           <1%      200,000                   0                                  0

Margreet Korpershoek
Recompensapark 28, Willemstad, Curacao               <1%      400,000                   0                                  0

Mario Barbic
6334 Riverton Ave., North Hollywood, CA 91606        <1%      500,000                   0                                  0

Mark Constestabile
3389 Somerset Trace, Marietta, GA 30067              <1%      200,000                   0                                  0

Mark Evanoff
27363 Landon Place, Valencia, CA 91354               <1%      200,000                   0                                  0

Mark V. Dziak
427 Canyon Vista Dr., Los Angeles, CA 90065          <1%      400,000                   0                                  0

Mary E. Falso
4044 N. 151st Dr., Goodyear, AZ 85338                <1%      200,000                   0                                  0

Matt Logan
3250 Parkvista Dr., La Crescenta, CA 91214           <1%      200,000                   0                                  0

Max E. Rodriguez & Elizabeth Rodriguez
4156 Ocean Dr., Oxnard, CA 93035                     <1%      200,000                   0                                  0

Michael Allen Cochran
(Purchased in private sale from Frank Donatelli)
7444 Woodman Ave #116
Van Nuys, CA 91405                                   <1%      100,000                   0                                  0

Michael W. Nessen
2450 Bywood Drive, Glendale, CA 91206                <1%      200,000                   0                                  0

                                                       79




Mitchell B. Cohen
11342 Weatherby Road, Rossmoor, CA 90720             <1%      200,000                   0                                  0

Michele L. Cotta
6723 Corte Santa Maria, Pleasanton, CA 94566         <1%      40,000                    0                                  0

Mohammadali Vaghar
925 Alexandra Court, Oak Park, A 91377               <1%      200,000                   0                                  0

Natalie Barizian
8611 Marklein Avenue, North Hills, CA 91343          <1%      200,000                   0                                  0

Null Family Living Trust
1776 Roxbury Drive, Concord, CA 94519                <1%      120,000                   0                                  0
Beneficiary:
Charmian Null

Orebar Unit Trust
401 Church Road, Taigum, QLD                         <1%      1,200,000                 0                                  0
An Australian Trust in Australia
Beneficiary:
Selwyn Barr

Origin Industries Superannuation Fund
5 View Street, Woolwich, Sydney NSW, AUS             <1%      600,000                   0                                  0
Beneficiaries:
Andrew & Paula Heggie
42 The Point Road Woolwich
NSW 2110 Australia

Patrick Coggins
5043 Roundup Rd., Norco, CA 92860                    <1%      400,000                   0                                  0

Paul R. Reeb III
2431 Willow Street, San Diego, CA 92106              <1%      1,207,800                 0                                  0

Paul Skach
3233 Osage Street, #1D, Denver, CO 80211             <1%      200,000                   0                                  0

Paul Hoen
235 S. Ardmore Avenue, Los Angeles, CA 90004         <1%      600,000                   0                                  0

Paul W. Ronan
4998 Olive Drive, Concord, CA 94521                  <1%      100,000                   0                                  0

Peter Chakos
16140 Moorpark Street, Encino, CA 91436              <1%      200,000                   0                                  0

Phillip A. Conlin & Alice M. Conlin
108 E. Hawthorne, Effingham, IL 62401                <1%      100,000                   0                                  0

Private Life, LLC

                                                       80




(Solely owned by Joe Falso)
588 43rd Avenue, San Francisco, CA 94121             <1%      800,000                   0                                  0

Rayann Congrove & Rebecca E-M Williams
492 Northwoods Dr., Chillicothe, OH 45601            <1%      1,200,000                 0                                  0

R. Contestabile
4 Shire, Coto De Caza, CA 92679                      <1%      400,000                   0                                  0

R.M. Verhoff
Scherpenberg 8a, 7381 AH Klarenbeek, NL              <1%      688,000                   0                                  0

Richard & Anne Madden
4255 Madison Avenue, Culver City, CA 90232           <1%      200,000                   0                                  0

Richard P. Chao & Grace A. Chao
2127 Rimcrest Drive, Glendale, CA 91207              <1%      200,000                   0                                  0

Richard J. Klug
27415 146 Avenue SE, Kent, WA 98042                  <1%      320,000                   0                                  0

Richard P. Innes
1301 Saxony Lake Drive, Anitoch, TN 37013            <1%      400,000                   0                                  0

Richard Pavese
6008 East Sage Drive, Scottsdale, AZ 85253           <1%      1,000,000                 0                                  0

Richard Peters
1521 Via Arco, Palos Verdes Estates, CA 90274        <1%      280,000                   0                                  0

Richard W. Mobley
2740 SW 342nd Street, Federal Way, WA 98023          <1%      400,000                   0                                  0

Robert Cavalleri
6441 N. Tierra de las Catalinas, Tucson, AZ 85718    <1%      200,000                   0                                  0

Robert D. Bledsoe
221 Cedar Grove Drive, Byhalia, MS 38611             <1%      80,000                    0                                  0

Robert D. King
3029 Denice Way, Cottonwood, CA 96022                <1%      400,000                   0                                  0

Roger & Kim Marshall                                 <1%      200,000                   0                                  0
932 Vanguard Street, Lakeway, TX 78734

Ronald Belusa                                        <1%      200,000                   0                                  0
210 Omira Drive, San Jose, CA 95123

Ross Anderson
445 Strathmore Lane, Apt. #115, Lafayette,
CO 80026                                             <1%      200,000                   0                                  0


                                                       81




Sam & Nancy Spear
4128 Mentone Avenue, Culver City, CA 90232           <1%      200,000                   0                                  0

Sandra L. Workman and Mark D. Workman
328 Baronswood Drive, Nolensville, TN 37135          <1%      200,000                   0                                  0

Scott Piwonka-Totten
6624 Allott Avenue, Valley Glen, CA 91401            <1%      200,000                   0                                  0

Scott Steele
180 Putter Drive, Brentwood, CA 94513                <1%      400,000                   0                                  0

Sean J. Ronan
2342 Charlotte Avenue, Concord, CA 94518             <1%      44,000                    0                                  0

Serenity Now Investment Club
1322 S. Idalia Street, Aurora, CO 80017              <1%      200,000                   0                                  0
Partnership of:
Paul Beach Jr., 2228 Beacham Dr. Castlerock, CO 80104 David Barnhart, 1322 S
Idalia St. Aurora, CO 80017 Bernadette Jorgensen, 9900 HOHT Way Westminster, CO
80024 Dane F Medley, 7408 East Windland Way Parker, CO 80134 Jeffery Roy Parko,
885 Hermes Circle Laffette, CO 80026 Dale B Plambeck, 2066 Admiral Way, Parker,
CO 80138 Barry L Rogers, 8184 S Wabash CT Centennial, CO 80112 Paul Robert
Skach, 3233 Osage Street #1D Denver CO 80211 Richard Wessel, 19215 Langtree CT
Monument, CO 80132

Sharokina Arsenus
1342 N. Brighton, Burbank, CA 91506                  <1%      400,000                   0                                  0

SINEX Inc.
15243 Vanowen Street #205, Van Nuys, CA 91405        <1%      600,000                   0                                  0
Owned by Joseph Sinairad DDS
4361 Noeline Ave.
Encino, CA 91436

Steve Shakespeare
13233 Fiji Way, Unit H, Marina Del Rey, CA 90292     <1%      200,000                   0                                  0

Steve Timmerman
1551 Berkeley Street, Apt. F, Santa Monica,
CA 90404                                             <1%      200,000                   0                                  0

Steven R. Nessen
1310 Bruce Avenue, Glendale, CA 91202                <1%      200,000                   0                                  0

Steven Van der Touw
Rusanova 2a, 1000 Zagreb, Croatia                    <1%      40,000                    0                                  0

Sunshine Anesthesia Pension-Profit Trust
39510 Paseo Padre Parkway #350, Fremont,

                                                       82




CA 94538                                             1.2%     2,000,000                 0                                  0
Dr. William L. Clauson
47 Manzaita Rd
Atherton, CA 94027

Terri R. Hartman
822 El Monte Street, Twin Falls, ID 83301            <1%      200,000                   0                                  0

The Corporate Advocate
9045 Haven Avenue, Suite #109, Rancho
Cucamonga, CA 91730                                  <1%      80,000                    0                                  0
Beneficially owned by Phil Sanchez
9317 Papaya Place
Fontana, CA 92335

Thomas Edward Blackburn
13133 Dewey Street, Los Angeles, CA 90066            <1%      200,000                   0                                  0

Thor Eric Lee
264 Larcom Street, Thousand Oaks, CA 90066           <1%      200,000                   0                                  0

Timothy F Garritty
725 9th Street, Hermosa Beach, CA 90254              <1%      100,000                   0                                  0

Timothy Kaiser
1935 Midwick Drive, Altadena, CA 91001               <1%      600,000                   0                                  0

Travis & Paula Dyhrkopp
14916 E. Mountain View Ct., Scottsdale, AZ 85268     <1%      200,000                   0                                  0

Trust of Frances Bush-Ruggeri
215 N. Buena Vista Street, Burbank, CA 91507         <1%      200,000                   0                                  0

TSB Energy, LLC.
1345 Greenwood Ave., Wilmette, IL 60091              <1%      1,000,000                 0                                  0
Beneficially owned by Thomas S. Bridges

Vernon Christopher Steele
5504 Marlin Court, Discovery Bay, CA 94515           <1%      200,000                   0                                  0

Victoria Keller
2471 Trevino Way, Fairfield, CA 94534                <1%      200,000                   0                                  0

W. Clauson & M. Schuchard Trustee's for Clauson
Family Trust...4.23.93
39510 Paseo Padre Parkway, #350
Fremont, CA 94538                                    <1%      1,200,000                 0                                  0
Beneficially William L Clauson
Marilee Schuchard Clauson
47 Manzaita Rd
Atherton, CA 94027


                                                       83




Wendy Sue Jacobsen
26731 Schrey Place, Santa Clarita, CA 91351          <1%      200,000                   0                                  0

Wilfried A.E. Pieters
Heestenweg 35G, B-222 Itegem, Belgium                1.2%     2,000,000                 0                                  0

William E. Beifuss, Jr. & Alice Beifuss              <1%      1,000,000                 0                                  0
(Purchased in private sale from Corporate
Strategies, Inc.)
9308 NE South Drive
Bainbridge Island, WA 98110

William H. Ayres, Jr.
12772 Winter Street, Moorpark, CA 93021              <1%      400,000                   0                                  0

 Total Shares Subject to Registration                         70,440,000

                         DETERMINATION OF OFFERING PRICE

         There has been no market for the shares of our common stock. For purposes of this registration, the offering price has been set at $.05 per share. After the stock is approved for trading in a venue, the price will be based upon the market price at the time of sale of shares. There is no direct relation between any price and the assets, book value, shareholders' equity or net worth of our company.


                                  LEGAL MATTERS

         The law firm of Michael A. Littman, 7609 Ralston Road, Arvada, Colorado 80002, has acted as our counsel in connection with this Offering. Richard D. Farkas, attorney, has rendered an opinion for this Registration Statement under California laws that the shares are validly issued, fully paid, and nonassessable.


                                     EXPERTS

         Our financial statements as of December 31, 2002 and December 31, 2003 have been included in the Registration Statement in reliance upon the report of Kabani & Company, Inc., independent auditor, and upon the authority of said firm as experts in accounting and auditing.

                         WHERE YOU CAN FIND INFORMATION

         We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, D.C., relating to the securities offered. For further information with respect to us and the securities offered, and reference is made to such registration statement. This prospectus constitutes the prospectus of Imaging3, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You may review the Registration Statement, including the exhibits, without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         IN ADDITION, WE WILL FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY DOCUMENT WE
FILE AT THE SEC'S PUBLIC REFERENCE ROOMS IN WASHINGTON, D.C., NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. OUR SEC
FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE SEC'S WEBSITE AT
HTTP://WWW.SEC.GOV.

                      INDEX TO AUDITED FINANCIAL STATEMENTS

Independent Auditors' Report                                         F-1

Balance Sheet for December 31, 2003                                  F-2

Statements of Operation for December 31, 2003 and 2002               F-3

Statements of Changes in Stockholders' Equity for December 31,
        2003 and 2002                                                F-4

Statements of Cash Flows for December 31, 2003 and 2002              F-5

Notes to Financial Statements for December 31, 2003 and 2002         F-6 - F-18

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
Imaging3, Inc.

We have audited the accompanying balance sheet of Imaging3, Inc. (formerly, Imaging Services, Inc.), a California Corporation (the "Company") as of December 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board ( United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imaging3, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2003 and 2002, the Company had incurred losses of $1,590,076 and $445,757, respectively. The Company has a shareholders deficit of $1,560,914 at December 31, 2003. These factors as discussed in Note 14 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 18, the financial statements for the year ended December 31, 2003 have been restated.


/s/ Kabani & Company, Inc.
KABANI & COMPANY, INC.

Fountain Valley, California
May 7, 2004


                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                                  BALANCE SHEET
                                DECEMBER 31, 2003
                                   (Restated)


                                     ASSETS

CURRENT ASSETS:
          Cash & cash equivalents                                                    $          8,874
          Accounts receivable, net                                                            103,858
          Inventory                                                                           636,480
          Prepaid expenses                                                                     24,627
          Due from officer                                                                     35,865
                                                                                       ---------------
                       Total current assets                                                   809,704

PROPERTY AND EQUIPMENT, net                                                                    66,136

OTHER ASSETS:
          Deposits                                                                             17,619
                                                                                       ---------------
                                                                                     $        893,459
                                                                                       ===============

                            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
          Accounts payable                                                           $      1,175,535
          Accrued expenses                                                                    500,624
          Equipment deposits                                                                  597,882
          Due to former shareholder                                                            40,000
          Notes payable-current                                                                23,742
          Line of credit                                                                       14,447
                                                                                       ---------------
                       Total current liabilities                                            2,352,230

Notes payable - long term                                                                     102,142

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT
          Common stock, no par value; authorized shares 500,000,000;
          issued and outstanding 119,212,800 shares                                           718,695
          Shares to be issued                                                                 180,700
          Accumulated deficit                                                              (2,460,309)
                                                                                       ---------------
                       Total stockholders' deficit                                         (1,560,914)
                                                                                       ---------------
                                                                                     $        893,459
                                                                                       ===============

   The accompanying notes are an integral part of these financial statements.


                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                                   (Restated)

                                                                             2003                2002
                                                                        ----------------    ---------------
Net revenue                                                           $       1,302,685   $      1,951,059

Cost of revenue                                                                 715,659          1,171,643
                                                                        ----------------    ---------------
Gross profit                                                                    587,026            779,416

Operating expenses                                                            1,763,340          1,325,656
                                                                        ----------------    ---------------
Loss from Operations                                                         (1,176,315)          (546,240)

Non-Operating Income (expense):
         Litigation                                                            (364,470)                 -
         Other income                                                             2,698              7,745
         Interest income                                                          1,276              1,131
         Insurance claim on fire loss                                                 -            190,171
         Interest expense                                                       (52,465)           (97,764)
                                                                        ----------------    ---------------
                  Total non-operating income (expense)                         (412,961)           101,283
                                                                        ----------------    ---------------
Loss before income tax                                                       (1,589,276)          (444,957)

Provision for income taxes                                                          800                800

Net loss                                                              $      (1,590,076)  $       (445,757)
                                                                        ================    ===============
                                                                        ----------------    ---------------
Basic and diluted weighted average shares outstanding                       105,407,205         92,257,232
                                                                        ================    ===============

Basic and diluted net loss per share                                  $           (0.02)  $          (0.00)
                                                                        ================    ===============


   The accompanying notes are an integral part of these financial statements.


                                         IMAGING3, INC.
                               (FORMERLY, IMAGING SERVICES, INC.)
                               STATEMENT OF STOCKHOLDERS' DEFICIT
                         FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                                           (Restated)

                                                           Common Stock                  Unamortized               Total
                                                              Number of        Shares to consulting Accumulated stockholders'
                                                         shares      Amount    be issued   cost      deficit      deficit
                                                       -----------  ---------  --------  ---------  ----------  ------------
Balance, December 31, 2001                             92,000,000 $   51,000 $  37,500 $        - $  (424,476)$    (335,976)

Shares issued for cash received in the prior year         345,000     37,500   (37,500)         -           -             -

Shares issued for cash received                           660,000     75,000         -          -           -        75,000

Shares issued for consulting services                   6,400,000    100,000         -    (50,000)          -        50,000

Net loss for the year ended December 31, 2001                   -          -         -          -    (445,757)     (445,757)
                                                       -----------  ---------  --------  ---------  ----------  ------------
Balance, December 31, 2002                             99,405,000    263,500         -    (50,000)   (870,233)     (656,733)

Shares issued for cash received                        16,180,000    364,500         -          -           -       364,500

Shares issued for purchase of inventory                   620,000     15,500         -          -           -        15,500

Shares issued for services                              3,007,800     75,195         -          -           -        75,195

Subscription received for shares to be issued,
    common stock of 7,688,000 shares                            -          -   180,700          -           -       180,700

Amortization of deferred consulting costs                       -          -         -     50,000           -        50,000

Net loss for the year ended December 31,2003                    -          -         -          -   (1,590,076)  (1,590,076)
                                                       -----------  ---------  --------  ---------  ----------  ------------
Balance, December 31, 2003                             119,212,800$  718,695 $ 180,700 $        - $ (2,460,309$  (1,560,914)
                                                       ===========  =========  ========  =========  ==========  ============


   The accompanying notes are an integal part of these financial statements.


                                                 IMAGING3, INC.
                                       (FORMERLY, IMAGING SERVICES, INC.)
                                            STATEMENTS OF CASH FLOWS
                                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                                                   (Restated)

                                                                                  2003               2002
                                                                              -------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                          $   (1,590,076)    $      (445,757)
         Adjustments to reconcile net loss to net cash
         provided by (used in) operating activities:
                  Depreciation and amortization                                    13,227              34,474
                  Amortization of deferred cost                                    50,000                   -
                  Shares issued for services                                       75,195              50,000
                  (Increase) / decrease in current assets:
                           Accounts receivable                                     19,692             328,476
                           Inventory                                              100,498             750,147
                           Prepaid expenses                                        30,484             (23,381)
                           Due from officer                                      (611,486)            107,091
                           Deposits                                                 2,737             (13,879)
                           Other receivables                                        6,500              12,500
                  Increase / (decrease) in current liabilities:
                           Accounts payable                                       280,123            (137,015)
                           Accrued expenses                                       491,475               2,272
                           Equipment deposits                                      62,507              88,956
                                                                             -------------      --------------
         Net cash provided by (used in) operating activities                   (1,069,124)            753,884
                                                                             -------------      --------------
CASH FLOWS FROM INVESTING ACTIVITIES
                  Cash received from insurance on fire loss                             -              52,361
                                                                             -------------      --------------
                  Acquisition of property & equipment                                   -             (95,274)
                                                                             -------------      --------------
         Net cash used in investing activities                                          -             (42,913)
                                                                             -------------      --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
                  Payments on notes and loans                                    (316,013)           (803,482)
                  Proceeds on loan from officer                                   575,621                   -
                  Payment on loan due to former shareholder                             -             (10,000)
                  Payments of line of credit                                     (343,514)                  -
                  Proceeds from issuance of stock                                 364,500              75,000
                  Proceeds from shares to be issued                               180,700                   -
                  Proceeds from line of credit                                    295,923              62,038
                                                                             -------------      --------------
         Net cash provided by (used in) financing activities                      757,217            (676,444)
                                                                             -------------      --------------
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                               (311,907)             34,527

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                        320,781             286,254
                                                                             -------------      --------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                                    $        8,874     $       320,781
                                                                             =============      ==============

   The accompanying notes are an integral part of these financial statements.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)

1.    ORGANIZATION AND DESCRIPTION OF BUSINESS

Imaging3, Inc. (formerly, Imaging Services, Inc.) (the "Company") is a California corporation, incorporated on October 29, 1993. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002.

The Company's primary business is production and sale of medical equipment, parts and services to hospitals, surgery centers, research labs, physician offices and veterinarians. Equipment sales include new c-arms, c-arms tables, remanufactured c-arms, used c-arm and surgical tables. Part sales comprise of new or renewed replacement parts for c-arms.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Accounts Receivable

The Company's customer base consists of a geographically dispersed customer base. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Inventories

Inventories, comprising of finished goods and parts are stated at the lower of cost (first-in, first-out method) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Due from officer

At December 31, 2003, the Company had a balance due from the Chief Executive Officer of the Company amounting to $35,865 for the payments made by the Company towards his personal expenditures. The amount is due on demand, unsecured. Interest is payable at 6% per annum. The interest for the years ended December 31, 2003 and 2002 were $ 1,276 and $1,131.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expenses as incurred and additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of three to eight years.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


Equipment deposits

Equipment deposits represent amounts received from customers against future sales of goods since the Company recognizes revenue upon shipment of goods. These deposits are applied to the invoices when the equipment is shipped to the customers. The balance at December 31, 2003 was $597,882.

Due to former shareholder

As a part of restructuring in 2001, the Company entered into a purchase agreement with the former shareholder to buyout all his interest and ownership for $50,000. This amount is interest free, due on demand and unsecured. The outstanding balance was $ 40,000 as of December 31, 2003.

Shares to be issued

The Company classifies all amounts received for the issue of shares, against which shares have not been issued, as shares to be issued. Once the company issues shares, the amounts are classified as Common stock.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value. The carrying amounts related to cash equivalents, accounts receivable, other current assets and accounts payable approximate fair value due to the relatively short maturity of such instruments. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently available to the Company for similar debt instruments of comparable maturities.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB 104"). SAB 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. The Company accrues for warranty costs, sales returns, and other allowances based on its experience. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2003 and 2002 were $75,379 and $56,558, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2003, the Company has not granted any stock option.

Income taxes

The Company filed its tax return for 2000 as an S corporation and changed its status to C-corporation effective August 1, 2001. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS
109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Comprehensive Loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There was no such comprehensive component during the years ended December 31, 2003 and December 31, 2002.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

Recent Pronouncements

On April 30 2003, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company's financial position or results of operations or cash flows.

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

3.    ACCOUNTS RECEIVABLE

All accounts receivable are trade related. These receivables are current and management believes are collectible except for which a reserve has been provided. The reserve amount for uncollectible accounts was $2,075 as of December 31, 2003.

The Company collateralizes its receivable against a line of credit. The Company has collateralized accounts receivable amounting to $18,715 against the line of credit as at December 31, 2003 (See note 8).

4.    INVENTORIES

Inventory comprised of the following as of December 31, 2003:



                    Work in progress inventory                $         151,839
                    Parts inventory                                      47,011
                    Finished goods                                      437,630
                                                                  --------------
                    Total                                     $         636,480
                                                                  ==============

5.    PROPERTY AND EQUIPMENT

Net property and equipment at December 31, 2003 was as follows:

                    Furniture and office equipment            $          41,092


                    Tools and Shop equipment                             54,182
                    Vehicles                                            105,871
                                                                  --------------
                    Total                                               201,145
                    Less Accumulated depreciation                     (135,009)


                                                              $          66,136
                                                                  ==============

Depreciation expenses were $13,227 and $34,474 for the year ended December 31, 2003 and 2002, respectively.

6.    ACQUISITION AND INTANGIBLES

Effective June 2000, the Company acquired the certain equipment and obtained services of a certain staff of Profit Improvement for the Healthcare Industry,

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


Inc., located in San Diego, California, and, an individual. Per the agreement, the purchase price was $249,296, payable in a closing amount of $41,549 and 12 monthly installments of $17,312 each. The Company has accounted for the acquisition using the purchase method of accounting. The total purchase consideration of approximately $249,296 was allocated as follows based on the estimated fair value of the net assets acquired, considered to be of zero value, and on development of the staff acquired from the seller:


          Goodwill                                    $      200,026
          Staff training                                      49,000
                                                       ----------------
                                                      $      249,026
                                                       ================

The staff training cost was amortized in one year period beginning July 2000 and the goodwill was to be amortized in five years period beginning 2000. However, the staff acquired in the acquisition, left the Company in 2001. Therefore, the Company wrote off remaining amount of goodwill amounting to $180,000 in 2001. The Company initiated a legal action against the former employee and its employer (note 15).

7.    NOTES PAYABLE

Notes payable consisted of the following at December 31, 2003:

      Note payable to bank, interest rate; Prime +2 1/2%,
      original note; $200,000 maturity date; 5/7/05, secured         $125,884
                                                                     ========
      by assets of the Company
      Note payable - current                                           23,742
      Note payable - long term                                        102,142
                                                                 -------------
                                                               $     $125,884
                                                                 =============

Future annual principal payments on notes payable at December 31 are as follows:

                  2004                                       $          $23,742
                  2005                                                   27,749
                  2006                                                   29,607
                  2007                                                   31,590
                  2008                                                   13,196
                                                                 ---------------
                                                             $         $125,884
                                                                 ===============

8.    LINE OF CREDIT

The Company received $500,000 line of credit from a funding company in August 2002. The term is three months with three-month renewals and the interest rate is 1.75% per each 30 day period and in addition prime rate plus 3% on the balance. The line is secured by the assets of the Company. The outstanding balance as of December 31, 2003 was $ 14,447.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


9.    COMMITMENTS -Related Party

The Company has a facility lease agreement with a major shareholder and an officer effective June 1, 2001 for 25 years. The lease agreement covers office space and the warehouse. Due to the fire on this building in February 2002, the building has been rebuilt and the Company moved back in March 2004.

Future minimum lease commitments, excluding property taxes and insurance, payable at December 31 are approximately as follows:

                  2004                                       $           70,000
                  2005                                                   84,000
                  2006                                                   84,000
                  2007                                                   84,000
                  2008                                                   84,000
                                                                 ---------------
                                                             $          406,000
                                                                 ===============

Rent expenses for leased facility were $119,947 and $89,349 for the year ended December 31, 2003 and 2002, respectively.

Agreements:

In June 2002, the Company entered into a service agreement with Corporate Strategies, Inc. (CSI), for corporate development services in relation to assisting the Company in raising equity capital, in exchange of 6,400,000 post stock-split shares of the Company's common shares valued at $100,000, based on valuation of the service to be provided and estimated valuation of the Company by the management, after the fire. The term of the agreement is twelve months from June 12, 2002.

10.     RELATED PARTY TRANSACTION

On May 25, 2001, the Company entered into 25-year lease agreement for the office building with an officer of the Company. The building was owned by the officer. The rent is $7,000 per month commencing June 1, 2001. This building was destroyed by the fire and rebuilt (note9).


The Company paid Consulting fees amounting $64,216 and $137,209 during the years ended December 31, 2003 and 2002 to the Chief Executive Officer of the Company for providing consultancy services to the company. The CEO is to provide the services on the matters concerning the provision of Management, Administrative, Marketing, and Financial services to the Company pursuant to the Agreement terminable on 30 days notice by either party. The consulting agreement commenced on January 1, 2002 will continue until such time the Company withdraws the agreement or the CEO resigns.


11.    INCOME TAXES


For year ended December 31, 2000, the Company elected for federal income tax purposes, under the Internal Revenue Code and the States of Texas and California, to be an S-corporation. The Company changed to C-corporation in July 2001. No provision was made for Federal income tax for the year ended December 31, 2003 and 2002, since the Company had significant net operating loss. In the year ended December 31, 2003 and 2002, the Company incurred net operating losses for tax purposes of approximately $1,589,000 and $445,000, respectively. The net operating loss carryforwards may be used to reduce taxable income through the

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


year 2023. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

Temporary differences that give rise to deferred tax assets and liabilities at December 31, 2003 and 2002, comprised of depreciation and amortization and net operating loss carry forward. The gross deferred tax asset balance as of December 31, 2003 and 2002 was approximately $899,000 and $263,000, respectively. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards cannot reasonably be assured.

The components of the net deferred tax asset are summarized below:



                                      December 31, 2002       December 31, 2003
                                      -----------------       -----------------
      Deferred tax asset
      Net operating losses              $  899,000             $      263,000
      Less: valuation allowance           (899,000)                  (263,000)
                                        -----------            ---------------
                                        $        -             $            -
                                        ===========            ===============


The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of
Operations:


                                                December 31, 2002       December 31, 2003
                                                -----------------       ---------------------
   Tax expense (credit) at statutory rate-federal          (34)%               (34)%
   State tax expense net of federal tax                     (6)                 (6)
   Changes in valuation allowance                           40                  40
                                                          --------             -----
   Tax expense at actual rate                                -                   -
                                                          =========            =====

     Income tax expense consisted of the following:


                                                2003               2002
                                                ----               ----
        Current tax expense:
        Federal                         $               -  $              -
        State                                         800               800
                                            --------------     -------------
        Total Current                   $             800  $            800

        Deferred tax credit:
        Federal                         $         540,260  $        132,905
        State                                      95,340            23,348
                                            --------------     -------------
        Total deferred                  $         635,600  $        155,653
        Less: valuation allowance               (635,600)         (155,653)
                                            --------------     -------------
        Net Deferred tax credit                         -                 -
                                            --------------     -------------
        Tax expense                     $             800  $            800
                                            ==============     =============

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


12.      STOCKHOLDERS' EQUITY

Common Stock:

In September 2002, the board of directors of the Company authorized to split the Company's common stock at the ratio of 1.15 shares for 1 previously issued share. On September 30, 2003, the board of directors of the Company authorized another forward split of the Company's common stock at the ratio of 1:8 shares. All fractional shares are rounded up and the authorized shares remain the same. The financial statements have been retroactively restated for the effects of stock splits.

Through December 31, 2000, the Company had two stockholders owning the Company's outstanding share capital in the ratio of 75:25. In the fiscal year 2001, the Company replaced its minor shareholder owning 25% of the outstanding shares, with another shareholder. As a part of restructuring, the Company entered into a purchase agreement with the former shareholder to buy out all his interest in 230,000 shares of common stock for $50,000. The new shareholder invested $100,000 into the Company for his share of ownership.


The Company changed its Articles of Incorporation in November 2001 to increase its authorized shares capital from 100,000 shares to 10,000,000 shares of common stock. In 2003 the Company again changed its authorized share capital from 10,000,000 shares to 100,000,000 shares of common stock. The Company, as an adjustment of capital stock outstanding, issued 68,310,000 additional post-split shares to its major shareholders and 23,000,000 shares to its minor shareholders, thereby keeping the ratio of shares ownership at 75:25.


On September 30, 2003, the Company changed its authorized shares capital from 100,000,000 to 500,000,000 of common stock.


The Company through its first placement offering which began in 2001 and ended on March 31, 2002, issued to a total of three (3) investors 805,000 shares for a total of $87,500. Subsequently in 2003, the Company issued 4 shares for every share held by these shareholders. As a result, a total of 3,220,000 shares of common stock were additionally issued to these shareholders, resulting in a total of 4,025,000 shares issued to these shareholders. These shares were issued to compensate the shareholders for the subsequent issue of shares to others at a lower price.


In November 2002, the Company issued shares of its common stock under a Private placement memorandum. This memorandum offered to sale up to two Million (2,000,000) shares of the common stock of the Company, at a price of one dollar ($1.00) per share. The Shares were offered on a "best-efforts" basis by the officers, employees and directors of the Company, and were offered by or through broker-dealers selected by the Company and independent referral sources. The Offering was being conducted under an exemption from registration set forth in
Section 4(6) of the '33 Act for federal securities law purposes. In order for an investor to be eligible to purchase Shares in the Offering, the investor must be an "accredited investor," as such term is defined for purposes of Regulation D. Through December 31, 2003, the Company sold 295,700 shares of its common stock under this offering. The Company terminated the offering in October 2003. These shares resulted in total of 2,365,500 after 1:8 forward split. Subsequently, the Company issued 4 shares for every share held by these shareholders to compensate the difference in share price. As a result, a total of 9,462,400 shares of common stock were additionally issued to these shareholders totaling 11,828,000 shares at effective price of $.025.

In October 2003, the Company offered for sale, to residents of such States and Countries as the offering may qualify under an offering exemption under section

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


4(6) or other applicable exemption, up to Seventy Million (70,000,000) shares of the Company's common capital stock at a price of Two and One Half Cents ($0.025) per Share (third offering). The Offering was made in reliance upon an exemption from registration under the federal and state securities laws provided by
Section 4(6) of the Securities and Exchange Commission (the "SEC") and such other applicable exemptions from registration, for which the shares may be qualified. This offering terminated on July 1, 2004.


After the completion of the Offering, the Company has agreed to file with the SEC an SB-2 registration statement to register the Shares described in the Offering and to exercise its reasonable best efforts to cause that registration statement to become effective. The Company has also agreed to file with the National Association of Securities Dealers (the "NASD") to become a public company traded on the Over the Counter Bulletin Board market.


As a result, the Company, subsequent to the 2003 year end, issued 25,435,800 shares of common stock. Out of these shares 10,828,000 shares were issued to adjust the offerees' positions from the first and second offering while 14,607,800 shares were issued as a result of third offering (to December 31, 2003). During the year ended December 31, 2003, the Company issued a total of 16,180,000 shares for cash received amounting $364,500.


During the year ended December 31, 2003, the Company issued 620,000 shares to purchase inventory valued at $15,500 and 3,007,800 shares for the services amounting $75,195. The stocks were valued at the average fair market value of the shares of the Company based upon sales of such shares nearest to the purchase date.

Shares to be issued


As of December 31, 2003, the Company has 7,688,000 shares to be issued for cash received amounting $180,700, pursuant to subscription agreements received at $0.025 per share.


Deferred consulting cost


In June 2002, the Company entered into a service agreement with Corporate Strategies, Inc. (CSI), for corporate development services and business recovery strategy, in exchange for 6,400,000 post stock-split shares of the Company's common shares valued at $100,000, based on valuation of the service to be provided and estimated valuation of the Company by the management, after the fire. The term of the agreement is twelve months from June 12, 2002. All the stock was issued as of December 31, 2002. The Company has recorded the consulting expense for the services from July 2002 through December 2002 amounting $50,000 and the remaining $50,000 as a deferred expense in the year ended December 31, 2002. This $50,000 was expensed in the year ended December 31, 2003.


13.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income taxes of $800 and interest of $52,465 during the year 2003. The Company paid income taxes of $-0- and interest of $85,819 during the year 2002.

Cash flow statements for the year ended December 31, 2003 does not include the effects of issuance of 620,000 shares to purchase inventory valued at $15,500 and 3,007,800 shares for the services amounting $75,195.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


14.   GOING CONCERN


The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2003 and 2002, the Company had incurred losses of $1,590,076 and $445,757, respectively. The Company has accumulated deficit of $2,460,309 on December 31, 2003. The continuing losses have adversely affected the liquidity of the Company.


In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the years ended December 31, 2003 and 2002, towards (i) obtaining additional equity financing; in that regard in 2003 and early 2004, the Company was in process of offering to sell more shares at $.025 per share in private placement to accredited investors. (ii) controlling of salaries and general and administrative expenses (iii) management of accounts payable (iv) evaluation of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhead cost. The Company has also established a hiring policy under which the company will refrain from hiring additional employees unless approved by the CEO and COO. Accounts payable are reviewed and approved or challenged on a daily basis and sales staff is questioned as to the validity of any expense and on a monthly basis. Senior management reviews the annual budge to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible. The landlord, a related party/officer, has rebuilt the facility for the Company's operations since the previous facility was destroyed by fire (note 17). The property has, since 2003, been purchased by a non-affiliate and is leased to the Company.

15.   CONTINGENCIES AND LITIGATION EXPENSE

The Company filed a suit against its construction contractor, Tower Engineering for the cause of fire. In connection to this action, Tower engineering filed cross complaint against the Company, seeking payment of allegedly outstanding invoices for the same construction. The company's claims for business losses were denied by summary judgment in 2004. The claims by Tower are in mediation as of January 2005. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers which are unresolved.

In April 2002, the Company initiated litigation against a former employee and his subsequent employer for unfair business practice and related business torts in connection with that employee's post termination conduct. This action is pending in the Northwest District of Los Angeles Superior Court. The defendants responded with cross complaints against the Company for the breach of contract and conversion, which have been defended in conjunction with the Company's prosecution of the initial complaint. In January 2004, as a result of the court decision in both of these cases, the company was required to pay an amount of $26,443, which has been recorded as a liability in the financial statements in 2002.


The Company also has certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed amounts claimed in connection with purchase orders, invoices, and pending in several jurisdictions. The Company disputes the amounts claimed in these

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


collection actions and defending each of these actions in the jurisdictions in which they were filed. Out of these litigations, five have been finalized against the Company and the resultant amounts have been included in accounts payable relating to five vendors totaling $93,300 in 2002. The Company paid a total of $72,000 for these settlements during the year ended December 31, 2003.


Veterinary Management Services, Inc. (plaintiff) vs. the Company in Arapahoe County District Court, Colorado: The plaintiff claimed that the Company entered in to contractual agreements for the provision of a unit represented by the Company to meet plaintiff's requirements. Pursuant to the agreement, the plaintiff paid a deposit of $5,000 and monthly payments on the unit in the amount of $51,664. Subsequently, the unit failed. On or about May 23, 2001, the plaintiff filed its complaint seeking damages resulting from the Company's breach of contract, fraud and misrepresentation in the inducement of the contract/lease and breach of warranty. On December 5, 2003, a court judgment was entered in the amount of $364,470 against the Company. The Company has accrued $364,470 as litigation expense in the accompanying financial statements (Note
18).


 The Company believes, based on its review and consultation with outside legal counsel, that the ultimate resolution of the outstanding litigations will not have a material adverse effect on the Company's financial position or results of operations.

16.   FIRE LOSS RECOVERY

On February 19, 2002, a fire gutted the Company's principal operating facility. The fire, which originated within the building, eventually burned and consumed the entire facility including the Company's manufacturing, warehouse and office facilities. The damage to the building and the loss of the Company's equipment were covered by liability insurance. However, the fire substantially disrupted the Company's operations. The Company received $2,038,120 from insurance company in 2002. The cost of inventory and items of property plant and equipment burned in the fire was $1,794,989 and $52,960 respectively, resulting in a gain of $190,171 in the year ended December 31, 2002. The building was owned by a majority shareholder and CEO of the Company (note 10).


17.   SUBSEQUENT EVENTS

In March 2004, the Company moved back to its leased facility, which was rebuilt due to fire in February 2002.

As a result of the offerings the Company, subsequent to December 31, 2003, the Company issued 25,435,800 shares of common stock for $635,895. Out of these shares 10,828,000 shares issued for $270,700 pertain to the second offering while 14,607,800 shares issued for $365,195 were issued as a result of third offering.


18.  RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the year ended December 31, 2003, the Company determined that a certain transaction and presentation in the financial statements had not been accounted properly in the Company's financial statements.

On December 5, 2003, a judgment was entered in Arapahoe County District Court, Colorado against the Company in the amount of $364,470. The plaintiff was

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Restated)


seeking damages from the Company resulting from breach of contract, fraud and misrepresentation in the inducement of the contract/lease, breach of warranty and Plaintiff's breach of UCC warranty of fitness for intended use, and requested attorney's fee (Note 15).

The Company has restated its financial statements by recording the accrual for litigation at December 31, 2003.

The effect of the correction of the error is as follows:


BALANCE SHEET                                      AS PREVIOUSLY                          AS
As of December 31, 2003                               REPORTED                         RESTATED
                                                      ---------                        --------
ACCRUED EXPENSES                                    $  136,154                     $   500,624

TOTAL CURRENT LIABILITIES                           $1,987,760                      $2,352,230

STATEMENT OF SHAREHOLDERS' DEFICIT
          Accumulated deficit:                     $(2,095,839)                    $(2,460,309)
          Total stockholders' deficit              $(1,196,444)                    $(1,560,914)


STATEMENT OF OPERATIONS:
For the year ended December 31, 2003:

          Non -Operating Income (expenses)        $  (265,721)                     $   (48,491)
          Net loss                                $(1,225,606)                     $(1,590,076)
          Basic and diluted net loss per share     $    (0.01)                       $   (0.02)

                      INDEX TO AUDITED FINANCIAL STATEMENTS

Balance Sheet for September 30, 2004                                 F-19

Statements of Operation for September 31, 2004 and 2003              F-20

Statements of Cash Flows for September 30, 2004 and 2003             F-21

Notes to Financial Statements for December 31, 2003 and 2002         F-22 - F-28


                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                     ASSETS

 CURRENT ASSETS:
       Cash & cash equivalents                                                      $      148,438
       Accounts receivable, net                                                             71,455
       Inventory                                                                           751,418
       Employee advances                                                                    15,000
       Prepaid expenses                                                                     16,452
                                                                                      -------------
                   Total current assets                                                  1,002,762

 PROPERTY AND EQUIPMENT, net                                                                70,216

 OTHER ASSETS                                                                               12,631
                                                                                      -------------
                                                                                    $    1,085,609
                                                                                      =============

                           LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES:
       Accounts payable                                                             $      869,705
       Accrued expenses                                                                    539,510
       Equipment deposits                                                                  469,001
       Due to former shareholder                                                            40,000
       Due to officer                                                                       56,247
       Notes payable-current                                                                42,585
       Line of credit                                                                        8,812
                                                                                      -------------
                   Total current liabilities                                             2,025,860

 Notes payable - long term                                                                  57,748

 COMMITMENTS & CONTINGENCIES

 STOCKHOLDERS' DEFICIT
       Common stock, no par value; authorized shares 500,000,000;
       issued and outstanding 168,840,000 shares                                         1,947,875
       Accumulated deficit                                                              (2,945,874)
                                                                                      -------------
                   Total stockholders' deficit                                            (997,999)
                                                                                      -------------
                                                                                    $    1,085,609
                                                                                      =============

       The accompanying notes are an integral part of these financial statements


                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                            STATEMENTS OF OPERATIONS
    FOR THE THREE MONTH & NINE MONTH PERIODS ENDED SEPTEMBER 30,2004 AND 2003
                                   (UNAUDITED)

                                                                      THREE MONTHS                   NINE MONTHS

                                                                  2004            2003           2004           2003
                                                             --------------- ---------------  ------------   ------------

Net revenue                                                $        546,424         436,948 $   1,091,360 $      986,498

Cost of revenue                                                     290,794          85,080       483,975        281,347
                                                             --------------- ---------------  ------------   ------------
Gross profit                                                        255,630         351,868       607,385        705,151

Operating expenses                                                  439,266         352,395     1,217,789      1,078,381
                                                             --------------- ---------------  ------------   ------------
Loss from operations                                               (183,636)           (527)     (610,404)      (373,230)

Non-operating Income (expense):
        Other income                                                 15,559               -        21,249          2,698
        Interest income                                                   -             379         3,730            757
        Gain on legal settlement                                    157,305               -       157,305              -
        Interest expense                                            (15,384)        (10,050)      (56,645)       (42,596)
                                                             --------------- ---------------  ------------   ------------
                 Total non-operating income (expense)               157,480          (9,671)      125,639        (39,141)
                                                             --------------- ---------------  ------------   ------------
Loss before income tax                                              (26,156)        (10,197)     (484,765)      (412,371)

Provision for income taxes                                                -               -           800            800
                                                             --------------- ---------------  ------------   ------------
Net loss                                                   $        (26,156)$       (10,199)$    (485,565)$     (413,171)
                                                             =============== ===============  ============   ============

Basic and diluted weighted average shares outstanding           168,606,357     105,219,130   151,724,724    102,940,238
                                                             =============== ===============  ============   ============

Basic and diluted net loss per share                       $          (0.00)          (0.00)$       (0.00)$        (0.00)
                                                             =============== ===============  ============   ============

    The accompanying notes are an integral part of these financial statements


                                         IMAGING3, INC.
                               (FORMERLY, IMAGING SERVICES, INC.)
                                    STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
                                           (UNAUDITED)

                                                                                   2004            2003
                                                                              ---------------  --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                           $       (485,565)$      (413,171)
         Adjustments to reconcile net loss to net cash
         used in operating activities:
                  Depreciation and amortization                                        9,920           9,920
                  Gain on legal settlement                                          (157,305)              -
                  Issuance of stock for salaries                                      35,000
                  Amortization of deferred issuance cost                                   -          50,000
                  (Increase) / decrease in current assets:
                         Accounts receivable                                          32,403          82,205
                         Inventory                                                  (114,938)       (109,053)
                         Prepaid expenses                                              8,175          39,844
                         Employee Advances                                           (15,000)              -
                         Due from Officer                                                  -         (26,024)
                         Deposits                                                      4,987           2,737
                         Other receivables                                                 -           6,500
                  Increase / (decrease) in current liabilities:
                         Accounts payable                                           (148,524)        160,060
                         Accrued expenses                                             38,886           8,880
                         Equipment deposits                                         (128,881)         91,232
                                                                              ---------------  --------------
         Net cash used in operating activities                                      (920,842)        (96,870)
                                                                              ---------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
                  Due to officers                                                     92,112               -
                  Payments on notes and loans                                        (25,551)       (308,428)
                  Payment of line of credit                                           (5,635)       (316,743)
                  Proceeds from issuance of stock                                    999,480         126,000
                  Proceeds from shares to be issued                                        -          54,700
                  Proceeds from line of credit                                             -         257,482
                                                                              ---------------  --------------
         Net cash provided by (used in) financing activities                       1,060,406        (186,989)
                                                                              ---------------  --------------
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                                   139,564        (283,859)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                             8,874         320,781
                                                                              ---------------  --------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                                     $        148,438 $        36,922
                                                                              ===============  ==============

    The accompanying notes are an integral part of these financial statements

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.       ORGANIZATIONS AND DESCRIPTION OF BUSINESS

Imaging3, Inc. (formerly, Imaging Services, Inc.) (the "Company") is a California corporation, incorporated on October 29, 1993. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002.

The Company's primary business is production and sale of medical equipment, parts and services to hospitals, surgery centers, research labs, physician offices and veterinarians. Equipment sales include the new c-arms, c-arms tables remanufactured c-arms and used c-arm and surgical tables. Part sales comprise of new or renewed replacement parts for c-arms.

2.       BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on for the year ended December 31, 2004. The Company follows the same accounting policies in preparation of interim reports. Results of operations for the interim periods are not indicative of annual results.

Segment Reporting

During the periods ended September 30, 2004 and 2003, the Company only operated in one segment. Therefore, segment disclosure has not been presented.

Reclassifications

Certain comparative amounts have been reclassified to conform with the current year's presentation.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. The Company accrues for warranty costs, sales returns, and other allowances based on its experience. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

Using Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts. The carrying amounts related to cash equivalents, accounts receivable, other current assets and accounts payable approximate fair value due to the relatively short maturity of such instruments. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently available to the Company for similar debt instruments of comparable maturities.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the fair value method or
(ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123. Through September 30, 2004, the Company has not granted any option for its stock.

Recent Pronouncements

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In April of 2004, the EITF reached consensus on the guidance provided in EITF Issue No. 03-6, "Participating Securities and the Two-Class Method under SFAS No. 128 Earnings Per Share" ("EITF 03-6"). EITF 03-6 clarifies whether a security should be considered a "participating security" for purposes of computing earnings per share ("EPS") and how earnings should be allocated to a "participating security" when using the two-class method for computing basic EPS. The adoption of EITF 03-6 does not have a significant impact on the Company's financial position or results of operations.

In May of 2004, the FASB revised FASB Staff Position ("FSP") No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" and issued FSP No. 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" ("FSP No. 106-2"). FSP 106-2 provides accounting guidance to the employers who sponsor post retirement health care plans that provide prescription drug benefits; and the prescription drug benefit provided by the employer is "actuarially equivalent" to Medicare Part D and hence qualifies for the subsidy under the Medicare amendment act. The adoption of FSP 106-2 does not have a significant impact on the Company's financial position or results of operations.

SEC Staff Accounting Bulletin (SAB) No. 105, "APPLICATION OF ACCOUNTING PRINCIPLES TO LOAN COMMITMENTS," summarizes the views of the staff of the SEC regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. SAB No.105 provides that the fair value of recorded loan commitments that are accounted for as derivatives under SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," should not incorporate the expected future cash flows related to the associated servicing of the future loan. In addition, SAB No. 105 requires registrants to disclose their accounting policy for loan commitments. The provisions of SAB No. 105 must be applied to loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of this accounting standard does not have a material impact on the Company's financial statements.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

3.       ACCOUNTS RECEIVABLE

All accounts receivable are trade related. The reserve for uncollectible account is $1,375.

4.       DUE TO OFFICER

As of September 30, 2004, the Company had a balance of $56,247 due to an officer of the Company. This amount is interest free, due on demand and unsecured.

5.       DUE TO FORMER SHAREHOLDER

As a part of restructuring in 2001, the Company entered into a purchase agreement with the former shareholder to buyout all his interest and the ownership for $50,000. This amount is interest free, due on demand and unsecured. The outstanding balance as of September 30, 2004 and September 30, 2003 was $40,000.

6.       NOTES PAYABLE

Notes payable consisted of the following at September 30, 2004.

Note payable to bank, interest rate,
Prime +21/2, original note, $200,000
maturity date, 5/7/08, secured by
assets of the Company                                $      100,333
                                                     ===============

Note payable - current                               $       42,585
Note payable - Long Term                                     57,748
                                                     ---------------

          Total                                      $      100,333
                                                     ===============


Future annual principal payments on notes payable at September 30 are as follows:

              2005                            $         42,585
              2006                                      34,068
              2007                                      23,680
                                                 --------------

                                              $        100,333
                                                 ==============


7.       LINE OF CREDIT

The Company has a revolving line of credit of $500,000. The interest rate is 1.75% per each 30 day period and in addition prime rate plus 3% on the balance. The line is secured by the accounts receivable of the Company. The balance outstanding as of September 30, 2004 is $8,812.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


8.       COMMITMENTS

The Company has a facility lease agreement effective October 1, 2004 for 5 years with an option to extend for 60 month period.

Future minimum lease commitments, excluding property taxes and insurance, payable at September 30 are approximately as follows:

                      2005                         $      120,840
                      2006                                120,840
                      2007                                120,840
                      2008                                120,840
                      2009                                120,840
                                                   ---------------

                                                   $      604,200
                                                   ===============


Rent expenses for leased facility were $21,000 and $31,097 for the three month period ended September 30, 2004 and 2003, respectively.

9.       GAIN ON LEGAL SETTLEMENT

The Company entered into the settlement agreements with two parties for settlement of litigation for $235,000. The Company has recorded the difference between the accrued liability and the settlement, amounting $157,305 as a gain on legal settlement during the period ended September 30, 2004.

10.      STOCKHOLDERS' EQUITY

Common Stock:

During the three month period ended March 31, 2004, the Company issued 14,180,000 shares of common stock for $354,500 cash received.

During the three month period ended June 30, 2004, the Company issued 22,550,000 shares of common stock for $563,750 cash received.

During the three month period ended September 30, 2004, the Company issued 3,249,200 shares of common stock for $81,230 cash received.

During the three month period ended September 30, 2004, the Company issued 1,400,000 shares for salaries amounting to $ 35,000 (including 400,000 shares issued to officer of the Company for $ 10,000).

During the three month period ended September 30, 2004, the Company issued 560,000 shares for the purchase of office equipment valued at $ 14,000.

11.      SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

The Company paid income taxes of $800 and $0 during the periods ended September 30, 2004 and 2003 and interest of $15,765 and $33,106 during the periods ended September 30, 2004 and 2003, respectively.

During the three month period ended September 30, 2004, the Company issued 560,000 shares for the purchase of office equipment valued at $ 14,000.

12.      GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. In the periods ended September 30, 2004, the Company had incurred a loss of $485,565. The Company has a shareholders deficit of $2,945,874 on September 30, 2004. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended September 30, 2004, towards (i) obtaining additional equity financing; in that regard, the Company is in process of offering to sell shares in private placement to accredited investors (ii) controlling of salaries and general and administrative expenses (iii) management of accounts payable and
(iv) evaluation of its distribution and marketing methods.

13.      CONTINGENCIES AND LITIGATION EXPENSES

The Company filed a suit against its construction contractor, Tower Engineering for the cause of fire. In connection to this action, Tower engineering filed cross complaint against the Company, seeking payment of allegedly outstanding invoices for the same construction. The litigation is in the discovery phase, with no trial date scheduled. Other disputes have arisen in connection with this litigation, involving subcontractors and insurers.

In April 2002, the Company initiated litigation against a former employee and his subsequent employer for unfair business practice and related business torts in connection with that employee's post termination conduct. This action is pending in the Northwest District of Los Angeles Superior Court. The defendants responded with cross complaints against the Company for the breach of contract and conversion, which have been defended in conjunction with the Company's prosecution of the initial complaint. In January 2004, as a result of the court decision in both of these cases, the company was required to pay an amount of $26,443, which has been recorded as a liability in the financial statements for the year ending December 31, 2002.

The Company also has certain litigation and negotiations in progress resulting from activities arising from normal operations. These actions involve disputed

                                 IMAGING3, INC.
                       (FORMERLY, IMAGING SERVICES, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

amounts claimed in connection with purchase orders, invoices, and pending in several jurisdictions. The Company disputes the amounts claimed in these collection actions and defending each of these actions in the jurisdictions in which they were filed.

Veterinary Management Services, Inc. (plaintiff) vs. the Company in Arapahoe County District Court, Colorado: The plaintiff claimed that the Company entered in to contractual agreements for the provision of a unit represented by the Company to meet plaintiff's requirements. Pursuant to the agreement, the plaintiff paid a deposit of $5,000 and monthly payments on the unit in the amount of $51,664. Subsequently, the unit failed. On or about May 23, 2001, the plaintiff filed its complaint seeking damages resulting from the Company's breach of contract, fraud and misrepresentation in the inducement of the contract/lease and breach of warranty. On December 5, 2003, a court judgment was entered in the amount of $364,470 against the Company. The Company has accrued $364,470 as litigation expense in the financial statements for the year ended December 31, 2003.

The Company believes, based on its review and consultation with outside legal counsel, that the ultimate resolution of the outstanding litigations will not have a material adverse effect on the Company's financial position or results of operations.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation and Bylaws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.

         Legal Fees                                                    $35,000
         SEC Registration Fees                                         $455
         Accounting Fees *                                             $25,000
         Filing Fees *                                                 $2,000
         Printing & Engraving *
         share certificates and prospectuses                           $1,000
         Non-Accountable Expenses                                      $0


 (* Estimates Only)

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Within the last three (3) years, the following sales have been made of the Company's $.001 par value voting common stock. Consideration received is shown.


         A total of 164 shareholders purchased 70,440,000 shares for total cash consideration of $1,761,000. The offering and sales of the shares was made in reliance upon the exemptions contained in Sec. 4(6) of the Securities Act of 1933. These shares are subject to this registration. We have adjusted all of the share numbers for the two forward splits and the adjustment shares issued as discussed at p. 74 and 75 of the Prospectus and show in the chart below. The numbered paragraphs define various offerings, and after each purchaser's name, we have placed a number or numbers corresponding to the numbered paragraph describing the offering in which the purchaser purchased the shares listed.

Total of All Three Private Placements

             Capital               # of Shares           Effective Price/Share
             -------               -----------           ----------------------

First        $  100,625             4,025,000            $0.025
Second       $  295,700            11,828,000            $0.025
Third        $1,364,675            54,587,000            $0.025
             ----------            ----------            ------
             $1,761,000            70,440,000            $0.025

         We sold, shortly after the founding of the company, shares to 2 shareholders who paid $0.0156 per share for 6,400,000 shares for total cash consideration of $100,000. The offering and sales of the shares was made in reliance upon the exemptions contained in Sec. 4(6) of the Securities Act of 1933. These shares are not subject to registration and were sold more than three years ago.

         Placement #1. Through March 31, 2002, we sold 4,025,000 shares of common stock under a private offering. The Company recorded a net amount of $100,625 in the equity for sale of these shares. The Company terminated the offering in October 2003. We relied on the exemption from registration in
Section 4(6) of the Securities Act of 1933.

         Placement #2. We sold a total of 11,828,000 shares in a private placement between November 1, 2002 and October 20, 2003 at $.025 per share (after adjustment). We relied upon the exemption contained in Section 4(6) of the Securities Act of 1933.

         Placement #3. We sold a total of 14,607,800 shares in a private placement between October 20, 2003 and July 6, 2004 at $.025 per share to accredited investors pursuant to Section

4(6) of the Securities Act of 1933. Many of these purchasers were friends or family or associates of prior investors or management. A few persons had purchased in a previous offering.


         Some shareholders made multiple purchases over time and the purchase information is listed on the open lines that follow their names.

         All the purchases occurred within the last three (3) years.



                                            PRICE PER                                   DATE OF                    NUMBER OF
NAME & ADDRESS                              SHARE             CONSIDERATION             PURCHASE                   SHARES
-----------------------------------------------------------------------------------------------------------------------------


SHARES SUBJECT TO REGISTRATION

Abram Fuks
Los Angeles, CA 90049(3)                    $0.025            $5,000                    05/13/04                   200,000

Amy L. Frazer
Concord, CA 94521(3)                        $0.025            $6,000                    04/20/04                   240,000

Andrew D. Berk
1029 Park Ave.
South Pasadena, CA 91030(3)                 $0.025            $5,000                    02/11/04                   200,000

Andrew & Paula Heggie
5 View Street, Woolwich
Sydney NSW, AUS 2110(2)                     $0.025            $30,000                   07/31/03                   1,200,000

Arthur E. Altounian
13000 Hartsook Street
Sherman Oaks, CA 91423(3)                   $0.025            $5,000                    02/11/04                   200,000

Basil "Buzz" Wolfe
32205 Sage Road
Hemet, CA 92544(3)                          $0.025            $1,000                    05/27/04                   40,000

Boo Za Cho
16429 Westbrook Lane
Cerritos, CA 90703(1)                       $0.025            $43,125                   10/03/01                   1,725,000

Branko & Maria Barbic
6334 Riverton Ave.
North Hollywood, CA 91606 (2)               $0.025            $5,000                    08/05/03                   200,000

                                                       89




                                    (3)     $0.025            $12,500                   12/22/03                   500,000

Brett Cohen
220 S. Clark Drive
Beverly Hills, CA 90211(3)                  $0.025            $5,000                    12/18/03                   200,000

Brian & Caroline Battaglia
9271 Dewey Drive
Garden Grove, CA 92841              (2)     $0.025            $12,500                   06/23/03                   500,000
                                    (2)     $0.025            $12,500                   10/29/03                   500,000

Brian Tashjian
10224 Falun Dr.
Sun Valley, CA 91352(3)                     $0.025            $5,000                    05/17/04                   200,000

Brigid Niesel
1999 Fenton Street
Edgewater, CO 80214(3)                      $0.025            $5,000                    01/29/04                   200,000

Bruce Alden
939 E. Mountain Street
Glendale, CA 91207(3)                       $0.025            $5,000                    02/25/04                   200,000

Bruce H. Tashjian
2100 N. Rose Street
Burbank, CA 91505(3)                        $0.025            $5,000                    05/20/04                   200,000

Bryan G. Crane
3950 Via Dolce #502
Marina Del Rey, CA 90292(3)                 $0.025            $5,000                    02/25/04                   200,000

Carl G. & Audrey C. Johnson
502 Dahlia Drive
Brentwood, TN 37027(2)                      $0.025            $1,000                    08/04/03                   40,000

Carol R. Warfield
2404 S. 3rd Street
Effingham, IL 62401(3)                      $0.025            $5,150                    05/06/04                   206,000

Carolyn Andrews &
Richard Andrews
13918 Skysail St.
Corpus Christi, TX 78418(3)                 $0.025            $5,000                    06/08/04                   200,000

                                                       90




Carrie Sherring
1384 Joan Ct.
Concord, CA 94521(3)                        $0.025            $2,500                    05/11/04                   100,000

Charles R. Battaglia, M.D., Inc.
Pro. Sh. Tru
65 N. Madison Ave, Suite 405
Pasadena, CA 91101(3)                       $0.025            $25,000                   11/03/03                   1,000,000

Colin Everson
20485 Silver Horn Lane
Monument, CO 80132(3)                       $0.025            $12,500                   02/11/04                   500,000

Corporate Strategies, Inc.
5662 Calle Real #115
Santa Barbara, CA 93117(3)                  $0.025            $37,500                   04/27/04                   1,500,000
Purchased 2,000,000 shares                  $0.025            $50,000                   05/19/04                   2,000,000
sold 1,000,000 share to William             $0.025            $30,000                   05/28/04                   1,200,000
E. Beifuss, Jr. & Alice Beifuss

David & Kim Varner
6872 S. Forest Street
Centennial, CO 80122(3)                     $0.025            $5,000                    02/11/04                   200,000

Dane & Nancy Medley
7408 Windlawn Way
Parker, CO 80134           (2)              $0.025            $1,000                    07/30/03                   40,000
                           (2)              $0.025            $1,000                    09/02/03                   40,000
                           (3)              $0.025            $16,000                   01/26/04                   640,000

Daniel C. Tronson
1902 Via Justino
San Dimas, CA 91773(3)                      $0.025            $7,000                    07/02/04                   280,000

David Ashley Kraus &
Jane Michelle Kraus
9901 Maupin Road
Brentwood, TN 37027(2)                      $0.025                     $1,000           08/04/03                   40,000

David A Zimmermann
1211 Sunset Plaza Drive
Los Angeles, CA 90069(3)                    $0.025                     $2,500           05/12/04                   100,000


                                                       91




David D. Lee
33526 Drill Road
Agua Dulce, CA 91390(3)                     $0.025                     $5,000           04/14/04                   200,000

David S. Tronson
12473 Gladstone Ave #G
Sylmar, CA 91342(3)                         $0.025                     $5,000           07/02/04                   200,000

Deborah C. Cole Van der Touw
P.O. Box 875
Nolensville, TN 37135(2)                    $0.025                     $5,000           02/14/03                   200,000
                           (3)              $0.025                     $14,000          07/06/04                   560,000
                           (2)              $0.025                     $1,500           07/28/03                   60,000
                           (2)              $0.025                     $9,500           10/07/03                   380,000

Declaration of Trust of:
Charles E. Tronson & Mary Jane
Tronson
8536 Keokuk Ave.
Canoga Park, CA 91306(3)                    $0.025                     $5,000           07/02/04                   200,000

Delaware Charter Trust
FBO Charlene Testa
848 North Avon Street
Burbank, CA 91505(2)                        $0.025                     $25,000          08/11/03                   1,000,000

Denise G. Hoffman
15642 Greenstone Circle
Parker, CO 80134           (2)              $0.025                     $1,000           08/25/03                   40,000
                           (3)              $0.025                     $2,000           01/16/04                   80,000

Derek & Susan Johansen
2434 Ozone Court
Hermosa Beach, CA 90254(3)                  $0.025                     $5,000           02/17/04                   200,000

Derek Sanders
3010 W. Yorkshire Dr. Apt. 2147
Phoenix, AZ 85027(3)                        $0.025                     $5,500           02/13/04                   220,000

Dewitt C. Bishop Jr.
15455 Glenoaks Blvd. #424
Sylmar, CA 91342(3)                         $0.025                     $2,500           05/03/04                   100,000


                                                       92




Donald Staub
12613 E. 2100th Rd.
Marshall, IL 62441(3)                       $0.025                     $5,000           05/12/04                   200,000

Donna J. Altounian
6711 Forest Lawn Dr.
Los Angeles, CA 90068(3)                    $0.025                     $3,000           04/19/04                   120,000

E. Xavier & Maria R. Aguilera
16827 Halsey St.
Granada Hills, CA 91344(3)                  $0.025                     $10,000          12/12/03                   400,000

Eric R. Belusa
3088 Windmil Canyon Dr.
Clayton, CA 94517(3)                        $0.025                     $10,000          04/16/04                   400,000

Erwin and Natasa de Wolff
Beblerjevtrg 14, 1000
Ljubljana, Slovenia(3)                      $0.025                     $16,000          10/24/03                   640,000

Ester Lee and Edward Bouryng
1145 Bellview Rd.
McLean, VA 22102(3)                         $0.025                     $30,000          05/12/04                   1,200,000

Four Ts
801 S. Victory Blvd.
Burbank, CA 91502(3)                        $0.025                     $5,000           05/17/04                   200,000

Frank Donatelli
4224 W. Verdugo Ave.
Burbank, CA 91505(3)                        $0.025                     $5,000           01/23/04                   200,000

Fu Xin Lei
2655 Thorpe Ave.
Los Angeles, CA 90065(3)                    $0.025                     $2,500           01/23/04                   100,000

Garabed Djiguerian
3402 Conata St.
Duarte, CA 91010(3)                         $0.025                     $2,500           12/11/03                   100,000

Gary A. Friedman
17014 Cantlay St.
Van Nuys, CA 91406(3)                       $0.025                     $5,000           04/02/04                   200,000

                                                       93




Gary D. & S. Denise Imhoff
38918 FM 2979
Hempstead, TX 77445(2)                      $0.025                     $1,000           08/04/03                   40,000

Gary G. Warren &
Nancy A. Warren TTEE
27744 N. Ron Ridge Dr.
Saugus, CA 91350(3)                         $0.025                     $5,000           02/19/04                   200,000

Gary Stephenson
7504 Trask Ave.
Playa del Rey, CA 90293             (3)     $0.025                     $5,000           01/28/04                   200,000
                                    (3)     $0.025                     $5,000           05/06/04                   200,000

Gene Ranney
15455 Glenoaks Blvd. #191
Sylmar, CA 91342(3)                         $0.025                     $2,500           04/30/04                   100,000

Gerald B. Wilcox
105 Calle Ventoso W.
Santa Fe, NM 87506         (3)              $0.025                     $10,000          12/30/03                   400,000
                           (3)              $0.025                     $5,000           02/27/04                   200,000
                           (3)              $0.025                     $4,000           07/06/04                   160,000

Gerald E. Hazen
12612 SE 221st Pl.
Kent, WA 98031(3)                           $0.025                     $6,500           02/17/04                   260,000

Glenn & Susan Martin
5819 Oakdale Ave.
Woodland Hills, CA 91367(3)                 $0.025                     $5,000           02/26/04                   200,000

Glenn Ratzlaff
5246 St. George Rd.
Westminster, CA 92683(3)                    $0.025                     $7,500           02/18/04                   300,000

Greg Hampson and Carol Hampson
1416 Nadeau Dr.
Los Angeles, CA 90019(3)                    $0.025                     $5,000           01/16/04                   200,000
                           (3)              $0.025                     $5,000           01/28/04                   200,000
                           (3)              $0.025                     $5,000           04/30/04                   200,000

Gregory Tashjian

                                                       94




6229 Klump Ave.
North Hollywood, CA 91606(3)                $0.025                     $5,000           05/17/04                   200,000

Grigor & Leana Mkrtchyan
708 S. Sunset Cyn Dr.
Burbank, CA 91501          (3)              $0.025                     $10,000          12/19/03                   400,000
                           (3)              $0.025                     $40,000          12/30/03                   1,600,000

Gregory R. Kuhn &
Debra J. Kuhn as TTE of
Kuhn's Revocable Trust
6046 Penfield Ave.
Woodland Hills, CA 91367(3)                 $0.025                     $5,000           02/19/04                   200,000

Harinder S. Dhillon
94 Sommer Ln.
Goleta, CA 93117(3)                         $0.025                     $5,000           02/11/04                   200,000

Hector Monterosso
4012 Cobble Ct.
Palmdale, CA 93551(3)                       $0.025                     $10,000          12/12/03                   400,000

Holly A. Killion
36 Glacier Pl.
Livermore, CA 94551(3)                      $0.025                     $5,000           05/12/04                   200,000

Ike Balian
1533 N. Kingsley Dr.
Los Angeles, CA 90027(3)                    $0.025                     $10,000          12/12/03                   400,000

James H. Dupont
7660 S. Derby Court
Tucson, AZ 85746(3)                         $0.025                     $5,000           04/19/04                   200,000

James Kirk Kahla
697 Cento Court
Twin Falls, ID 83301(3)                     $0.025                     $10,000          02/18/04                   400,000

James L. Bartlett III
5662 Calle Real #115
Santa Barbara, CA 93117(3)                  $0.025                     $25,230          07/06/04                   1,009,200

James L. & Doris M. Innes

                                                       95




4667 Bluff Drive
South Brunswick, NC 28470(3)                $0.025                     $12,500          02/24/04                   500,000

James Lee
14002 Avenida Espana
La Mirada, CA 90638(1)                      $0.025                     $57,500          02/06/02                   2,300,000

James P. LaWare/Kimberly E. Conlin
1408 Larkwood
Austin, TX 78723(3)                         $0.025                     $1,000           05/24/04                   40,000

Jason Kabalin
1525 Trawler St.
Discovery Bay, CA 94514             (3)     $0.025                     $5,000           04/19/04                   200,000
                                    (3)     $0.025                     $4,000           05/07/04                   160,000

Jeannie M. Melancon
25738 SE 41st St.
Issaquah, WA 98029(3)                       $0.025                     $5,000           05/11/04                   200,000

Jeffery K. Lee
2030 S. Saber Rd.
Casper, WY 82604(3)                         $0.025                     $10,000          02/17/04                   400,000

John C. Gunderson
8650 Gulana Ave., #C-1068
Playa Del Rey, CA 90293(3)                  $0.025                     $5,000           05/10/04                   200,000

John Pulliam
307 Freitas Ct.
Danville, CA 94526(3)                       $0.025                     $7,500           05/11/04                   300,000

John Tronson
5112 Quakertown Ave.
Woodland Hills, CA 91364(3)                 $0.025                     $5,000           06/29/04                   200,000

Jonathan E. Boatwright
1416 Clairmonte Cr.
Franklin, TN 37064(2)                       $0.025                     $1,000           08/04/03                   40,000

Jonathan Lei
278 Ellwood Beach Dr., #20
Goleta, CA 93117 (3)                        $0.025                     $10,000          01/28/04                   400,000

                                                       96




Josh & Michelle Holm
3439 Grasswood Dr.
El Sobrante, CA 94803(3)                    $0.025                     $1,000           05/14/04                   40,000

Julie Anne O'Rear
469 Deseo Ave.
Camarillo, CA 93010(3)                      $0.025                     $100,000         10/23/03                   4,000,000

Kari Negri
10160 Toluca Lake
Toluca Lake, CA 91602 (3)                   $0.025                     $5,000           01/23/04                   200,000

Karl Adler
20828 Shine Dr.
Saugus, CA 91350 (3)                        $0.025                     $5,000           05/17/04                   200,000

Kathryn Janes & Wendy L. Whitaker
P.O. Box 470,
23 Woodland Ave.
Kingston, OH 45644 (3)                      $0.025                     $2,500           06/24/04                   100,000

Kevin O. & Brenda B. Schroeder
6852 Jardines Drive
Huntington Beach, CA 92647(3)               $0.025                     $5,000           03/16/04                   200,000

Kevin W. Murphy
515 San Fernando St.
San Diego, CA 92106(3)                      $0.025                     $5,000           06/10/04                   200,000

Kimberly A. Cochran
20161 Canyon View Dr.
Canyon Country, CA 91351(3)                 $0.025                     $5,000           01/23/04                   200,000

Kristin M. Valenzuela
8536 Keokuk Ave.
Winnetka, CA 91306(3)                       $0.025                     $5,000           07/02/04                   200,000

Larry Cogan
18854 Hatteras St.
Unit 14, Tarzana, CA 91356(3)               $0.025                     $5,000           04/14/04                   200,000

Lauren & Nicholas Doko
30 Stratford

                                                       97




Irvine, CA 92620 (3)                        $0.025                     $10,000          05/11/04                   400,000

Lawrence J. Brenner
1719 Ocean Front St., Apt. C
San Diego, CA 92107(3)                      $0.025                     $5,000           05/12/04                   200,000

Leonard A. Feigenbaum, M.D.
3900 Westfall Dr.
Encino, CA 91436(3)                         $0.025                     $5,000           10/29/03                   200,000
                                            $0.025                     $15,000          01/07/04                   600,000

Leonard J. &
Lolita B. Altmayer TTEES
1241 Oakglen Ave.
Arcadia, CA 91006(3)                        $0.025                     $5,000           02/25/04                   200,000

Lindsay Harding
224 Ilene Dr.
Pleasant Hill, CA 94523 (3)                 $0.025                     $5,000           05/12/04                   200,000

Lisa Cheek
1144 17th Street #11
Santa Monica, CA 90403(3)                   $0.025                     $5,000           03/16/04                   200,000

Luke Clauson
1235 Mills Street
Menlo Park, CA 94025(3)                     $0.025                     $7,500           06/16/04                   300,000

Marco Daniel Santos
933 North Naomi Street
Burbank, CA 91505          (2)              $0.025                     $5,000           08/06/03                   200,000
                           (3)              $0.025                     $5,000           12/19/03                   200,000

Margaret A. Giardini
15 Ranch Trail Ct.
Orchard Park, NY 14127 (3)                  $0.025                     $5,000           03/03/04                   200,000

Margreet Korpershoek
Recompensapark 28
Willemstad, Curacao        (2)              $0.025                     $5,000           09/23/03                   200,000
                           (2)              $0.025                     $5,000           10/16/03                   200,000

Mario Barbic

                                                       98




6334 Riverton Ave.
North Hollywood, CA 91606 (2)               $0.025                     $7,500           08/05/03                   300,000
                                    (3)     $0.025                     $5,000           12/18/03                   200,000

Mark Contestabile
3389 Somerset Trace
Marietta, GA 30067(3)                       $0.025                     $5,000           07/06/04                   200,000

Mark Evanoff
27363 Landon Place
Valencia, CA 91354(3)                       $0.025                     $5,000           01/28/04                   200,000

Mark V. Dziak
427 Canyon Vista Dr.
Los Angeles, CA 90065               (3)     $0.025                     $5,000           02/25/04                   200,000
                                    (3)     $0.025                     $5,000           05/27/04                   200,000

Mary E. Falso
4044 N. 151st Dr.
Goodyear, AZ 85338 (3)                      $0.025                     $5,000           04/16/04                   200,000

Matt Logan
3250 Parkvista Dr.
La Crescenta, CA 91214(3)                   $0.025                     $5,000           04/07/04                   200,000

Max E. Rodriguez &
Elizabeth Rodriguez
4156 Ocean Dr.
Oxnard, CA 93035(3)                         $0.025                     $5,000           04/20/04                   200,000

Michael W. Nessen
2450 Bywood Drive
Glendale, CA 91206(3)                       $0.025                     $5,000           02/19/04                   200,000

Mitchell B. Cohen
11342 Weatherby Road
Rossmoor, CA 90720(3)                       $0.025                     $5,000           01/12/04                   200,000

Michele L. Cotta
6723 Corte Santa Maria
Pleasanton, CA 94566(3)                     $0.025                     $1,000           04/27/04                   40,000

Mohammadali Vaghar

                                                       99




925 Alexandra Court
Oak Park, CA 91377(3)                       $0.025                     $5,000           06/29/04                   200,000

Natalie Barizian
8611 Marklein Avenue
North Hills, CA 91343(3)                    $0.025                     $5,000           7/6/04                     200,000

Null Family Living Trust
1776 Roxbury Drive
Concord, CA 94519(3)                        $0.025                     $3,000           05/12/04                   120,000

Orebar Unit Trust
401 Church Road
Taigum, QLD(3)                              $0.025                     $30,000          04/07/04                   1,200,000

Origin Industries Superannuation
Fund
5 View Street, Woolwich
Sydney NSW, AUS(3)                          $0.025                     $15,000          11/10/03                   600,000

Patrick Coggins
5043 Roundup Rd.
Norco, CA 92860(3)                          $0.025                     $10,000          07/02/04                   400,000

Paul R. Reeb III
2431 Willow Street
San Diego, CA 92106(3)                      $0.025                     $15,000          11/11/03                   600,000
                           (3)              $0.025                     $15,195          12/16/03                   607,800

Paul Skach
3233 Osage Street, #1D
Denver, CO 80211(3)                         $0.025                     $5,000           01/29/04                   200,000

Paul Hoen
235 S. Ardmore Avenue
Los Angeles, CA 90004               (3)     $0.025                     $5,000           01/16/04                   200,000
                                    (3)     $0.025                     $10,000          05/04/04                   400,000

Paul W. Ronan
4998 Olive Drive
Concord, CA 94521(3)                        $0.025                     $2,500           05/28/04                   100,000

Peter Chakos

                                                       100




16140 Moorpark Street
Encino, CA 91436(3)                         $0.025                     $5,000           04/02/04                   200,000

Phillip A. Conlin & Alice M. Conlin
108 E. Hawthorne
Effingham, IL 62401(3)                      $0.025                     $2,500           05/12/04                   100,000

Private Life, LLC
588 43rd Avenue
San Francisco, CA 94121(3)                  $0.025                     $20,000          04/30/04                   800,000

Rayann Congrove &
Rebecca E-M Williams
492 Northwoods Dr
Chillicothe, OH 45601(3)                    $0.025                     $30,000          06/24/04                   1,200,000

R. Contestabile
4 Shire
Coto De Caza, CA 92679(3)                   $0.025                     $10,000          07/02/04                   400,000

R.M. Verhoff
Scherpenberg 8a, 7381 AH
Klarenbeek, NL             (2)              $0.025                     $5,700           08/05/03                   228,000
                           (3)              $0.025                     $5,000           10/20/03                   200,000
                           (3)              $0.025                     $1,500           11/25/03                   60,000
                           (3)              $0.025                     $5,000           11/26/03                   200,000

Richard & Anne Madden
4255 Madison Avenue
Culver City, CA 90232(3)                    $0.025                     $5,000           03/15/04                   200,000

Richard P. Chao & Grace A. Chao
2127 Rimcrest Drive
Glendale, CA 91207(2)                       $0.025                     $5,000           10/01/03                   200,000

Richard J. Klug
27415 146 Avenue SE
Kent, WA 98042(3)                           $0.025                     $8,000           02/17/04                   320,000

Richard P. Innes
1301 Saxony Lake Drive
Anitoch, TN 37013(3)                        $0.025                     $10,000          01/14/04                   400,000


                                                       101




Richard Pavese
6008 East Sage Drive
Scottsdale, AZ 85253 (2)                    $0.025                     $25,000          12/19/02                   1,000,000

Richard Peters
1521 Via Arco(3)
Palos Verdes Estates, CA 90274              $0.025                     $7,000           01/05/04                   280,000

Richard W. Mobley
2740 SW 342nd Street
Federal Way, WA 98023(3)                    $0.025                     $10,000          12/29/03                   400,000

Robert Cavalleri
6441 N. Tierra de las Catalinas
Tucson, AZ 85718(3)                         $0.025                     $5,000           04/16/04                   200,000

Robert D. Bledsoe
221 Cedar Grove Drive
Byhalia, MS 38611(2)                        $0.025                     $2,000           09/19/03                   80,000

Robert D. King
3029 Denice Way
Cottonwood, CA 96022(3)                     $0.025                     $10,000          02/27/04                   400,000

Roger & Kim Marshall(3)                     $0.025                     $5,000           04/23/04                   200,000
932 Vanguard Street
Lakeway, TX 78734

Ronald Belusa(3)                            $0.025                     $5,000           04/19/04                   200,000
210 Omira Drive
San Jose, CA 95123

Ross Anderson
445 Strathmore Lane, Apt. #115
Lafayette, CO 80026(3)                      $0.025                     $5,000           02/27/04                   200,000

Sam & Nancy Spear
4128 Mentone Avenue
Culver City, CA 90232(3)                    $0.025                     $5,000           01/02/04                   200,000

Sandra L. Workman
and Mark D. Workman
328 Baronswood Drive

                                                       102




Nolensville, TN 37135(2)                    $0.025                     $5,000           10/07/03                   200,000

Scott Piwonka-Totten
6624 Allott Avenue
Valley Glen, CA 91401(3)                    $0.025                     $5,000           04/09/04                   200,000

Scott Steele
180 Putter Drive
Brentwood, CA 94513(3)                      $0.025                     $10,000          04/19/04                   400,000

Sean J. Ronan
2342 Charlotte Avenue
Concord, CA 94518(3)                        $0.025                     $1,100           05/28/04                   44,000

Serenity Now Investment Club
1322 S. Idalia Street
Aurora, CO 80017(3)                         $0.025                     $5,000           02/02/04                   200,000

Sharokina Arsenus
1342 N. Brighton
Burbank, CA 91506(3)                        $0.025                     $10,000          03/03/04                   400,000

SINEX Inc.
4361 Noeline Avenue
Encino, CA 91436(3)                         $0.025                     $15,000          05/14/04                   600,000

Steve Shakespeare
13233 Fiji Way, Unit H
Marina Del Rey, CA 90292(3)                 $0.025                     $5,000           05/10/04                   200,000

Steve Timmerman
1551 Berkeley Street, Apt. F
Santa Monica, CA 90404(3)                   $0.025                     $5,000           02/18/04                   200,000

Steven R. Nessen
1310 Bruce Avenue
Glendale, CA 91202(3)                       $0.025                     $5,000           02/23/04                   200,000

Steven Van der Touw
Rusanova 2a, 1000
Zagreb, Croatia(2)                          $0.025                     $1,000           08/05/03                   40,000

Sunshine Anesthesia

                                                       103




Pension-Profit Trust
39510 Paseo Padre Parkway #350,
Fremont, CA 94538(2)                        $0.025                     $50,000          02/07/03                   2,000,000

Terri R. Hartman
822 El Monte Street
Twin Falls, ID 83301(3)                     $0.025                     $5,000           02/23/04                   200,000

The Corporate Advocate
9045 Haven Avenue, Suite #109
Rancho Cucamonga, CA 91730(3)               $0.025                     $2,000           01/13/04                   80,000

Thomas Edward Blackburn
13133 Dewey Street
Los Angeles, CA 90066(3)                    $0.025                     $5,000           04/02/04                   200,000

Thor Eric Lee
264 Larcom Street
Thousand Oaks, CA 91360(3)                  $0.025                     $5,000           07,02/04                   200,000

Timothy F Garritty
725 9th Street
Hermosa Beach, CA 90254(3)                  $0.025                     $2,500           05/12/04                   100,000

Timothy Kaiser
1935 Midwick Drive
Altadena, CA 91001         (3)              $0.025                     $5,000           04/14/04                   200,000
                           (3)              $0.025                     $10,000          02/11/04                   400,000

Travis & Paula Dyhrkopp
14916 E. Mountain View Ct.
Scottsdale, AZ 85268(3)                     $0.025                     $5,000           02/09/04                   200,000

Trust of Frances Bush-Ruggeri
215 N. Buena Vista Street
Burbank, CA 91507(2)                        $0.025                     $5,000           08/06/03                   200,000

TSB Energy LLC 1345 Greenwood Ave.
Wilmette, IL 60091(3)                       $0.025                     $25,000          06/25                      1,000,000

Vernon Christopher Steele
5504 Marlin Court

                                                       104




Discovery Bay, CA 94515(3)                  $0.025                     $5,000           04/19/04                   200,000

Victoria Keller
2471 Trevino Way
Fairfield, CA 94534(3)                      $0.025                     $5,000           04/20/04                   200,000

W. Clauson & M. Schuchard
Trustee's for Clauson Family
Trust...4.23.93
39510 Paseo Padre Parkway, #350
Fremont, CA 94538                           $0.025                     $20,000          02/07/03                   800,000
                                    (3)     $0.025                     $10,000          06/16/04                   400,000

Wendy Sue Jacobsen
26731 Schrey Place
Santa Clarita, CA 91351(3)                  $0.025                     $5,000           03/03/04                   200,000

Wilfried A.E. Pieters
Heestenweg 35G, B-222
Itegem, Belgium(2)                          $0.025                     $50,000          10/14/03                   2,000,000

William H. Ayres, Jr.
12772 Winter Street
Moorpark, CA 93021(3)                       $0.025                     $10,000          11/07/03                   400,000
Purchased in a private sale
from Corporate Strategies

Total Shares Sold in Last 3
Years - Subject of Registration Statement                              $1,761,000                                  70,440,000


SHARES NOT SUBJECT TO REGISTRATION

Corporate Strategies, Inc.
5562 Calle Real, #115
Santa Barbara, CA 93117                     $0.0156                    $50,000          06/30/02                   3,200,000

William E. Beifuss Jr.
& Alice Beifuss
9308 NE South Drive
Bainbridge Island, WA 98110                 $0.0156                    $50,000          06/30/02                   3,200,000

Total Shares Sold in the Last 3 Years

                                                       105




- Not subject of Registration Statement                                $100,000                                    6,400,000


ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.

3.1 Articles of Incorporation

3.2 Articles of Amendment

3.3 Bylaws

3.4 Certificate of Amendment

3.5 Certificate of Amendment

3.6 Certificate of Amendment

3.7 Certificate of Amendment

5.1 Opinion of Richard D. Farkas

10.1 Patent #6,754,297

10.2 Consulting Agreement

10.3 Assignment


23.1 Consent of Richard D. Farkas, Dated February 3, 2005

23.2 Consent of Auditor, Dated February 3, 2005


ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Burbank on February 8, 2005.


                                             IMAGING3, INC.



                                             By: /s/ Dean Janes
                                                 -------------------------------
                                                 Dean Janes, CEO



                                             Directors:


                                             /s/ Christopher Sohn
                                             -----------------------------------
                                             Christopher Sohn


                                             /s/ Xavier Aguilera
                                             -----------------------------------
                                             Xavier Aguilera